UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                  FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                ------------------------------------------------
                 (Name of small business issuer in its charter)

NEVADA                                7372                            88-0398103
------                                ----                            ----------
State or jurisdiction           (Primary Standard               (I.R.S. Employer
of incorporation or                Industrial               Identification  No.)
organization                Classification Code Number)

                    4199 LOUGHEED HIGHWAY, SUITE 200 AND 201,
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3Y6
                                 (604) 320-7227
           (Address and telephone number of principal executive offices)

                    4199 LOUGHEED HIGHWAY, SUITE 200 AND 201,
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3Y6
                                 (604) 320-7227
(Address of principal place of business or intended principal place of business)

                        ROBERT HELLER, PRESIDENT AND CEO
                MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                    4199 LOUGHEED HIGHWAY, SUITE 200 AND 201,
                    BURNABY BRITISH COLUMBIA, CANADA V5C 3Y6
                                 (604) 320-7227
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Virgil Z. Hlus, Esq.
                    Clark, Wilson, Barristers and Solicitors
                       Suite 800 - 885 West Georgia Street
                   Vancouver, British Columbia, Canada V6C 3H1
                             Telephone: 604-687-5700

Approximate  date  of proposed sale to the public   As soon as practicable after
the  registration  statement  becomes  effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                       CALCULATION OF REGISTRATION FEE

Title of each                                Proposed maximum     Proposed maximum
class of securities        Amount to be       offering price      aggregate offering       Amount of
to be registered(1)         registered          per share              price          registration fee
----------------------  ------------------  ------------------  -------------------  ------------------



Common Stock to be                500,000   $        0.969(2)   $           484,500  $        127.91(2)
offered by Selling
Stockholders . . . . .            300,000   $        0.782(2)   $           234,600  $         59.00(5)
                        ------------------  ------------------  -------------------  ------------------
Common Stock to be
offered for resale by
Selling Stockholders
upon Conversion of            2,575,000(3)  $         0.969(2)  $         2,495,175  $        658.73(2)
Series A Convertible
Notes. . . . . . . . .        7,925,000(3)  $         0.782(5)  $         6,197,350  $      1,549.00(5)
                        ------------------  ------------------  -------------------  ------------------
Common Stock for
resale by holders of
Warrants assuming
the exercise of such
Warrants . . . . . . .     1,520,000(3)(4)  $         0.969(2)  $         1,472,880  $        388.84(2)
                        ------------------  ------------------  -------------------  ------------------
Total Registration                                                                   $      1,175.48  +
Fee. . . . . . . . . .                                                               $      1,608.00(6)
----------------------                                                               ------------------


(1)     In the event of a stock split, stock dividend, or other transaction involving our common stock, the  number  of  shares  registered  shall automatically be increased to cover the additional shares in accordance  with  Rule  416(a)  under  the  Securities  Act  of  1933,  as  amended ("Securities Act").
Additional shares issuable to holders of the Series A Convertible Notes beyond the 10,500,000 shares of common stock registered on this registration statement as a consequence of declines in the market price for the common stock will not be covered by this registration statement.

(2)     Fee  calculated  in  accordance with Rule 457(c) of the Securities Act.  Estimated for the sole purpose  of  calculating  the registration fee and based upon the average quotation of the high and low price per  share  of  the  Company's  common stock on October 31, 2000, as reported on the OTC Bulletin
Board.


(3)     Represents  common  stock that may be issued upon the conversion of Series A 10% Senior Secured
Convertible  Notes.  Each  Convertible  Note  is  convertible  into  shares  of common stock at a fixed conversion  price  of $1.60, subject to adjustment, or the price which is 95% of the average of the two lowest  intra-day  trading  prices of our common stock for the 30 day period ending on the trading date immediately  proceeding  the  conversion  date.  We agreed to register a minimum of 4,095,000 shares of common  stock  that  may  be  issued  on  conversion  of  the  Notes  and  exercise  of  the  warrants.
We  have  estimated  that  up  to 10,500,000 shares of common stock (at a conversion price of $0.20 per share)  will  be  issued  upon  conversion  of the  Notes.  See "Description of Securities" for further details  on  the  terms  of  the  notes  and  warrants.

(4)     Represents  common  stock  that  may  be issued upon the exercise of outstanding warrants.  The exercise  price  is  $1.75  per  share,  subject  to  adjustment.

(5)     Fee  calculated in accordance with Rule 457(c) of the Securities Act.  Estimated for  the  sole purpose  of  calculating the registration fee of the additional shares (in addition to the registration fee  initially  calculated October 31, 2000)  and  based upon the average quotation of the high and low price per share of the Company's  common  stock  on  February  6, 2001, as reported on the OTC Bulletin
Board.

(6)     Represents  the  additional  registration  fees  in  connection  with increasing  the number of shares  registered  from  4,595,000  to 12,820,000.




The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.


PROSPECTUS                                             SUBJECT  TO  COMPLETION
                                                       ----------------,  2001

                MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                                  COMMON STOCK

     This prospectus relates to the resale by certain selling stockholders of Merlin Software Technologies International, Inc. of up to 12,820,000 shares of common stock in connection with the resale of:

- up to 10,500,000 shares of common stock held by the selling stockholders upon the conversion of certain outstanding Series A 10% Senior Secured Convertible Notes;

- up to 1,520,000 shares of common stock held by the selling stockholders assuming the exercise of certain outstanding Series A Warrants issued in connection with the Series A 10% Senior Secured Convertible Notes; and

-     800,000 shares of common stock currently held by the selling stockholders.

     The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding and will receive proceeds upon the exercise of any Series A Warrants that may be exercised by the selling stockholders. We will pay for expenses of this offering.

     Our common stock is quoted on the "OTC Bulletin Board" under the symbol "MLSW." On February 1, 2001, the bid quotation for one share of common stock was $0.81. We do not have any securities that are currently traded on any other exchange or quotation system.

     OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____________________, 2001.

     Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

     The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY

OUR  BUSINESS                                                                  5

SUMMARY  OF  RISK  FACTORS                                                     6

THE  OFFERING                                                                  6

SUMMARY  FINANCIAL  DATA                                                       6

RISK  FACTORS                                                                  7

THE  OFFERING                                                                 13

USE  OF  PROCEEDS                                                             14

PRICE  RANGE  OF  COMMON  STOCK                                               14

DIVIDEND  POLICY                                                              15

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN  OF  OPERATION                    15

BUSINESS                                                                      23

PROPERTY                                                                      37

MANAGEMENT                                                                    37

EXECUTIVE  COMPENSATION                                                       40

OPTIONS  GRANTED  IN  THE  CURRENT  YEAR                                      42

VALUE  OF  THE  OPTIONS  GRANTED  IN  THE  CURRENT  YEAR                      43

DISCLOSURE  OF  SEC  POSITION  OF  INDEMNIFICATION  FOR
     SECURITIES  ACT  LIABILITIES                                             44

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT         44

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            46

PLAN  OF  DISTRIBUTION                                                        47

SELLING  STOCKHOLDERS                                                         48

SERIES A 10% SENIOR SECURED CONVERTIBLE NOTES AND SERIES A WARRANTS           52

DESCRIPTION  OF  CAPITAL  STOCK                                               59

LEGAL  PROCEEDINGS                                                            60

LEGAL  MATTERS                                                                60

CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON
     ACCOUNTING  AND  FINANCIAL  DISCLOSURE                                   60

EXPERTS                                                                       61

WHERE  YOU  CAN  FIND  MORE  INFORMATION                                      61

FINANCIAL  STATEMENTS  AND  SCHEDULES                                         61

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

     As used in this prospectus, the terms "we", "us", "our", and "Merlin" mean Merlin Software Technologies International, Inc. and its subsidiary, unless otherwise indicated.

     All  dollar  amounts  refer  to  US  dollars  unless  otherwise  indicated.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into it.

                                  Our Business

     Merlin is a developer and producer of utility software programs for personal computers with a Linux or Unix operating system. Currently, Merlin has two software programs: a computer backup and restore program called PerfectBACKUP+ and a multi-line fax program called Communicado Fax. The backup and restore program is a utility software program that allows a computer user to create a backup copy of the electronic computer files stored in a computer and to use this backup copy to recover these files should the user accidentally delete such files, wish to recover an earlier version of such files or if the user's computer crashes and some or all of such files are lost. The multi-line fax program allows a computer user to perform a number of facsimile type functions using a modem on a personal computer, including receiving and printing documents sent by facsimile from another location and creating and sending new documents by facsimile. Both of these products are marketed to both small and medium-sized businesses and are or will be distributed by way of bundling agreements with original equipment manufacturers, reseller and distributor agreements with independent resellers and distributors, and by ordering and downloading either of the programs from our website. Version 7.0 of PerfectBACKUP+ has been released and is available for sale on our website and through our distributors and resellers. New versions of PerfectBACKUP+ which incorporate new features and enhancements will be periodically released. Version 4.0 of Communicado Fax, our multi-line fax program was released on January 15, 2001.

     Merlin is a Nevada corporation with its business offices located at Suites 200 and 201, 4199 Lougheed Highway, Burnaby, British Columbia V5G 3Y6. Its telephone number is (604) 320-7227. Merlin carries on business through its wholly-owned subsidiary, Merlin Software Technologies Inc., a Nevada corporation which maintains its business office at the same location. We were formed in Nevada on August 30, 1995 under the name Austin Land & Development Inc. We were inactive until we acquired all of the issued and outstanding shares, options and warrants of Merlin Software Technologies Inc., also a Nevada corporation formed on June 25, 1999. The acquisition was completed on April 26, 2000 by a share exchange reorganization whereby we acquired shares, options and warrants of

Merlin Software Technologies Inc. in exchange for issuing an equal number of our shares, options and warrants. The stockholders of Merlin Software Technologies Inc. controlled approximately 64% of Merlin immediately after the share exchange and accordingly, the acquisition has been treated like a reverse acquisition. Financial information contained in this prospectus is presented as a continuation of Merlin Software Technologies Inc.

                             Summary of Risk Factors

     An investment in Merlin's common stock involves a number of risks which should be carefully considered and evaluated. These risks would include:

- the fact that Merlin has suffered recurring losses from operations and has no established source of income and that these circumstances raise substantial doubt about Merlin's ability to continue as a going concern as described in an explanatory paragraph to our independent accountant's opinion issued in connection with our financial statements for the period ended December 31, 1999;

- the fact that Merlin is a development stage company, has generated only minimal operating revenues, that future operating revenues will be dependent on the sale of its two software programs, and to date operating revenues have not been sufficient to cover expenses;

- the fact that Merlin is involved in developing new software programs for the Linux and Unix operating systems which software programs may not be commercially accepted and successful; and

- the fact that Merlin may not be able to develop or expand the markets for its software.

     For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 8 of this prospectus.

                                  The Offering



     Merlin has a total of 12,986,928 shares of common stock outstanding as of February 1, 2001.

     The selling stockholders are registering for resale up to 12,820,000 shares of Merlin's common stock including:

- up to 10,500,000 shares of common stock held by the selling stockholders upon the conversion of certain outstanding Series A 10% Senior Secured Convertible Notes;

- up to 1,520,000 shares of common stock held by the selling stockholders assuming the exercise of certain outstanding Series A Warrants issued in connection with the Series A 10% Senior Secured Convertible Notes; and

-     800,000 shares of common stock currently held by the selling stockholders.

     We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders. Any proceeds we receive from the exercise of the Series A Warrants will be used for further development of both of our current software programs, implementation of a planned sales and marketing program and/or for other general corporate purposes. See the section entitled "Management's Plan of Operation" for further details.

                             Summary Financial Data

     The summarized consolidated financial data presented below is derived from and should be read in conjunction with the financial statements, including the notes to those financial statements which are included elsewhere in this
prospectus  along  with  the  section  entitled   Management  Discussion and

Analysis  and  Plan of Operation"  beginning  on page 15 of this prospectus.
As a result of our acquisition of our subsidiary on April 26, 2000 via a reverse acquisition, our financial statements are presented as a continuation of our subsidiary's operations. Accordingly, financial information relating to periods prior to the acquisition is that of our subsidiary.


                                                                      FOR THE PERIOD FROM
                                                                            JUNE 25, 1999
                                                NINE MONTHS ENDED      (INCORPORATION) TO
                                                SEPTEMBER 30, 2000      DECEMBER 31, 1999
                                               ---------------------  --------------------

Revenue . . . . . . . . . . . . . . . . . . .  $             21,301   $                 0
                                               ---------------------  --------------------
Net Loss for the Period . . . . . . . . . . .  $         (3,050,623)  $          (616,628)
                                               ---------------------  --------------------
Loss Per Share - basic and diluted. . . . . .  $              (0.29)  $             (0.09)
                                               ---------------------  --------------------
                                                              AS AT                  AS AT
                                                 SEPTEMBER 30, 2000      DECEMBER 31, 1999
---------------------------------------------  --------------------- ---------------------
Working Capital (Deficit) . . . . . . . . . .  $           $493,762   $           397,830
                                               ---------------------  --------------------
Total Assets. . . . . . . . . . . . . . . . .  $         $1,024,477   $           831,374
                                               ---------------------  --------------------
Total Stockholders' Equity (Deficit). . . . .  $           $578,066   $          (320,606)
                                               ---------------------  --------------------
Deficit Accumulated in the Development Stage.  $        $(3,667,251)  $          (616,628)
---------------------------------------------  ---------------------  --------------------

RISK FACTORS

     An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating Merlin and its business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The trading price of the shares of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Merlin is a Development Stage Company and Has Not Earned Any Significant Revenues Since Its Formation Which Makes It Difficult to Evaluate Whether We Will Operate Profitably.

We are a development stage company which is primarily involved in the development, manufacture and marketing of utility software programs for the Linux and Unix operating systems. As a relatively new company, we have just started selling our software products, and as a result, we do not have a historical record of sales and revenues nor an established business track record. We have not earned any significant revenues since our formation.

     Unanticipated problems, expenses and delays are frequently encountered in ramping up sales and developing new products. Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues will depend on our ability to, among other things:

- successfully develop and market our utility software products, including PerfectBACKUP+ and Communicado Fax;

- successfully continue to enhance our current software products to keep pace with changes in technology and changes demanded by users of such software products; and

-     obtain  the  necessary  financing  to  implement  our  business  plan.

     Given our limited operating history, minimal sales and operating losses, there can be no assurance that we will be able to achieve any of these goals and develop a sufficiently large customer base to be profitable.

The Fact That We Have a History of Net Losses And Have Not Earned Any Significant Revenues Since Incorporation Raises Substantial Doubt About Our Ability to Continue As A Going Concern

     Our subsidiary did not generate any revenues from the sale of our software products and incurred a loss of $616,628 for the period from June 25, 1999 (incorporation) to December 31, 1999. We have generated $21,301 in revenues through the first three quarters of 2000. Although we anticipate revenues to increase, we also expect development costs and operating costs to increase as well. Consequently, we expect to incur operating losses and negative cash flow until our existing software products gain sufficient market acceptance to generate a commercially viable and sustainable level of sales, and/or additional software products are developed and commercially released and sales of such products made so that we are operating in a profitable manner. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent accountant's opinion on the December 31, 1999 financial statements. To the extent that such expenses are not timely followed by increased revenues, our business, results of operations, financial condition and prospects would be materially adversely affected.

We Are Uncertain That We Will Be Able to Obtain Additional Capital That May Be Necessary to Establish Our Business.

     Our subsidiary incurred a net loss for the period from June 25, 1999 (incorporation) to December 31, 1999 of $616,628. We incurred a further consolidated loss of $3,050,623 in the nine months ended September 30, 2000. As a result of these losses and negative cash flows from operations, our ability to continue operations will be dependent upon the availability of capital from outside sources unless and until we achieve profitability.

     Our future capital requirements will depend on many factors, including cash flow from operations, progress in developing new products, competing knowledge and market developments and an ability to successfully market our products. Our recurring operating losses and growing working capital needs will require us to obtain additional capital to operate our business before we have established that our business will generate significant revenue. With our recent sale of convertible notes, we believe sufficient funds are available to pay for ongoing operating costs and capital expenditures through May, 2001. We have predicted that we will require approximately $3.9 million over the period ending October 1, 2001 in order to accomplish our goals. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- We incur unexpected costs in completing the development of PerfectBACKUP+ or Communicado Fax or encounter any unexpected technical or other difficulties;

-     We incur delays and additional expenses as a result of technology failure;

-     We are unable to create a substantial market for our software products; or

-     We  incur  any  significant  unanticipated  expenses.

     The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

     We will depend almost exclusively on outside capital to pay for the continued development of PerfectBACKUP+ and Communicado Fax. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

     If we were unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success may be adversely affected.

We Expect To Experience Significant and Rapid Growth In The Scope and Complexity of Our Business As We Proceed With the Development and Sale of Our Software Products. If We Are Unable to Hire Staff to Handle Sales and Marketing of Our Products and Manage Our Operations, Our Growth Could Harm Our Future Business Results and May Strain Our Managerial and Operational Resources.

     As we proceed with the development and sale of our software products, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our products, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.



Since the Number of Shares Issuable on the Conversion of the Notes is Based on a Discount to the Market Price, The Four Purchasers of the Notes Will Receive More Shares if the Share Price Decreases at the Time of Conversion. The Four
Purchasers Also Received Warrants to Acquire up to 1,520,000 Shares, At An Exercise Price of $1.75 Per Share, and if the Purchasers Convert the Notes and Exercise the Warrants, There Could be a Change of Control.



     The four purchasers of the convertible notes may convert their convertible notes into shares of our common stock at conversion prices equal to the lower of a fixed price and the price which is 95% of the average of the two lowest intra-day trading prices of our common stock for the 30 day period on the trading day immediately preceding the conversion date. In addition, these holders also acquired warrants to purchase 1,520,000 shares of our common stock at an exercise price of $1.75. If the holders convert the notes and exercise the warrants, there could be a change in control.

     Since the number of our shares issuable upon conversion of the notes is based on a discount to the market price of our common stock, the holders of the convertible notes will receive more shares upon conversion if the share price decreases at the time of conversion. The conversion of the convertible notes and the exercise of warrants may result in substantial dilution to the interests of other holders of common stock since each holder of convertible notes and warrants may ultimately convert the full amount of the notes, fully exercise the warrants and sell all of these shares into the public market.



     Assuming a 75% decline in the price of our common stock from the price on February 1, 2001, we would be required to issue 10,916,179 shares upon conversion of all the convertible notes and 1,520,000 shares upon exercise of all the warrants. The total amount of shares issued would be 12,436,179 and would represent approximately 72% of our current issued and outstanding shares after such conversion of the notes and the exercise of the warrants (assuming no exercises of otherwise outstanding stock options and warrants).



     In other words, the lower the stock price around the time the holder converts, the more common shares each holder will receive upon conversion of the notes. To the extent the selling shareholders convert and then sell their common stock, the common stock price may decrease due to the additional shares in the market. This decrease in the market price could allow the holders of the notes to convert their notes into greater amounts of shares of our common stock.



Sales Of A Substantial Number Of Shares Into The Public Market By The Selling Shareholders May Result in a Significant Downward Pressure On the Price of Our Common Stock and Could Affect the Ability of Our Stockholders to Realize the Current Trading Price of Our Common Stock.

     The actual daily trading volume of our shares of common stock over the three months ended December 31, 2000 has averaged less than 29,319 shares which indicates the ability of our stockholders to realize the current trading price of the shares they hold may fluctuate if a substantial number of shares were to be offered for resale.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 12,986,928 shares of common stock issued and outstanding as of February 1, 2001. Through this offering, the selling stockholders may be reselling up to 12,820,000 shares of our common stock, only 800,000 of which are included in the 12,986,928 issued and outstanding common shares. As a result of this offering, a substantial number of our shares of common stock are becoming available for resale which could have an adverse effect on the price of our common stock.



To the extent the selling shareholders convert their notes, exercise their warrants and then sell their shares of common stock, the price of our common stock may decrease due to the additional shares of common stock in the market. This could allow the holders of the convertible notes to convert their notes into a greater amount of shares of our common stock, the sales of which may further depress the price of our common stock.

     Any significant downward pressure on the price of our common stock as the selling shareholders convert their notes, exercise their warrants and sell material amounts of shares could encourage short sales by the selling shareholders or others. Any such short sales could place a further downward pressure on their price of the common stock.

Future Sales Of Common Stock By Our Existing Shareholders Could Reduce The Price Of Our Common Stock.

     The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market. Likewise, the perception that these sales could occur may result in the decline of the market price of our common stock. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price we deem appropriate.

All of Our Assets are Secured and Consequently If We Default On The Convertible Notes, Our Continued Operation Will Be Adversely Affected.

     We are financing our operations primarily through the issuance of the convertible notes. These convertible notes have been secured primarily by all of our assets. If we default on any of these convertible notes, it would have a material adverse effect on our business. Please refer to section entitled Please refer to section entitled "Series A 10% Senior Secured Convertible Notes and Series A Warrants" for a description of the security we granted to the holders of the convertible notes.



Unless We Can Establish Significant Sales Of PerfectBackUp+ and Communicado Fax, Our Ability to Generate Revenues May Be Significantly Reduced.

     We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our two software programs: PerfectBACKUP+ and Communicado Fax. We expect that these products and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of these software programs is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of these software programs, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend in significant part on the successful introduction and market acceptance of these two software programs,and on the development, introduction and market acceptance of their respective enhancements. There can be no assurance that we will be successful in marketing either of these software programs or any new software programs, applications or enhancements, and any failure to do so would significantly harm our business.



We Have Sold Only Limited Quantities of Perfectbackup+ and Communicado Fax and if the Computer and Technology Industry Does Not Accept Our Products, We Will Be Unable to Successfully Build Our Business.



     We have sold only limited quantities of our software programs. Our success will depend on the acceptance of our products by the computer and technology industry, including businesses and the general public. Achieving such acceptance will require significant marketing investment. We cannot assure you that our existing or proposed software programs will be accepted by the computer and technology industry at sufficient levels to support our operations and build our business.

We are Dependent on Resellers and Distributors for the Sales of Our Products and if We are not Successful in Expanding our Distribution Channels, Our Ability to Generate Revenues Will Be Harmed.

     We have entered into various distribution and reseller agreements to distribute and/or bundle our software programs. While we believe that these arrangements will be beneficial, there can be no assurance that we will be able to deliver our software programs to these companies in a timely manner or that these companies will be able to sell our software programs in volumes anticipated by us. Further, these agreements are the only significant distribution agreements to date. Our growth will be dependent on our ability to expand our third-party distribution channels to market, sell and distribute our software programs. While our strategy is to enter into additional agreements with resellers and distributors, we may not be able to successfully attract additional vendors to distribute our software programs. In addition, we have only limited experience in marketing our software programs through distributors and resellers and we will have little, if any, control over our third-party distributors. There can be no assurance that we will be successful in our efforts to generate revenue from these distribution channels, nor can there be any assurance that we will be successful in recruiting new organizations to represent us and our software programs. Any such failure would result in us having expended significant resources with little or no return on our investment, which would significantly harm our business.

Rapid Technological Changes in the Computer Software and Hardware Industry Could Render Our Products Non-competitive or Obsolete And Consequently Affect Our Ability To Generate Revenues and Become or Remain Profitable.

     The development and sales of our software programs are exposed to risks because of the rapidly changing technology in the computer software and hardware industry. Although we will engage software developers and programmers who are experienced in the utility software program market, we only have limited experience in developing and marketing such utility software programs.

     In addition, future advances in the computer software and hardware industry could lead to new technologies or software programs competitive with the software programs provided by us. Those technological advances could also lower the costs of other software programs that compete with our software programs resulting in pricing or performance pressure on our software programs, which could adversely affect our results of operations.

Unscheduled Delays in Development of Our Software Products or the Implementation of Our Sales Program Could Result in Lost or Delayed Revenues.

     Delays and related increases in costs in the further development or improvement of PerfectBACKUP+ and Communicado Fax or the implementation of our sales and marketing program could result from a variety of causes, including:

- delays in the development, testing and commercial release of our software programs;

- delays in hiring or retaining experienced software developers and programmers;

- delays in locating and hiring experienced sales and marketing professionals; and

-     delays  caused  by  other  events  beyond  our  control.

     There can be no assurance that we will successfully develop further enhancements to PerfectBACKUP+ and Communicado Fax on a timely basis or that we will implement our sales and marketing program in a timely manner. A significant delay in the development, testing and commercial release of our software programs or a delay in the implementation of our sales and marketing program could result in increased costs and could have a material adverse effect on our financial condition and results in operations.

Even Though We Treat Our Software Programs As Proprietary, Neither PerfectBackup+ nor Communicado Fax Are Protected By Any Patents And Accordingly, If We Are Unable To Protect Our Intellectual Property Rights, Our Business Operations Could Be Adversely Affected.

     Although we have applied for or are in the process of applying for copyright registration in the United States, neither PerfectBACKUP+ or Communicado Fax is protected by any patents. We do treat our software programs and their associated technology as proprietary. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy or obtain and use our software programs, which could adversely effect our results of operations.



The Loss of Robert Heller or Any of Merlin's Key Software Programmers and Developers Would Have an Adverse Impact on Future Development And Could Impair Our Ability To Succeed.

     Our performance is substantially dependent on the technical expertise of Robert Heller and other key software programmers and developers and our ability to continue to hire and retain such personnel. There is intense competition for skilled personnel, particularly in the field of software development. The loss of Robert Heller or any of Merlin's key software programmers and developers could have a material adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our directors or senior executive officers.



The Software Industry, Including the Software Industry For Linux and Unix Operating Systems Is In a Highly Competitive Industry and Some Of Our Competitors May Be More Successful In Attracting And Retaining Customers. We May Not Be Able to Compete Effectively Because We Are In The Process Of Establishing Our Name Recognition And Because Our Competitors Are More Established And Have Greater Resources Than We Do.



     We will encounter competition from other software companies and from an increasingly competitive computer software industry in general. The growing market for utility software programs for the Linux and Unix operating systems has attracted new market participants as well as expansion by established participants resulting in substantial and increasing competition. Many of our present and future competitors in the utility software program market have substantially greater:

-     financial,  marketing,  technical  and  development  resources;

-     name  recognition,  and

-     experience  than  we  do.

     Our competitors may be able to respond more quickly to new or emerging advancements in the utility software program market and to devote greater resources to the development, promotion and sale of their software programs. In addition, companies that develop operating systems could introduce new or upgrade existing operating systems or environments that include similar software programs to those offered by us, which could render our products obsolete and unmarketable. We may not be able to successfully compete against current or future competitors which could significantly harm our business.

     While we believe that PerfectBACKUP+ and Communicado Fax are competitive in the utility software program market, no assurances can be given that competitors, in the future, will not succeed in developing better software programs.

     In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that could increase their ability to capture a larger portion of the market share for such software programs. This type of existing and future competition could affect our ability to form and maintain agreements with our distribution, reseller, bundling and marketing partners. No assurances can be given that we will be able to compete successfully against current and future competitors, and any failure to do so would have a material adverse effect on our business.



Since Our Shares Are Thinly Traded and Trading on the OTC Bulletin Board May Be Sporadic Because it is Not an Exchange, Stockholders May Have Difficulty Reselling Their Shares.

     Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospectus. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange of the Nasdaq Stock Market, Inc., you may have difficulty reselling any of the shares you purchase from the selling stockholders.

Trading of Our Stock May Be Restricted by the SEC's Penny Stock Regulations Which May Limit a Stockholder's Ability to Buy and Sell our Stock.

     The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Merlin's securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.



Since A Relatively Small Group of Stockholders Own Approximately 46% Of Our Outstanding Shares, They Are Able to Significantly Influence Matters Requiring Stockholder Approval.

     Stockholders owning a majority (i.e. 51%) of Merlin's outstanding voting stock represent the ultimate control over Merlin's affairs. Three stockholders currently control approximately 46% of the outstanding shares of Merlin's common stock. As a result of this ownership, these stockholders will likely be able to approve any major transactions including the election of directors without the approval of the other shareholders.

We Do Not Expect to Declare or Pay Any Dividends.

     We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

                                  THE OFFERING

     The  selling  stockholders  are  offering  for  resale  up  to:

- 10,500,000 shares of common stock held by the selling stockholders upon the conversion of certain outstanding Series A 10% Senior Secured Convertible Notes;

- 1,520,000 shares of common stock held by the selling stockholders assuming the exercise of certain outstanding Series A Warrants issued in connection with the Series A 10% Senior Secured Convertible Notes; and

-     800,000 shares of common stock currently held by the selling stockholders.

The Series A 10% Senior Secured Convertible Notes and the Series A Warrants were issued in connection with a private placement where we sold an aggregate value of $2.1 million in Series A 10% Senior Secured Convertible Notes to investors. The purchase price of $2.1 million is payable in two tranches.

Convertible Notes in the aggregate principal amount of $1.1 million were issued on August 24, 2000. The terms of the Convertible Notes and the Series A Warrants are discussed in the section entitled "Description of Capital Stock" starting on page 59 of this prospectus.

     The principal amount or any portion of the principal amount of the Series A 10% Senior Secured Convertible Notes can be converted by the holders at any time until the close of business on the business day before the final maturity of the Notes at the conversion price in effect at the date of conversion. The conversion price will be the lesser of a fixed conversion price of $1.60, subject to adjustment, or the price which is 95% of the average of the two lowest intra-day trading prices of the common stock for the 30 day period ending on the trading date immediately preceding the conversion date.

     In  addition to the  Convertible  Notes,  the  purchasers of the
Convertible    Notes  also  received  Series  A  Warrants  to purchase up to
1,520,000 shares of our common stock at an exercise price of $1.75 per share, subject to adjustment from August 18, 2001 until August 18, 2007. We issued Series A Warrants to purchase up to 770,000 shares of our common stock on August 24, 2000.

     As part of the sale of the Convertible Notes and Series A Warrants, we agreed to register at least 4,095,000 of our shares of common stock for resale upon conversion of the notes and exercise of the warrants. Accordingly, this prospectus covers the resale by the noteholders of 2,575,000 shares of common stock issuable on conversion of the notes and 1,520,000 shares of common stock issuable on exercise of the warrants.

     This prospectus also covers the resale by certain selling stockholders of 500,000 shares of common stock which were issued pursuant to a private placement at $0.50 per share by Merlin Software Technologies Inc. and which were exchanged for an equal number of shares of our common stock when we acquired Merlin Software Technologies Inc. This prospectus also covers the reasle by E.
B. Coxe & Co. LLC of 300,000 shares of common stock which were issued pursuant to a consulting agreement with E.B. Coxe & Co. LLC.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of the shares of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Series A Warrants referred to in this prospectus. The proceeds from the exercise of Series A Warrants, if any, will be used for further development of both of our current utility software programs, implementation of a planned sales and marketing program and/or for other general corporate purposes.

                           PRICE RANGE OF COMMON STOCK

     Our common stock began quotation on the OTC Bulletin Board under the symbol "MLSW" on January 13, 2000 but there was no trading activity until January 18, 2000. Prior to January 13, 2000, there was no public market for our shares of common stock. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low prices of our common stock for the periods indicated below are as follows:




QUARTER ENDED                        HIGH    LOW

January 18, 2000 to March 31, 2000  $10.00  $2.97
                                    ------  -----
June 30, 2000. . . . . . . . . . .  $ 4.50  $1.16
                                    ------  -----
September 30, 2000 . . . . . . . .  $ 2.94  $1.25

December 31, 2000. . . . . . . .    $1.34   $0.22
==================================  ======  =====

Our common shares are issued in registered form. Alpha Tech Stock Transfer (929 East Spiers Lane, Draper, UT 84020 (telephone: (801) 571-5118, facsimile (801) 571-6112) is the registrar and transfer agent for our common shares.



As of February 1, 2001, we had 12,986,928 shares of common stock outstanding and approximately 89 stockholders of record. This number of stockholders does not include stockholders who hold our securities in street name.

                                 DIVIDEND POLICY

     We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares, we intend to retain future earnings for use in our operations and the expansion of our business.

           MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

     The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors".

General

     We were formed in Nevada on August 30, 1995 under the name Austin Land & Development Inc. We changed our name to Merlin Software Technologies International, Inc. on January 7, 2000. We were inactive until the acquisition of 100% of the issued and outstanding shares of Merlin Software Technologies Inc. (a company incorporated in Nevada on June 25, 1999). That acquisition was completed by a share exchange reorganization with Merlin Software Technologies Inc. on April 26, 2000. Since incorporation, Merlin Software Technologies Inc. has been in the business of developing utility software programs for computers using a Linux or Unix operating system. Since April 26, 2000, our focus has been on the development and marketing of our two utility software programs: a computer backup and restore program called PerfectBACKUP+ and a multi-line fax program called Communicado Fax. Our principal executive offices are located in Burnaby, British Columbia, Canada.

Selected  Financial  Data

     Set forth below is selected financial data as of September 30, 2000 and 1999 and for the period from June 25, 1999 (incorporation of Merlin Software Technologies Inc.) to December 31, 1999. The financial statements of Merlin Software Technologies Inc. as of December 31, 1999 and for the period then ended are derived from the financial statements audited by BDO Dunwoody LLP that appear elsewhere in this prospectus. As a result of our acquisition of Merlin

Software Technologies Inc. via reverse acquisition on April 26, 2000, our financial statements are presented as a continuation of Merlin Software Technologies Inc. Accordingly, financial information relating to periods prior to the acquisition is that of Merlin Software Technologies Inc. The information set forth below should be read in conjunction with our financial statements and "Management's Discussion and Analysis" included in this prospectus.


                                                                                  Period from
                                                                                      June 25
                                  Three-month   Three-month     Nine-month               1999
                                 period ended   period ended    period ended  (incorporation)
                                 September 30,  September 30,   September 30,     to December
                                      2000           1999           2000             31, 1999
                               --------------  --------------  ---------------      ---------

Sales . . . . . . . . . . . .          2,431               -           21,301              -
Cost of Sales . . . . . . . .          1,600               -           15,678              -
                               --------------  --------------  ---------------      ---------

                                         831               -            5,623              -
                               --------------  --------------  ---------------      ---------

Expenses

   Depreciation . . . . . . .         12,053           1,991           34,477          7,964
   General and Administration        468,804         114,435        1,250,381        268,042
   Professional fees. . . . .         41,822          14,903          119,815         64,907
   Promotion and advertising.         78,798          45,730          854,600        180,312
   Research and Development .         81,985          30,251          705,407         98,329
                               --------------  --------------  ---------------      ---------

                                     683,462         207,310        2,964,680        619,554
                               --------------  --------------  ---------------      ---------

Loss from operations. . . . .       (682,631)       (207,310)      (2,959,057)      (619,554)

Interest and financing costs.        (97,801)             83          (91,566)         2,926
                               --------------  --------------  ---------------      ---------

Net loss for the period . . .       (780,432)       (207,227)      (3,050,623)      (616,628)
                               --------------  --------------  ---------------      ---------




                                                   As at        As at        As at
                                               September 30   September   December 31
                                                   2000          1999         1999
                                               -------------  ----------  ------------
Working Capital (Deficit) . . . . . . . . . .       493,762      84,832       397,830
Total Assets. . . . . . . . . . . . . . . . .     1,024,477     119,547       831,374
Total Stockholders Equity (Deficit) . . . . .       578,066    (121,843)     (320,606)
Deficit Accumulated in the Development Stage.    (3,667,251)   (182,156)     (616,628)


     We are still in our infancy as a viable commercial entity and consequently our focus over the past eighteen months has been on the identification of market needs, development of our two software products, PerfectBACKUP+ and Communicado Fax, to meet these needs and the branding of our company and our products. The sales figures reported to date reflect sales of an older outdated version of PerfectBACKUP+ to a limited group of individuals seeking an inexpensive solution without the added features included with more expensive products. We believe that we will generate increased revenue over the next three fiscal years due to the recent release of PerfectBACKUP+ version 7.0, the anticipated release of Communicado Fax version 3.0, and the anticipated release of updated versions of our two existing software products in the future. In addition, we have recently hired two experienced sales and marketing individuals to develop and enhance our sales and marketing program. These two individuals will focus on increasing sales volume by way of OEM (original equipment manufacturer) bundling and partnering arrangements with large corporate organizations. We expect that initial revenue growth will be reflected in the first quarter of fiscal 2001, and we expect further revenue growth in the third and fourth quarter of fiscal 2001. We also anticipate a further increase in revenues in fiscal 2002 and 2003, which we expect will result from increased sales from our existing products combined with sales from the introduction of new products which we may release during that period. We anticipate that the expected growth in revenues may enable us to attract additional financing to allow us to add the needed resources in order to further support the growth of our operations. Despite our expectations there are no assurances that our estimated revenue growth can be achieved. Should we be unable to achieve the anticipated revenue growth, our business and future success may be adversely affected.

Nine  Months  Ended  September  30,  2000

Results  of  Operations

     The acquisition of Merlin Software Technologies Inc. was accounted for as a reverse acquisition, as the former stockholders of Merlin Software Technologies Inc. controlled approximately 64% of our common stock immediately after the acquisition. Pursuant to the accounting requirements for reverse acquisitions, the financial statements subsequent to the acquisition are presented as a continuation of Merlin Software Technologies Inc. The operations of Merlin Software Technologies Inc. (incorporated in June 1999) prior to the acquisition were limited to product development and corporate organizational activities. The acquisition by us provided Merlin Software Technologies Inc. with the access to capital markets necessary to expand development of our two software products. As a result, and due to 1999 being our subsidiary's first fiscal period, comparisons of results of operations to the initial period in 1999 does not provide a meaningful analysis. Therefore, the management discussion and analysis below for the nine-month period ended September 30, 2000 focuses upon expenditures during that period plus our plan of operation. Comparison of three-month periods ending September 30, 2000 and 1999 is also provided below.

     We incurred a net loss of $3,050,623 for the nine-month period ended September 30, 2000, including $1,316,972 of compensation expense relating to the exchange of outstanding stock options in Merlin Software Technologies Inc. for stock options in our company which occurred on May 1, 2000. The exchange of stock options resulted in an increase in value of the stock options, which increased the value that was charged to the Statement of Operations as additional compensation expense. The majority of options exchanged have vested.

     Some of the significant components to the composition of the results of operations for the nine-month period were:

Sales  -  $21,301

     Sales of $21,301 were generated from two different sources: the sales of PerfectBACKUP+ software by product resellers ($9,924) and orders for PerfectBACKUP+ from our website ($11,377). These sales represent sales of an outdated, yet functional version of PerfectBACKUP+. Total sales were minimal due to a lack of market recognition of the product and the lack of additional product features to make it competitive with similar products. Unforeseen delays in consolidating our operations into a single office in Burnaby, British Columbia resulted in the delay of the release of updated versions of our software products, originally scheduled for release in July and August 2000. The fact that we did not commercially release our two software products primarily contributed to our lack of sales. PerfectBACKUP+ version 7.0 was released on November 15, 2000 and Communicado Fax version 4.0 is expected to be released on January 20, 2001.

Cost  of  Sales  -  $15,678

     The principal components of cost of sales are direct printing charges for the retail boxes used to distribute our software products and the protective covers for the compact disc shipped in each retail box. We do not include overhead charges to our cost of sales.

General  and  Administration  -  $1,250,381

     General and administration expense charges represent costs incurred in the ongoing management and administration of our operations. Included in this amount are fees in the amount of $449,665 paid to various consultants for marketing, financing and general corporate management services including $180,333 paid to our officers for technical, financial, marketing and general management services. Also in this amount is stock option compensation in the amount of $542,109 relating to the granting of stock options (primarily to consultants) that have provided management and advisory services to our company. The balance of general and administration expense represents other general overhead items, like rent, telecommunication services, insurance and employee recruitment charges.

Professional  fees  -  $119,815

     Professional fee expenses represent fees incurred for accounting and legal services provided during the period, including those incurred in preparation of this registration statement and in concluding the share exchange with our subsidiary.

Promotion  and  Advertising  -  $854,600

     Promotion and advertising expense charges represent costs incurred in the following areas: marketing of our products - $252,636, public relations fees - $130,681 and charges for investor relation activities - $39,840. Marketing activities included attendance at industry tradeshows, costs for the development and printing of sales literature, and advertising in industry journals and on a strategic partners' website. Public relation fees included the cost of retaining outside consultants to assist us in drafting and distributing our news releases to various media groups. Costs incurred for investor relations activities include amounts paid to external organizations for the distribution of press releases and various listings and advertising in strategic investor publications. Also included in promotion and advertising costs stock option compensation in the amount of $431,443 relating to stock options granted (primarily to consultants) who have provided services related to promotion and advertising. While we spent $854,600 in raising awareness of our company in the investor community along with branding our company's products and image in the marketplace, we lacked the capital resources required to implement and support an effective sales and marketing program (i.e. we lacked experienced personnel and the financial resources for marketing and advertising). This lack of resources combined with the delay of release of updated software products limited our ability to generate any significant revenues.

Research  and  Development  -  $705,407

     Research and development charges represent the gross salaries and fees paid to our software development personnel and consultants. Included in this amount is stock option compensation of $343,420 relating to the granting of stock options to research and development personnel and consultants.

Interest  and  Financing  Costs  -  $91,566

     Interest and financing costs includes $53,000 related to the beneficial conversion feature associated with the issuance of the convertible notes during the period and $34,000, being the amortization of the discount on the convertible notes to September 30, 2000. The discount results from the Black Scholes value of $1,047,000 attributable to the detachable share purchase warrants issued in connection with the convertible notes.

Three Months Ended September 30, 2000 Compared To Three Months Ended September 30, 1999

     While our subsidiary was incorporated in June 25, 1999, it did not actively commence operations until October 1999. Consequently, the activity level in the three month period ended September 30, 2000 is significantly greater than the three month period ended September 30, 1999 which is reflected in the total costs reported in each respective period.

General  and  Administration

     General and administration expenses increased in the three month period ended September 30, 2000 by $354,369 to $468,804 due to the increased level of activity in our company. Included in this amount is an increase in consulting fees of approximately $100,000 paid to various individuals for general management, marketing and fund raising services. Other items included in this period-to-period increase amount are an increase in travel of $17,364, and employee recruitment charges in the amount of $34,190. Charges related to the operation of two offices during this period, including rent, telecommunication charges, insurance and the salaries and benefits for two administrative and telemarketing personnel, were also incurred.

     Included in this amount for the three month period ended September 30, 2000 is stock option compensation in the amount of $48,995 relating to the granting of stock options (primarily to consultants) who have provided management and advisory services to our company.

Professional  Fees

     Professional fees increased in the three month period ended September 30, 2000 by $26,919 to $41,822 due to the additional legal services required to secure additional financing during the period and prepare this registration statement.

Promotion  and  Advertising

     Promotion and advertising expenses increased in the three month period ended September 30, 2000 by $33,068 to $78,798 during the period due to the increased marketing and promotional activities, including investor relation activities, during the period.

Research  and  Development

     Research and development charges increased in the three month period ended September 30, 2000 by $51,734 to $81,935 during the period due to the salaries and benefits incurred relating to the addition of five software development personnel.

Interest  and  financing  costs

     Interest and financing costs increased in the three month period ended September 30, 2000 by $97,718 to $97,801 during the period primarily due to the recognition of an accounting adjustment of $53,000 related to the beneficial conversion feature associated with the issuance of the convertible notes during the period and $34,000, being the amortization of the discount on the convertible notes to September 30, 2000. The discount results from the Black Scholes value of $1,047,000 attributable to the detachable share purchase warrants issued in connection with the convertible notes.

Period  From  June  25,  1999  (Inception)  To  December  31,  1999

     Our subsidiary incurred a net loss of $616,628 for the period from June 25, 1999 to December 31, 1999, its initial year of operations. No revenue was earned in the period as the subsidiary devoted its efforts towards developing its products, organizing its corporate structure and identifying financing opportunities. Included in the loss were the following costs:

General  and  Administration  -  $268,042

     General and administration charges represent costs incurred in the ongoing management and administration of our operations. Included in this amount are fees in the amount of $234,277 paid to various consultants for marketing, investor relations and general corporate management services. Included in this amount is $142,287 paid to officers of the corporation for management and marketing services. Included in this amount is stock option compensation in the amount of $12,022 relating to the granting of stock options (primarily to consultants) that have provided management and advisory services. The balance of general and administration expense represents other general overhead items, including rent, telecommunication services and insurance.

Professional  fees  -  $64,907

     Professional fees represent fees incurred for accounting and legal services provided during the period. Included in this amount are year-end audit fees.

Promotion  and  Advertising  -  $180,312

     Promotion and advertising costs represent costs incurred in the following areas: marketing of our products - $135,312 and public relations fees - $45,000. Marketing activities included attendance at industry tradeshows, costs for the development and printing of sales literature, and advertising in industry journals. While we spent $180,312 in raising awareness of our company and positioning our company in the market, we lacked the capital resources required to implement and support an effective sales and marketing program.

Research  and  Development  -  $98,329

     Research and development charges represent the gross salaries and fees paid to contract software development personnel. We did not have any permanent employees on staff as of December 31, 1999.

Summary

     Presently, we have no significant source of revenue. We have incurred operating losses since inception. The continuation of our business is dependent upon the continuing financial support of our creditors and stockholders, obtaining further financing, successful and sufficient market acceptance of updated versions of our existing software products and the successful development of our software products and achieving a profitable level of operations. There are, however, no assurances we will be able to generate further funds required for our continued operations. Accordingly, our financial statements contain note disclosures describing the circumstances that lead there to be doubt over our ability to continue as a going concern. In their report on the financial statements of Merlin Software Technologies Inc., our auditors included an explanatory paragraph regarding our ability to continue as a going concern.

Liquidity  and  Capital  Resources



Our principal capital requirements to date have been to fund: (1) the development of PerfectBACKUP+ and Communicado Fax; (2) the marketing and advertising activities undertaken to raise awareness of our company and our software products; and (3) the promotion and investor relation programs in place to disseminate information about our company and our products. During the nine month period ended September 30, 2000, we incurred a loss of $3,050,623, including non-cash stock compensation expense of $1,316,972. Stock options are a key compensation element to reward our consultants and employees while preserving cash flow during our development stage. Net cash used in operating activities for the nine-month period ended September 30, 2000 was $1,495,464. Lack of operating cash flow to date requires us to carefully manage funds generated from financing activities. Accounts payable and accrued liabilities are watched particularly closely. Accounts payable increased by $196,831 from December 31, 1999 primarily due to accruals of approximately $160,000 relating to two agreements under which we are required to issue common shares for services. The accrual is based upon the trading price of the underlying common stock on September 30, 2000, $140,000 of the accrual relates to corporate finance services provided by the Nostas Group in exchange for 80,000 shares of common stock, which were issued on January 31, 2001. It is not expected that settlement of these two accrued amounts will result in cash outflows. Net cash used in investing activities during the nine-month period ended September 30, 2000 was $54,504 which was directly spent in the acquisition of fixed assets, primarily computer equipment. Net cash provided from financing activities for the nine-month period ended September 30, 2000 was $1,608,559. Our primary financing activity during the nine-month period ended September 30, 2000 of $1,921,472 consisted of proceeds on short-term loans totalling $128,513, proceeds received on the issuance of common stock totalling $760,000 (including $600,000 raised by the public company prior to the acquisition of our subsidiary) and net proceeds received on the issuance of convertible notes totalling $1,032,959 (net of financing costs of $67,041). Substantially all of the value attributable to the convertible notes was assigned to the detachable share purchase warrants accompanying the notes. Such amount was calculated using the Black Scholes option pricing model, and will be amortized to operations as additional interest expense over the life of the convertible notes. Net cash provided from financing activities was reduced by $312,913 due to the repayment of demand loans during the period.

     The net increase in cash during the nine-month period ended September 30, 2000 was $58,591, leaving us with a cash balance at September 30, 2000 of $775,786.



     We believe, based on currently proposed plans and assumptions relating to our operations, that the proceeds from the issuance of convertible notes will be sufficient to fund our operations and working capital requirements until May 31, 2000. We anticipate that projected increases in revenue in the first quarter of fiscal 2001 and/or the generation of significant OEM or partnering agreements will enable us to raise the necessary funding required to finance our operations and working capital for at least twelve months. During this period we also anticipate an increase in revenues that in addition to any financing raised, will fund operations and working capital requirements.

     In the event that our plans or assumptions change or prove inaccurate (due to delays in product development, the inability to sign any significant sales agreements or generate revenues, unfavourable economic conditions, or other unforeseen circumstances), there can be no assurance that such additional financing would be available to us, or if available, that the terms of such additional financing will be acceptable to us.

Future  Cash  Requirements

     We expect that our recent addition of senior sales and marketing personnel and the commercial release of PerfectBACKUP+ version 7.0 and the first version of the Communicado Fax product will lead to an increase in revenues in fiscal 2001. We expect that further development and marketing of both these products combined with the planned introduction of new products or updated versions of our existing products in late 2001 will lead to increased revenues in fiscal years 2002 and 2003. Although we expect to see an increase in revenues in 2001, we do not anticipate this to materialize until the third and fourth quarter of fiscal 2001. Consequently, we will require a minimum of approximately $3.9 million over the period ending October 31, 2001 in order to accomplish our goals. The cash requirements of $3.9 million are based on our estimates for operational costs for the period ending October 31, 2001 . We estimate that approximately $654,000 is required to hire further software developers and programmers, $1,717,000 is required to hire marketing and sales persons and to implement our planned sales and marketing program and $200,000 will be required to support an investor relations program. The balance of $1,329,000 will be required to support general corporate expenses, including expenses in connection with the engaging of both senior and intermediate management personnel and other general operating expenses. We have recently sold an aggregate of $2.1 million dollars of convertible notes, which we believe will be sufficient to pay for ongoing operating costs and capital expenditures through May 31, 2001. We intend to obtain the balance of the cash requirements through the sale of our equity securities, proceeds received from the exercise of outstanding warrants and stock options or by obtaining further debt financing. Additionally, we will explore the possibility of raising funds by way of government grants made available to high-technology companies operating in Canada.

Plan  of  Operation



Our primary objective in the next 12 months will be to implement an aggressive sales and marketing program in connection with the sale of both our PerfectBACKUP+ and Communicado Fax utility software programs. Version 7.0 of PerfectBACKUP+ was released on November 15, 2000 for purchase and download from our website and we have commenced design work on PerfectBACKUP+ version 8.0, which is intended as a backup program for large networks and not as a replacement for version 7.0. Development and testing on our Communicado Fax version 4.0 product has been completed and was commercially released on January 15, 2001. In addition to the design, development and testing work that has to be performed on PerfectBACKUP+ version 8.0 , an aggressive sales and marketing campaign must be implemented.



Research  and  Development

     The computer software industry is characterized by rapid technological change and is highly competitive in regard to timely product innovation. Accordingly, we believe that our future success depends on our ability to enhance our current software programs to meet a wide range of customer needs and to develop new software programs rapidly to attract new customers and provide additional solutions to existing customers.

     Our strategy is to continue to enhance PerfectBACKUP+'s and Communicado Fax's functionality through new feature development to meet the continually advancing requirements of its customers. At the same time, we may seek to acquire and develop new software programs to meet the needs of a broader group of users.

As of September 30, 2000, we have expended $803,736 on the development of PerfectBACKUP+ and Communicado Fax. We will expend a significant amount of time in the next 12 months on research and development activities. These activities will focus on the following three areas: updating the design and adding new features to PerfectBACKUP+, translating both PerfectBACKUP+ and Communicado Fax so that they will operate on different computer operating systems, updating both PerfectBACKUP+ and Communicado Fax so that they can be purchased for several different languages (i.e. German and Spanish), and developing new products that will compliment our present software programs. By updating the design of PerfectBACKUP+, PerfectBACKUP+ will become more functional and easier to use. Although we believe that the current release of PerfectBACKUP+ is competitive, we will continue to update the design of and add new features to PerfectBACKUP+ in order to ensure that that product remains competitive in the marketplace. We do not anticipate encountering any uncertainties in updating the design or adding new features and will add such features as are demanded or requested by users of PerfectBACKUP+. The benefit of porting, or translating our software programs so that they are capable of running on other operating systems is that our products become saleable to a greater number of users.

Marketing

     In order to generate any significant sales volume, we predict that we must recruit three senior sales people, including a Vice-President of Marketing, an Original Equipment Manufacturer Sales Manager and a Value-Added Reseller Sales Manager. We have recently hired a Vice-President of Sales and a Vice-President of Marketing. The addition of these personnel will ensure that the overall strategy for sales of our products is developed and maintained for each of these key marketing channels. It is expected that these three individuals will be supported by up to five additional individuals whose function will range from telemarketing to customer support. In order to compete in the existing markets for our products and generate consumer awareness, we will be required to undertake a very aggressive advertising and marketing campaign. This will require us to place advertisements in several key trade magazine and publication as well as exhibiting our software products at the major tradeshows held throughout the year.

Personnel

As of December 31, 2000, we have 17 permanent employees with 4 in the area of corporate administration, 10 in product development and 1 in sales. In the next 12 months we plan to expand our total number of permanent employees in these same departments to approximately 22 with four additional part-time employees in product development.

Purchase  or  Sale  of  Equipment

     We do not anticipate that we will expend any significant amount on equipment for our present or future operations. However, we will continue to purchase computer hardware and software for our ongoing operations.

                                    BUSINESS

General  Overview

     Merlin is a developer and producer of utility software for personal computers with a Linux or Unix operating system. We currently have two software programs which include a computer backup and restore program called PerfectBACKUP+ and a multi-line fax program call Communicado Fax.

The increased use of the Linux and Unix operating systems have created a demand for packaged software applications and utility programs designed to operate on these operating systems. This is because operating systems on their own only allow computers to be operated. This means that the computer can be switched on and will display messages on the screen and accept input from devices such as keyboards. Operating systems also allow other software to be operated on the computer, like word processing and spreadsheet programs. However, operating systems do not usually come with software utility applications such as backup or faxing programs that are needed by users to perform normal day-to-day tasks with their computers. Such programs are typically supplied by third party software companies, like Merlin. We expect to meet this demand for software utility programs by further developing and producing our two utility software programs: PerfectBACKUP+ and Communicado Fax.

Corporate  History

     Merlin Software Technologies International Inc. is a Nevada corporation formed on August 30, 1995 under the name Austin Land & Development, Inc. On January 7, 2000, we changed our name to Merlin Software Technologies International, Inc. Our subsidiary, Merlin Software Technology Inc., is also a Nevada corporation which was formed on June 25, 1999.

     On January 14, 2000, we entered into a letter agreement with Merlin Software Technologies Inc. and its principal shareholders whereby we agreed to acquire all of the issued and outstanding shares, options and warrants of Merlin Software Technologies Inc. in exchange for issuing an equal number of our shares, options and warrants. We agreed to issue these shares, options and warrants on the same terms as had been issued by Merlin Software Technologies Inc. On April 26, 2000, as a result of a share exchange agreement, we agreed to issue 7,986,665 shares of our common stock, warrants to purchase up to 86,665 shares of our common stock and options to purchase up to 781,000 shares of our common stock in exchange for all the issued and outstanding shares, warrants and options of Merlin Software Technologies Inc. Merlin Software Technologies Inc. had designated a further 150,000 options for grant, which designation was cancelled and not included in the share exchange. As of December 15, 2000, there was one shareholder of Merlin Software Technologies Inc. who had yet to tender an aggregate of 13,333 shares for exchange. The share exchange resulted in Merlin Software Technologies Inc. becoming our wholly owned subsidiary. Prior to the share exchange, we were an inactive company called Austin Land & Development Inc. Austin Land & Development Inc. did not generate any revenue but did incur administrative expenses. Administration expenses were $14,210 and $897 for the years ended December 31, 1999 and 1998 respectively.

     The share exchange with the stockholders of Merlin Software Technologies Inc. was accounted for as a reverse acquisition, since at the completion of the share exchange the former stockholders of Merlin Software Technologies Inc. controlled our company. Following the accounting for reverse acquisitions, the financial statements subsequent to closing of the share exchange are presented as a continuation of Merlin Software Technologies Inc. consistent with the change of business to software development. Accordingly, our operations are consolidated with those of Merlin Software Technologies Inc. since the date of acquisition.

Our  Software  Programs

     We are currently focussing on utility software programs developed for the Linux and Unix operating systems. The primary utility program is our backup and restore utility software program called PerfectBACKUP+, which allows a computer user to create a backup copy of the electronic computer files stored in a computer and to use this backup copy to recover these files should the user accidentally delete such files or wish to recover an earlier version of such files or if the user's computer crashes and some or all of such files are lost. The second utility software program is Communicado Fax which is a multi-line fax program which allows a computer user to perform a number of facsimile type functions using a modem on a personal computer, including receiving and printing documents sent by facsimile from another location and creating and sending new documents by facsimile through the modem on a personal computer.

PerfectBACKUP+

     All computer operating systems are subject to loss of valuable data and critical information through hardware failure and other forms of computer crashes. For users, the loss of data from such crashes can be catastrophic. As a result, users demand software that can back up and restore data and information contained on their personal computers. PerfectBACKUP+ is a high performance backup and restore software utility program for use on systems utilizing Linux and Unix operating systems. PerfectBACKUP+ was originally developed for the Unix operating system and was sold under the name "FastBACK Plus Unix". All versions of FastBACK Plus sold over two million copies worldwide before the rights to FastBACK Plus Unix were sold to Symantec. Because of Symantec's orientation towards the Microsoft operating system, it did not pursue the Unix market and the Linux operating system did not exist at that time. The exclusive rights to FastBACK Plus Unix were then re-acquired by Gary Heller. Between 1990 and 1995, PerfectBACKUP+ underwent an extensive re-write to convert it for use on the Linux operating system, incorporate the various utilities that had been developed and to upgrade PerfectBACKUP+ to a complete back-up and emergency recovery tool. We acquired the rights to PerfectBACKUP+ from Gary Heller, a former director and officer of both Merlin and its subsidiary, on July 13, 1999. Gary Heller received 1,600,000 shares of common stock of our subsidiary for all of his rights to PerfectBACKUP+ and FleetPro II, which shares were exchanged for 1,600,000 shares of our common stock in connection with our acquisition of Merlin Software Technologies Inc.

PerfectBACKUP+'s  (version  7.0)  features  include:

- device support - PerfectBACKUP+ supports all of the disk and tape devices supported by a user's operating system;

- automated backups - PerfectBACKUP+ allows users to create and store different backup packages, then schedule their operation automatically, even if the user is present during the operation;

- easy to use file selection methods - PerfectBACKUP+'s include files and exclude files options to allow the user to quickly browse and select files for backup and restore operations using file names, wild cards and data criteria;

- graphical user interface - allows a user to quickly and easily begin using PerfectBACKUP+ using a windows menu type environment, eliminating the learning curve and user error; and

- menu driven character interface - allows a user to operate PerfectBACKUP+ from a dumb terminal, telenet session or over a modem.

PerfectBACKUP+ (Version 7.0) will operate on Linux operating systems including RedHat 6.0 and 6.1, Caldera Open Linux 2.3 and eServer 2.3 and 2.4, S.U.S.E. 6.1, 6.2 and 6.3, Corel Linux 1.0, Turbo Linux 4.0 and 6.0, Mandrake 6.X and Debian. Several companies including Caldera, IBM and Cable + Wireless BET Limited have purchased earlier versions of the software. We have also provided complimentary copies to several educational institutions including the University of Minnesota, Stanford University, Awhus University (Denmark), Morgan County Board of Education (TN) and Whitefish Bay School (WI). At this time, in order to use PerfectBACKUP+ to backup Apple Macintosh computers, the user must build a Linux backup server using one of the above-noted Linux distributions and install PerfectBACKUP+ onto that server.

     Users with questions regarding PerfectBACKUP+ can currently access our technical support where frequently encountered problems can be addressed by our technical support staff and will be able to access our technical support through our website where frequently encountered problems will be posted and addressed by our technical staff.

     A public test version of PerfectBACKUP+ version 7.0 was released on October 8, 2000, and continues to be available for download from our website. Users who download this public test version have access to the program on a time limited basis, usually 30 days, and agree to provide us with any comments or provide us with details of any bugs or errors they may encounter in use of the public test version. These free downloads of public test versions allow us to uncover and verify any errors or bugs in our programs before such programs are released for retail sales. It also allows us to determine which features users may want added to future versions of our software programs. By minimizing the amounts of potential errors or bugs with our software programs before they are released to the public for sale, we are attempting to increase the success and acceptance of our software programs by the public. A commercial version of PerfectBACKUP+ was announced and released on November 15, 2000 at Comdex, a software conference held in Las Vegas, Nevada. It is available for purchase and download from our website at a cost of $129 (the same price is applicable whether the product is purchase through download, or a CD in a retail box with manual).

     The release of PerfectBACKUP+ version 7.0 was a natural progression in the development of the product. It provides additional features and addresses some errors found in earlier releases of PerfectBACKUP+. The new features include a full system backup wizard to make backing up a complete hard disk easier, an online manual, a backup scheduling wizard to make scheduling regular backups easier, an improved file selection dialog to make the inclusion and exclusion of files for a particular backup easier and a media copy wizard that made the duplicating of the data on a backup tape easy. A 'wizard' as used above refers to a simple, straightforward set of questions presented in a logical sequential manner that makes it easy for the user to establish the parameters for the use of the program.

     Concurrent with the completion of PerfectBACKUP+ version 7.0, we commenced design work on PerfectBACKUP+ version 8. PerfectBACKUP+ version 8 is not scheduled for release until March of 2001 and, due to the fact that it is targeted as a backup program for large networks, will not be sold as a replacement for version 7.0 of PerfectBACKUP+ but as an additional product with a different focus and with additional features. As the version 8 of PerfectBACKUP+ is still in the early stages it is not possible to say with any certainty that it will be released in March 2001, but we believe that the release of version 8 will not have any impact on the sales of version 7.0 of PerfectBACKUP+.

Communicado  Fax

     In today's electronic age many people send information to each other by way of facsimile transmission. As a result, people have demanded software programs which will allow them to use their personal computers to send and receive facsimile transmissions and thereby eliminate the need to purchase and maintain an independent fax machine. Communicado Fax is a multi-line fax program that allows a computer user to perform a number of facsimile type functions using a modem on a personal computer. Communicado Fax is a desktop fax client and server application for Linux and Unix operating systems, originally developed for Unix and converted for use on Linux operating systems in 1994. It was originally distributed under the name "HotWireFax" and Version 2 of HotWireFax for the Linux operating system has been available free on the Internet since 1996. We acquired the rights to HotWireFax from Robert Heller, a director and officer of Merlin and our subsidiary, on July 13, 1999 for 1,600,000 shares of common stock of Merlin Software Technologies Inc., which shares were exchanged for 1,600,000 shares of our common stock in connection with our acquisition of Merlin Software Technologies Inc. In late 1999, we had records from our server that approximately 22,000 copies of HotWireFax had been downloaded from the Internet. In January, 2000, HotWireFax version 3.0 was announced and made available for download. Since we released the new version for download, we have experienced approximately 200 to 300 downloads per month. We have assumed that some of these copies would be redistributed and accordingly we estimate that approximately 30,000 copies of the various versions of HotWireFax have been downloaded from the Internet.

     The use of free downloads provides us with an indication that there is a demand for a product like HotWireFax and that we may be able to commercially sell an improved version of such product. It also allows us to uncover and rectify any errors or bugs in our programs before such programs are released for retail sales. In addition, it allows us to determine which features users may want added to future versions of our software programs. By minimizing the amounts of potential errors or bugs with our software programs before they are released to the public for sale, we are attempting to increase the success and acceptance of our software programs by the public. However, to date, these free downloads have not resulted in any revenues, primarily because we have not yet released our retail commercial version of the product.

     HotWireFax version 3.0 for the Linux operating system was subsequently re-branded as Communicado Fax version 3.0 and is currently undergoing testing. This version contains support for a much wider range of modems and contains a new graphical user interface. A public test version of Communicado Fax version
4.0 was released on December 27, 2000. A public test version is available so that users have access to the program on a time limited basis, usually 30 days, and can provide us with general comments and details of any bugs or errors they may encounter in use of the public test version. A commercial version of Communicado Fax version 4.0 was released on January 15, 2001 and retails for $49 (by way of download, or as a CD or retail box with manual). The basic features of Communicado Fax includes:

-     quick  fax  -  immediate  transmission  of  faxes;

-     packaged  faxes  -  create  standard  faxes  which  can be sent on demand;

- modem support - ability to support almost any desktop personal computer modem;

- custom coversheets - allows a user to create custom cover sheets with graphics;

-     acceptance  of  user  input  in  ASCII  text;

-     view  faxes  -  view  faxes  on  screen  and  zoom  and  rotate  images;

- attach documents - allows users to attach word processing, postscript, ASCII text documents and inbound/outbound faxes to any fax;

- ability to be configured to work as a printer driver to Star Office, Applixware, WordPerfect and others;

-     call  screening  -  allows  users  to  disconnect  unwanted  faxes;

-     online  "help"  -  allows  users  to  find assistance online; and

- automatic retry - automatic spooler to retry faxes and to advise of results via email.

Communicado Fax version 4.0 will operate on Linux operating systems including RedHat 6.1, 6.2 and 7.0, Caldera Open Linux 2.3 and eServer 2.3 and 2.4, S.U.S.E. 6.3, 7.0 and 7.1, Corel Linux 1.0 and 1.2, Turbo Linux 6.X and 7.0, Mandrake 6.X and 7.X, the current releases of the Linux operating Debian and Stormix. Users with questions regarding Communicado Fax will be able to access our technical support through our website where frequently encountered problems will be posted and addressed by our technical staff.



Arcana

     On January 31, 2001, we announced that we intended on selling a combined computer hardware and software product called Arcana. Arcana will be a separate computer hardware device which will have a Linux operating system, PerfectBACKUP+ and Communicado Fax pre-installed and pre-configured. The Arcana product is intended to be easily installed onto a computer network to provide the functionality provided by PerfectBACKUP+ and Communicado Fax.

     We do not intend on producing the hardware portion of the product but will acquire it from an original equipment manufacturer. Although we have identified several original equipment manufacturers, we have not entered into any agreements to acquire the hardware portion of the products.

     We will purchase the hardware portion of the Arcana product and then have installed a Linux operating system along with PerfectBACKUP+ and Communicado Fax. We will brand the combined device as "Arcana" and intend to sell the product through our website and through our current network of distributors and resellers.

     We  expect  that  the  product  will  be  ready  for  sale by June 1, 2001.

Brigade

     On February 1, 2001, we announced that we intended on selling another combined computer hardware and software product called Brigade. Brigade will be a separate computer hardware device which will have an embedded Linux operating system and pre-installed and pre-configured firewall software. Firewall software prevents unauthorized users (i.e. hackers) from accessing a business's computer network. We intend to develop and install an easy to use software interface, which will form part of the Brigade product and which will allow the Brigade product to be easily installed onto computer networks used by small businesses.

     We intend to purchase the hardware portion and the firewall software from one vendor and then we will brand the device as "Brigade". We intend to sell the product through our website and our current network of distributors and resellers.

     Although we have identified the vendor that manufactures the hardware portion and the firewall software, we have not entered into any agreements to purchase these products from that vendor. We are currently in the process of negotiating an agreement with that vendor.

     We  expect  that  the  product  will  be  ready  for  sale  by May 1, 2001.



FleetPro  II

     On July 13, 1999, we also acquired the rights to FleetPro II. FleetPro II is a software program which provides automated management functions for companies which use fleets of vehicles in their business operations. The software program includes modules that perform various functions including dispatching, order processing, delivery route optimization, vehicle tracking, vehicle load optimization, vehicle maintenance scheduling, tracking and analyzing vehicle fuel consumption and general accounting functions.

     To date, we have focussed on the development and commercial release of PerfectBACKUP+ and Communicado Fax and have not expended any significant resources on the development of FleetPro II. We do not expect to expend any resources on the development and release of FleetPro II until we have generated significant revenues from the sales of our other software programs.

BDI  Virage

     On July 13, 1999, we also acquired the rights to BDI Virage which is an internet based business directory software program. The program provides a business directory service over the Internet similar to that found in the yellow pages of a telephone directory.

     To date, we have focussed on the development and commercial release of PerfectBACKUP+ and Communicado Fax and have not expended any significant resources on the development of BDI Virage. We do not expect to expend any resources on the development of BDI Virage until we have generated significant revenues from the sale of our other software programs.

Internet  Service  Provider  Software

     On July 13, 1999, we also acquired the rights to certain accounting and management software intended for use by internet service providers. The program provides accounting and customer management for companies who are internet service providers.

     To date, we have focussed on the development and commercial release of PerfectBACKUP+ and Communicado Fax and have not expended any significant resources on the development of the Internet Service Provider Software. We do not expect to expend any resources on the development of this product until we generate significant revenues from the sales of our other software programs.

Option  Source  Project

     We have also implemented a concept of rewarding developers of software programs for the Linux operating system by announcing the Option Source Project. Through the Option Source Project, we plan upon taking advantage of a modified form of the existing model of open source code development in Linux. Currently, Linux is "open source" which means the rights are held by the developer of the code but this code is also available to the public to be modified as needed so long as any modifications are also published and made available to the public. This has allowed programmers all over the world to collaborate in order to develop the Linux operating system and the applications which run on it. Through this method Linux has evolved to become a highly reliable operating system.

We plan to expand and capitalize upon this open source method of software development. Through the Option Source Project we will be able to acquire a nonexclusive license from programmers of approved projects for their software and half of their intellectual property rights in the software that they develop. We expect that this will speed the development of new software programs for the Linux operating system, provide us with direct access to the new software programs in addition to experienced developers and software programmers. The Option Source Project is a natural evolution of the open source method currently in use. We expect this program to benefit programmers who have developed proprietary software packages which have not realized their commercial potential. By placing their software with us under this program, we will assist them in establishing a market for their software programs once the software program is completed and we will assist them in distributing and selling the new packaged software programs programs. In return for providing us with a non-exclusive license and half of the intellectual property rights, we will compensate the programmers with cash or issue them options, if allowable under applicable securities laws. Since the programmers have the possibility of obtaining options, we have named this project the Option Source Project.

Overview  of  the  Industry  and  the  Market

     We operate in the software development industry with emphasis on the market consisting of networked computer systems comprised of servers and workstations. Historically, servers have used the Unix operating system, and since 1993, the Linux operating system. Although Microsoft's Windows NT operating system has gained some significant market share over the past few years, we believe that the Linux operating system will continue to be an important system for both servers and desktop computer workstations for the foreseeable future.

     The Linux operating system is an open source operating system meaning that it is both free to download from the Internet and open to modification and enhancement by users and software programmers/developers. The Linux operating system, however, still tends to be used by sophisticated technical users as it lacks sophisticated tool and utility software programs with the same ease of configuration and user friendliness as is found with the Microsoft Windows and Apple Macintosh operating systems.

     Commercial adoption of the Linux operating system is being promoted by companies such as Red Hat, SuSE, TurboLinux, VA Linux, Linuxcare, Silicon Graphics, IBM and others. These commercial providers of Linux operating systems take the freely available Linux operating system and package it with enhancements that add commercial value and make the operating system easier to install and use. In addition they offer service and support contracts for their Linux operating systems.

     There is another group of vendors that provide Intel and Alpha processor based servers and workstation with pre-installed Linux operating systems. These vendors do not support Microsoft Windows or Apple Macintosh OS on their hardware. These hardware manufacturers include VA Linux, Cobalt Networks and Atipa.

     In addition to the above, major Unix hardware and software vendors are now pushing the commercialization of Linux with major investments and commitments in various forms from IBM, Dell, Gateway, Compaq, Hewlett-Packard and rebel.com. Many traditional Unix software vendors are beginning support for the operating system including Oracle, Sybase, Informix, IBM, Lotus, Corel, Sun and Progress. We are also aware of an increase in the number of companies offering training and support services for the Linux operating system with the premier suppliers being SCO (Santa Cruz Operations) and Linuxcare. Today many colleges are providing Linux courses.

The market for our software products is widespread and consists of both businesses and individuals who adopt the Linux operating system to run their computer systems, or who continue to utilize the Unix operating system to run their computer systems. With each new update release of the Linux operating system, approximately two updates per calendar year, the operating system becomes more friendly to the average consumer. We expect that this, in turn, will help to facilitate growth and acceptance of the Linux operating system.
With each new Linux installation we expect that there will be a corresponding increase in the demand for mission critical applications for the operating system. Merlin intends to exploit this expected increase in demand by providing superior software utility programs for the Linux and Unix operating system.



Our predictions and projections regarding the continued growth and increasing demand for the Linux and Unix operating systems, and in turn the expected demand for our software products are based on, among others, the following assumptions:

- Linux and Unix operating systems will continue to be accepted by the computer industry and computer users as acceptable operating systems;

- use of the Linux operating system by computer users will continue to grow in the future;

- neither the Linux nor the Unix operating systems will be replaced by new technologies or operating systems;

-     use  of  the  Unix  operating system by users will continue in the future;

- the demand for package software applications and utility programs designed to operate on Linux and Unix operating systems will continue to grow in the future; and

- our software products, PerfectBACKUP+ and Communicado Fax, will continue to be competitive products in the market place.

     We have not conducted any formal research or retained any professionals to conduct a market research study or to confirm our management's predictions and projections regarding the continued growth and increasing demand for the Linux and Unix operating systems and in turn for the expected demand for our software products. All such projections and predictions have been based upon the past experiences and beliefs our management and publicly available information which they have reviewed. Should our management's beliefs or any of this information be incorrect or inaccurate, our projections and predictions may also be inaccurate and our business and continued operations could be adversely affected.



Our  Strategy

     Our objective is to be a leading provider of high quality and competitively priced utility software programs. To achieve our business objectives, we have identified the following key components to our business strategy:

- development of software programs that are competitive in terms of price and features;

- development of software programs that can be used on a variety of different operating systems;

- development of software programs that integrate functionality from previously separate software programs;

-     development  of  software  programs with superior technology and features;
and

- development and implementation of our sales marketing model which focuses on distributing our software products through resellers, distributors and bundling our software products with other companies software products and original equipment manufacturers.

Methods  of  Distribution  of  Our  Software  Products

     Our current sales and marketing strategy focuses on distributing and selling our products through resellers, distributors and other companies who bundle their software programs with our software programs. These relationships have allowed us to distribute and sell our software programs to a greater number of users in a range of different markets. We are currently investing, and intend to continue to invest, significant resources to develop these distribution channels. Our efforts to expand our distribution channels are intended to penetrate the market and achieve widespread commercial acceptance of our software utility programs.

We will also attempt to capture market share for our products through the distribution of evaluation versions of our software over the internet. By distributing such evaluation versions of our software programs, we intend to attract future customers who will purchase our software programs after they have actually had an opportunity to use and evaluate a version of our software programs. A number of companies, like Netscape, Winzip, Eudora, Pegasus and Microsoft, have achieved success in the sales and acceptance of their software products by using such a sales and marketing strategy.

We recently began a process to establish an original equipment manufacturer sales group. The focus of this group will be to develop partnership opportunities that will see our software programs bundled with manufacturers of modems, backup and archive devices, and other computer equipment direct from the factory. We see this as a key component in our business development strategy for our software programs. To date, we have entered into OEM or bundling agreements with Caldera Systems, Inc. and TurboLinux Inc. Under both of these OEM agreements, an evaluation version of PerfectBACKUP+ version 6.2 was to be included in retail packages marketed and distributed by these companies. Caldera included the evaluation in its eDesktop release 2.4 which commenced distribution in May, 2000. An evaluation version is also to be included in TurboLinux's release 7.0, which is yet to be distributed. TurboLinux has announced that they expect their version 7.0 to be released some time in March, 2001.

We also sell and distribute our products through our website where users can order retail box versions on CD and will soon be able to download a digital distribution version of our current software programs.

We have entered into distribution, bundling or reseller agreements with the following companies:

- Caldera Systems, Inc. - bundling PerfectBACKUP+ with Caldera's OpenLinux line of software products;

- TurboLinux Inc. - bundling PerfectBACKUP+ with TurboLinux's line of Linux software products;

- Koch Media Ltd. - distribution and sale of PerfectBACKUP+ to Koch's retail customers in the United Kingdom and Southern Ireland;

- LinuxLand - sale of PerfectBACKUP+ to its international customer base through its online retail outlet and bundling PerfectBACKUP+ with its Linux product Mandrake;

- The LinuxStore.com - sale of PerfectBACKUP+ to its customer base through its online retail outlet and its direct sales force;

- G.T. Enterprises - distribution and sale of PerfectBACKUP+ to its chain of distributors, resellers and retailers throughout India;

- LinuxMall.com - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- Impera Software Corp. - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- Beyond 2000 Solutions - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- LinuxPlaza - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- IU Software - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- Circadian Software - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- eLinux.com (a division of Creative Computers Inc.) - license for the distribution and sale of all our current products;

- Hamni Information & Communications Co. Ltd. - distribution and sale of PerfectBACKUP+ to other distributors, resellers and end user customers worldwide, with the exception of direct sales in the UK and Southern Ireland;

- Cosmos Engineering Co. Ltd. - distribution and sale of PerfectBACKUP+ to its chain of distributors, resellers and retailers throughout the United States and worldwide, with the exception of direct sales in the UK and Southern Ireland;

- Italsel SRL - distribution and sale of PerfectBACKUP+ to its chain of distributors, resellers and retailers throughout Italy and worldwide, with the exception of direct sales in the UK and Southern Ireland;

- Programmers Paradise Inc. - distribution and sale of PerfectBACKUP+ to its chain of distributors, resellers and retailers throughout the United States;

Each  of  resellers  has  agreed  to:

- order our software programs from us or from an authorized dealer as necessary;

- market, demonstrate and distribute our software products to customers in their territory;

- advise customers and potential customers of technical support options provided by us; and

- provide us with a written quarterly report detailing information about sales of our products.

     To date, the reseller agreement with Frank Kasper and Associates has generated revenue of $2,180, the reseller agreement with Italsel SRL has generated $2,447 and the reseller agreement with LinuxMall.com has generated
$1,082. Although the reseller agreements have not generated significant revenues to date, we believe that such reseller agreements are a necessary part in establishing a distribution network to have our products marketed locally and internationally.

Competition

     We face competition from numerous companies, some of which are more established, have greater market recognition, and have greater financial, production, and marketing resources than we do. Our software programs compete on the basis of certain factors, including:

-     product  features  and  performance;

-     price;

-     ease  of  use;  and

-     compatibility.

     The market for our software programs is competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Many of our competitors have longer operating histories, an established base of customers, greater market experience and greater financial, technical, name recognition and other resources than we do.

PerfectBACKUP+

     Competition for PerfectBACKUP+ comes from two sources, other Linux software vendors that provide backup utility software for Linux systems and backup software developers that provide backup software utilities on Microsoft Windows, Windows NT and Unix.

As a result of some in-house evaluation work that we have done on Enhanced Software Technologies' Backup and Recover (BRU) program, Lone Star Software's Lone Tar and Microlite's Backup Edge, we believe that they represent the main competitors for PerfectBACKUP+ version 7.0 for Linux. Knox's Arkeia, CA's Arcserve, Legato's Networker and Veritas' BackupExec also provide some additional competition, but, we believe, only indirectly, as they tend to offer products which are much more comprehensive, complex and expensive that are aimed at higher-end markets.

     We feel that the key competitive advantages that PerfectBACKUP+ version 7.0 enjoys are its overall feature set and a very competitive price. In addition, we believe that the user interface provides ease of use without sacrificing overall performance, and that the manual provided with the new version 7.0 release is the easiest to read, most complete manual of all the products that we regard as the key competitors to PerfectBACKUP+.

     The following are what we believe to be PerfectBACKUP+'s key features that we believe are attractive to users. As indicated, some of these features are also found on some of our key competitors' products:

- Relatively Fast Data Transfer Speed. In non-technical terms, the two fastest products that we have identified in raw data transfer are Enhanced Software Technologies' BRU program and our own PerfectBACKUP+. These two products utilize high-performance, multi-buffering engines to provide a high rate of data transfer, whether during the backup or restore process.

- Format Flexibility. Our archive format is a Linux standard format which provides added facility for data verification and portability, providing the user with the ability to restore a PerfectBACKUP+ archive on a system which does not already contain a version of PerfectBACKUP+. Lone Tar also uses a Linux standard format but one that does not readily provide data integrity, although it is portable. We have not determined the format of Enhanced Software
Technologies'  BRU  program  and  Microlite's  BackupEdge  products.

- Encryption Ability. PerfectBACKUP+ includes the ability to encrypt data as it is written to the backup media thus making it more secure than a normal backup performed by one of our competitor's utilities.

- Built In Compression Algorithm. We also utilize a built in compression algorithm that provides compression levels and speeds higher than those found in the other key competitor products.

- Full Featured Graphical User Interface. PerfectBACKUP+ features a command line, menu-driven, full-featured graphical user interface. Because the interface is written in the C++ programming language, it is fast, robust and does not overutilize central processing unit resources the way interfaces written in the Tcl/Tk programming language are prone to do. It should be noted that PerfectBACKUP+ version 7.0 utilizes a character based menuing system that is being phased out in the industry, but that we intend to replace it in the next version of PerfectBACKUP+ that is currently in development.

Enhanced Software Technologies' BRU program features a command line, menu-driven, and X window interface. The graphic interface is written in Tcl/Tk which, as noted above, demands significant central processing unit resources when running, sometimes utilizing up to 90% and higher of the central processing unit's capability, making ordinary use of the computer difficult while a backup is in progress.

Lone Tar provides only a character-based, menu-driven interface. We feel the lack of a graphical user based interface is a significant disadvantage for Lone Tar.

Microlite's BackupEdge provides a command line and menu-driven interface, and a graphical interface for fast file restore operations. We feel that Microlite's lack of a full-featured graphical interface will become a disadvantage.

- Autodetection. PerfectBACKUP+, Enhanced Software Technologies' BRU program release 16 and Microlite's BackupEdge automatically detect and configure Linux supported disk drives and tape devices. Lone Tar does not appear to support autodetection of such disk drives and tape devices.

- Autochanger. PerfectBACKUP+ versions 6.2 and 7.0 include an autochanger module that will automatically detect Linux supported tape libraries. Microlite's BackupEdge also includes autochanger support while Lone Tar does not. It is unknown at this time to what degree Enhanced Software Technologies' BRU program supports autochangers.

- Network Backup Support. Both our PerfectBACKUP+ and the products of our key competitors provide complete support for network backup including Novell servers, Microsoft Windows and NT servers and workstations, Apple and network file system attached hard drives.

- Ease of Installation. PerfectBACKUP+ is delivered as an RPM automatic installation package which facilitates easy graphical installation of the product, while the competitive products feature command line installation scripts which are somewhat more cumbersome.

- Price. Enhanced Software Technologies' BRU program retails for $299, PerfectBACKUP+ version 7.0 for $129 and Microlite's BackupEdge for $300. The personal version of Lone Tar retails for $89 and pricing for the commercial version of Lone Tar is not currently available.

     PerfectBACKUP+ does suffer a number of disadvantages when compared with our key competitors' products. These include the lack of a fast file restore function, inadequate CD-ROM and DVD support and the need to update the graphical user interface to a more modern look and feel.

     Enhanced Software Technologies' BRU program and Lone Tar both come with crash recovery booting mechanisms, called CRU and Lone Tar, respectively, which are not a part of the standard PerfectBACKUP+. Microlite's product provides a crash recovery utility called RecoverEdge which provides for making a bootable floppy disk, CD or DAT tape for recovery purposes. However, as most Linux distributions now include the automatic creation of a bootable recovery disk, we feel a crash recovery feature is almost redundant at this time. Lone Tar provides a fast recovery function that will "block-seek" through a tape at high speed to locate a particular file for restoring. We regard this as a necessary feature for any future version of PerfectBACKUP+.

     In the Unix operating system area, the main competitor is Legato, a company that focuses on enterprise Unix server backup. However, Legato's product is
extremely  expensive  to    purchase  and  operate    when  compared with
PerfectBACKUP+.  Other  competing  products  and  services  exist  from Computer
Associates and IBM. However, due to the significantly different focus of their products, being mainframe computers, and the pricing model they have implemented, we do not feel that we compete with them directly, nor do we anticipate competing with them in the near future.

In addition to commercial competition from the products mentioned above, PerfectBACKUP+ must also compete against Amanda, an open source network archiving utility developed at the University of Maryland and supported at Source Forge, an open source development. At the present time, however, Amanda does not support all of the different network protocols and devices supported by most commercial packages, including PerfectBACKUP+. Furthermore, Amanda is not supported and is provided to users on an as is basis. Accordingly, we feel that Amanda is not currently a competitor in environments where Linux is used commercially, due to its lack of commercial support.

      Finally, there are a number of shareware backup products available for the Microsoft Windows operating system. We feel that these products are not direct competitors as they are not available for the Linux or Unix operating systems, but could provide us competition in the future should we release PerfectBACKUP+ for use on the Microsoft Windows operating system.

Communicado  Fax

We anticipate that Communicado Fax will be priced at $49 (download CD or retail box and manual). Competition for Communicado Fax comes primarily from Unix fax software suppliers and the new software technologies including electronic mail and Internet conferencing. However, there are also fax products similar to Communicado Fax available for the Microsoft Windows and Windows NT operating systems and there are a couple of open source fax products. None of these competing products provides a complete end-to-end solution. The Internet has also given rise to e-mail to fax gateways and fax portals.

     As a result of an in-house evaluation, we have identified the main competitors of Communicado Fax from Linux based multi-line fax software programs as including:

- VSI-Fax distributed by VSystems Inc., whose base product for Linux is priced at $1,434 and is limited to 5 users and four fax ports, or lines;

- Faximum Software Inc., whose client server product sells for $495 or more depending on configuration. As of this date, Faximum does not appear to provide fax viewing for the X-Window environment used by Linux and Unix;

-     Lightning FAX, distributed by Interstar Technologies Inc.;

-     fax2send, distributed by Beacon Computer Services;

- Sendfax, an open source product that does not provide many of the features found in Communicado Fax; and

- Hylafax, another open source product that does not provide many of the features found in Communicado Fax and is not as user-friendly as Communicado Fax.

     Sendfax is widely used and provides some voice facility but is not very well supported and is very difficult to configure. It also does not include an integrated desktop environment and the user is left to their own devices to put together different programs to provide a desktop solution. Hylafax, the latest open source entry, is also a difficult product to configure and suffers problems similar to Sendfax for desktop use.

     We used to consider Faximum a competitive threat. However, we have found it very difficult to determine from Faximum's website and literature exactly which products are available for the Linux platform. Almost all of Faximum's products appear to be available for traditional Unix platforms and only three products, Faximum Messaging Server, Faximum Messaging Gateway and Mfax appear to be available for Linux.

     Of the above, only Mfax can possibly be considered a competitive product as it provides the fax sending and receiving functions that are part of the server program of Communicado FAX. However, it does not provide scheduling or user interface capabilities that are a part of Communicado FAX. Mfax is priced at $495 while Communicado FAX is priced at $49 including the user interface features.

     While it is possible Mfax and Faximum's products could compete with Communicado FAX in the future, we do not feel that Faximum's products are a competitive threat at this time.

     VSI-FAX and Fax2send, on the other hand, do provide features for the Linux platform that are a part of the Communicado FAX product. These products are available for Linux distributors from RedHat and Caldera and provide:

-     multiple  modem/incoming  and  outgoing  line  capabilities;

-     customizable  cover  sheets;

- integration with desktop office applications such as word processing and spread sheets;

-     fax  address  books;

-     broadcasting;

-     scheduling;

-     clients  and  printer  drivers  for  Unix,  Linux  and  Windows;

-     fax  viewing  within  a  graphical  environment;

-     fax  printing;  and

-     multiuser  capabilities

VSI-FAX  Advantages:

-     intelligent  fax  board  support;

-     least  cost  routing  (to  reduce  the  cost  of  sending  faxes);

-     close  integration  with  Microsoft  Outlook  and  Lotus  Notes;  and

-     web  client  (for  some  operating  systems).

VSI-FAX  Disadvantages:

- this product has a significant cost disadvantage when compared with Communicado FAX due to the basic product pricing and the additional cost per additional supported modem line;

-     the  initial  5  client  licence  is  $1,495;

- additional line support is charged on a declining scale from $780 per line; and

-     per  user  costs  are  $50  which  is  competitive  with  Communicado FAX.

Fax2send  Advantages:

- competitively priced with Communicado FAX for single modem line configurations: $25 for a single user, single line; $99 for 4 user, single modem line and $299 for 25 user, single line configuration.

Fax2send  Disadvantages:

-     produced  and  supported  from  the  United  Kingdom;

- additional modem line charges start at $500 and the client must first purchase the Enterprise version for $1,499.
Communicado  FAX  advantages:

- completely portable between operating systems with Java programming language interface;

- fast fax creation reduces need to use work processing or other application to produce fax initially;

-     fax  filtering  to  limit  junk  fax  reception;

- $50 for single user version, multiple line is very competitive with VSI-FAX but not quite competitive with Fax2send; and

- $200 for the 5 user version, multi-line is very competitive with Fax2send at $1,499 + $500 per additional line and the VSI-FAX per additional port charge of $750.

Communicado  FAX  disadvantages:

-     no  least  cost  routing  (to  reduce  fax  costs);

-     limited  integration  with  Microsoft  Outlook  and  Lotus  Notes;

-     no  web/browser  interface;  and

-     no  intelligent  fax  board  support  at  this  time.

     Finally, LightningFAX, which is available for Linux, appears to only support "intelligent" fax boards and does not appear to support lower cost fax modems. We do not consider LightningFAX a competitor at this time due to its high implementation costs of at least $1,500 per server, and the fact that it does not support desktop fax modems.

     In summary, we feel that Fax2send is our major competitor in the Linux fax marketplace. However, we feel we have an advantage in the North American and Asia Pacific regions due to our proximity to those markets.

     We do not feel that either of the open source options, Hylafax and Sendfax, represent competition for Communicado FAX largely because they are not completely integrated solutions, nor do they come with commercial support, even though they are distributed free. In fact, both products are provided on a strictly as-is basis with no warranties of any kind.

Software  Market  -  Competition  Generally

     The market in which we compete is intensely competitive, highly fragmented and rapidly changing. In order to compete, we must enhance our current software programs, enhance the interoperability of our software programs with other programs and operating systems, develop new products in a timely fashion and develop key strategic partnerships with other hardware and software vendors.

Many of our competitors are larger and have greater financial, technical, marketing and other resources than us. Because there are relatively low barriers to entry in the software market, we expect additional competition from other established and emerging companies. Increased competition is likely to result in price reductions, reduced gross margins and increased difficulty in establishing market share, any of which could have a material adverse affect on our business, operating results and financial condition.

Intellectual  Property,  Government  Approvals  and  Regulations

     We have applied for or are in the process of applying for trademark protection in the United States for "Merlin Software Technologies, Inc.", "Software That's Pure Magic", "Linux for the Masses", "Communicado",
"Merlin Softech" and "Option Source". We have applied for trademark protection in Canada for "Linux for the Masses". We have also sought trademark protection in the United States and Canada for our corporate symbol which is a penguin dressed in a magicians cape and hat with wand in hand. We have secured the registration of the domain name "www.merlinsoftech.com", among others.

     Our software programs are not protected by any patents nor do we intend to seek any such protection. We do treat our software programs and their associated technology as proprietary and own all copyrights in such programs. We have applied for, or are in the process of applying for, copyright registrations in the United States for our software programs.

We require all employees to sign confidentiality agreements regarding their work for us and all rights to technology created by such employees are retained by us. We distribute our software programs under license agreements that are signed by end-users. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy, or obtain and use information we regard as proprietary. Policing unauthorized use of our products and infringement of our copyrights is difficult and software piracy is expected to be a persistent problem. Additionally, the laws of some foreign countries do not protect our proprietary rights, including our copyrights, to the same extent as do the laws of the United States.

     We  have  however filed a patent application in connection with the process
involved  in  our   Option  Source  Project.

     We are not aware that our products, trademarks, or other proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their patents or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause product shipment delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. As the number of software products in the industry increases and the functionality of such products further overlap, we believe that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business, operating results and financial condition.

Suppliers

     All supplies used in our business are readily available from a number of sources.

Customers

     We believe that a majority of our future growth will be generated from new customers. This expectation is the reason why we intend on developing an in-house sales and marketing team.

Employees

     We have 15 permanent employees in the areas of corporate administration, product development and sales and development. We also have 4 independent contractors providing research and strategic planning services, management consulting services, market research services and capital raising services.

Research  and  Development

As of September 30, 2000, we have expended an aggregate of $803,736 on the development of PerfectBACKUP+ and Communicado Fax. We will expend a significant amount of time and money in the next 12 months on research and development activities. These activities will focus on the following three areas: updating the design and adding new features to PerfectBACKUP+, translating both PerfectBACKUP+ and Communicado Fax so that they will operate on different computer operating systems updating both PerfectBACKUP+ and Communicado Fax so that they can be purchased for several different languages (ie. German and Spanish) and developing new products that will compliment our present software programs. By updating the design of PerfectBACKUP+, PerfectBACKUP+ will become more functional and easier to use. The benefit of porting, or translating our software programs so that they are capable of running on other operating systems is that our products become saleable to a greater number of users.

PROPERTY

     Merlin leases approximately 3,700 square feet of office space located at 4199 Lougheed Highway, Suites 200 and 201, Burnaby, British Columbia, Canada V5C 3Y6 (604) 320-7227 under a lease which expires on August 30, 2002 for an annual rent of approximately CDN$51,800 (approximately $35,000), including its proportionate share of operating expenses.

                                   MANAGEMENT

Directors  and  Executive  Officers  of  Merlin

     All directors of the Company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of the Company are appointed by the Board of Directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration as such, are as follows:




                                                     DATE FIRST
NAME                                       POSITION HELD WITH THE COMPANY           AGE  ELECTED OR APPOINTED
---------------------------------  -----------------------------------------------  ---  --------------------

Robert Heller                      Director and President                            45  Director and President
                                                                                         since January 19, 2000

Trevor McConnell                   Director, Chief Financial Officer and Treasurer   36  Director since May 22,
                                                                                         2000 and Chief Financial
                                                                                         Officer and Treasurer
                                                                                         since May 10, 2000

Webb Green                         Director                                          58  Director since October
                                                                                         4, 2000


Hank Barber                        Director                                          57  Director since October
                                                                                         25, 2000

Kevin O'Reilly                     Vice President of Marketing                       34  Vice President since
                                                                                         January 4, 2001

James Baglot                       Vice President of Sales                           44  Vice President since
                                                                                         January 4, 2001
=================================  ===============================================  ===  ====================



Business  Experience

     The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Robert  Heller, Director and  President  and  Chief  Executive  Officer

     Robert Heller has been involved in the computer and software industries since 1978 and in the Internet business since 1990. He has owned his own software consulting business for over 17 years, providing design development and management to key corporate accounts throughout Canada and the United States. He is also the President of B.O.S.S. Systems Inc., a software development and consulting firm, having served in that capacity since 1986. He was the President of Express Lane Communications Corporation, an Internet service provider, for two years from 1995 until 1997. For the six years prior to 1986, Mr. Heller held various managerial positions at Radio Shack, Canada, and Tandy Corporation, U.K. where he spent six years.

     Mr. Heller was educated in South Africa and England, graduating from Cauldon College of further education in the UK in 1976. Mr. Heller has completed a number of post secondary education courses through private and professional institutions. Mr. Heller has over eighteen years of experience with UNIX based software application and development. He has designed, developed and implemented systems including health care management systems, financial management software for automotive dealerships and UNIX based voice and faxmail server systems for InstaFax. Mr. Heller has also provided consulting services to N.C.R. Corporation, Xerox, Data Processing Managers Association and Unisys, and specializes in the analysis of business needs and procedures.

Trevor  McConnell, Director and  Chief  Financial  Officer and Treasurer

     Trevor McConnell is a member of the Certified General Accountants Association of British Columbia. He was been involved in accounting and financial management since 1982. From April 1992 to September 1996, he was the Vice President of Finance for Glas-Aire Industries Ltd., a public company involved in the manufacture of automotive accessories, whose common shares trade on the Nasdaq SmallCap Market. From September 1996 to September 1999, he was the Director of Finance and Administration for Seacor Environmental Inc., the Canadian subsidiary of Secor Inc., an environmental engineering company.



     From March 1988 to April 1992, he was employed with a firm of Chartered Accountants, as an accountant and performed a wide range of services for public, private and non-profit organizations. From October 1999 to April 2000, he was an independent consultant to a legal practice specializing in real estate transactions and has provided consulting services to various businesses on Canadian commodity tax matters.

Webb  Green,  Director

     Webb Green has been involved in providing market research services for over twenty years. Since 1986, Mr. Green has been the CEO of TRD Frameworks who provided market research services for a number of regional and national clients like Airborne Express, Alaska Airlines, DuPont, Microsoft Corporation among others. Mr. Green obtained his Masters of Business Administration from California State University. Since then he has taken some post-graduate courses at Harvard University, University of California at Berkeley and the University of Washington.



Hank  Barber,  Director

     Hank Barber is the founder and President of Hank Inc., a consulting firm that specializes in brand audits and strategic growth planning for developing brands and companies. Hank Inc. was founded in 1997. Prior to that from 1983 to 1997, Mr. Barber was the Managing Director of the Seattle office of McCann, a multinational advertising agency.

     Mr. Barber is a graduate of the University of Washington in Journalism where he served as an extension program advisor and instructor for three years. He also completed the University of Chicago Graduate School executive program and has served as Chairman of the Washington State Council of the American Association of Advertising Agencies.

Kevin  O'Reilly,  Vice  President  of  Marketing

     Kevin O'Reilly has been involved in marketing or market analysis for the last seven years. Since August, 2000, he was the Vice President of Market
Development for Ezula Inc., where he was a member of an executive team responsible for revenue generation and technology distribution. From January, 2000 to August, 2000, he was the Senior Director of Strategic Development for 1stUp.com Corporation responsible for developing revenue streams for new advertising technology. From July, 1999 to January, 2000, he was the Director of Business Development for Evesta.com and was responsible for development of distribution channels for free and filtered internet access. From January, 1999 to June, 1999, Mr. O'Reilly was an Executive Analyst with George S May International Company, a management consulting firm, during which time he performed business analysis of small and medium sized companies. From January, 1998 to November, 1998, he was a Sales Executive with Silicon Graphics, Inc. and was responsible for sales of software to internet service providers and web hosting companies. From January, 1997 to January, 1998, he was the Director of Marketing for Lantech, Inc. and developed an internet strategy for companies using local and wide area computer networks. From November, 1993 to January, 1997, he was the Director of Market Analysis at Intelligent Electronics and was responsible for developing business plans and market analyses for various companies.

     Mr. O'Reilly obtained a Master's Degree in Cognitive Science from the University of Essex and a Bachelor's Degree in Psychology from the University of Warwick.

James  Baglot,  Vice  President  of  Sales

     James Baglot has been involved in sales and marketing in the computer and software industries for over ten years. Mr. Baglot is a founder of Rocket Builders, a company which provides management consulting services. Rocket Builders was founded in November, 1999. He has been providing management consulting services, primarily focusing on sales and marketing, to various companies from November, 1999 to the present. From April, 1999 to December, 1999, he was the Director of Sales for Onvia.com, Inc. and from January, 1998 to February, 1999, he was the Director of Sales and Marketing for Multiactive Technologies Inc. In both of these positions he was responsible for all aspects of the sales, marketing and management of these companies products and services. From April, 1997 to December 1997, he was the General Manger (British Columbia region) for Gandalf Canada Ltd., a company which provides hardware, consulting and associated computer network services. At Gandalf, Mr. Baglot was responsible for the sales and operations in British Columbia of Gandalf. From January, 1994 to February, 1997, Mr. Baglot was the Multivendor Customer Service Sales Manager for British Columbia responsible for sales of Digital's computer equipment and services in British Columbia. Mr. Baglot has taken numerous industry courses related to technology and computers during the last 18 years.

Committees  of  the  Board

     We  do  not  have  an  audit  or  compensation  committee  at  this  time.

Family  Relationships

     There are no family relationships between any director or executive officer.

                             EXECUTIVE COMPENSATION

     No compensation was paid to the officers and directors of Merlin (the inactive public company) during the fiscal year ended December 31, 1999. No executive officer of Merlin received annual salary and bonus in excess of $100,000. Prior to the acquisition of Merlin Software Technologies Inc. and for the period between June 25, 1999 (incorporation) and December 31, 1999, Merlin Software Technologies Inc. paid the following compensation to its chief executive officer and its executive officers:




                                                                        SECURITIES
NAME AND PRINCIPAL POSITION                        SALARY PAID(1)   UNDERLYING OPTIONS
-------------------------------------------------  ---------------  -------------------

Robert Heller, President                           $        67,750           150,000(2)
                                                   ---------------  -------------------
Shelley Montgomery, Secretary and
Vice President (3)                                 $        42,700           150,000(2)
                                                   ---------------  -------------------
Gary Heller (4)                                    $        57,500           150,000(2)
=================================================  ===============  ===================

(1)     For  the  period  between  June 25, 1999 (incorporation) and December 31, 1999.

(2)     Represents  options  to  acquire 150,000 shares at $1.00 per share.  These were exchanged  for options to acquire 150,000 shares of our common stock at $1.00 per share as  part  of  our  acquisition  of  Merlin  Software  Technologies  Inc.

(3)     Shelley  Montgomery  resigned  as  a  director  and  officer  of Merlin and our subsidiary on January 18, 2001.

(4)     Gary  Heller resigned as a director and officer of Merlin and our subsidiary as of  July  7,  2000.




There were no grants of stock options or stock appreciation rights made during the fiscal year ended December 31, 1999 to Merlin's (the inactive public company) executive officers and directors, prior to the acquisition of Merlin Software Technologies Inc. Prior to the share exchange, Merlin Software Technologies Inc. granted an aggregate of 781,000 stock options to its employees, consultants, officers and directors. On January 14, 2000, we entered into a letter agreement with Merlin Software Technologies Inc. whereby we agreed to grant an equal number of stock options in exchange for these existing stock options. The options were actually exchanged on April 26, 2000. The grants of stock options are described below.

Employment/Consulting  Agreements

     On March 8, 2000, we entered into an agreement with Robert Heller in connection with his positions as President and Chief Executive Officer. Mr. Heller's annual salary is $120,000, together with any annual bonuses as may be determined by our board of directors. Mr. Heller's agreement was effective January 19, 2000 and continues until terminated in accordance with its provisions. The Company is entitled to terminate Mr. Heller's agreement at any time for cause and without cause on three months written notice (or twelve months salary in lieu of such written notice). Pursuant to the terms of the agreement, Mr. Heller is entitled to a severance payment of $240,000 or two years salary, whichever is greater, plus 700,000 shares of common stock should there be a change of control of Merlin.

     On May 1, 2000, we entered into an agreement with Trevor McConnell in connection with his position as Chief Financial Officer and Treasurer. Mr. McConnell's annual salary is CDN$66,000 (approximately $44,000) together with any annual bonuses as may be determined by our board of directors. Mr.
McConnell's agreement was effective April 24, 2000 and continues until terminated in accordance with its provisions. The Company is entitled to terminate Mr. McConnell's agreement at any time for cause and without cause on three months written notice (or twelve months salary in lieu of such written notice). Pursuant to the terms of the agreement, Mr. McConnell is entitled to a severance payment of CDN$69,000 (approximately $46,000) or twelve months salary, which ever is greater, plus 100,000 shares of our common stock should there be a change of control of Merlin.

     On March 6, 2000, we entered into an agreement with Shelley Montgomery in connection with her positions as Treasurer and Vice President of Sales. Ms. Montgomery's annual salary is $96,000, together with any annual bonuses as may be determined by our board of directors. Ms. Montgomery's agreement was effective January 19, 2000 and continues until terminated in accordance with its provisions. We are entitled to terminate Ms. Montgomery's agreement at any time for cause and on three months written notice (or ten months salary in lieu of such written notice). Pursuant to the terms of the agreement, Ms. Montgomery is entitled to a severance payment of $192,000 or two years salary, whichever is greater, plus 500,000 shares of our common stock should there be a change of control of Merlin. Ms. Montgomery resigned on January 18, 2001 and we are not obligated to pay her any severance under the terms of her agreement.

     On October 5, 2000, we entered into a consulting agreement with Webb Green whereby Webb Green will provide market research services. Webb Green is one of our directors. The consulting agreement is for a one year term and we will grant to Webb Green options to acquire 36,000 shares of our common stock at $1.75 per share. Those options will vest as to 3,000 options per month commencing on October 5, 2000. We may terminate the consulting agreement on 30 days written notice.

     On October 25, 2000, we entered into a consulting agreement with Hank Barber whereby Hank Barber will provide strategic management and marketing services. Hank Barber is one of our directors. The consulting agreement is for a one year term and we will grant to Hank Barber options to acquire 36,000 shares of our common stock at $1.75 per share. Those options will vest as to 3,000 options per month commencing on October 25, 2000. We may terminate the consulting agreement on 30 days written notice.

     On January 4, 2001, we entered into an agreement with Kevin O'Reilly in connection with his position as Vice President of Marketing. Mr. O'Reilly's annual salary is $120,000, together with a performance bonus related to the level of sales of our products. Mr. O'Reilly's agreement was effective January 4, 2001 and continues until terminated in accordance with its provisions. We are entitled to terminate Mr. O'Reilly's agreement at any time for cause and without cause if we pay Mr. O'Reilly a severance payment of $30,000.

     On January 4, 2001, we entered into an agreement with Jim Baglot in connection with his position as Vice President of Sales. Mr. Baglot's annual salary is $90,000, together with a signing bonus of CDN$5,000 (approximately $3300) and a performance bonus related to the level of sales of our products. Mr. Baglot's agreement was effective January 4, 2001 and continues until terminated in accordance with its provisions. We are entitled to terminate Mr. Baglot's agreement at any time for cause and without cause if we pay Mr. Baglot a severance payment of $22,500.

     There are no arrangements or plans in which the Company provides pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than the management agreements discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Stock  Option  Plan

     On May 1, 2000, our board of directors approved a Stock Option Plan referred to as the "2000 Stock Option Plan".

     We established the 2000 Stock Option Plan to serve as a vehicle to attract and retain the services of key employees and to help them realize a direct proprietary interest in us. The 2000 Plan provides for the grant of up to 3,000,000 non-qualified or incentive stock options. Under the 2000 Stock Option Plan, officers, directors, consultants and employees are eligible to participate. The exercise price of any incentive stock option granted under the 2000 Stock Option Plan may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price of options granted to an individual whose holdings exceeding 10% of voting power must be at 110% of the fair market value on the date of grant. The aggregate fair market value
(determined as of the grant date) of the shares of common stock for which incentive stock options may first become exercisable by an optionee during any calendar year, together with shares subject to incentive stock options first exercisable by the optionee under any of our other plans, cannot exceed $100,000. Shares subject to options under the 2000 Stock Option Plan may be purchased for cash. Unless otherwise provided by the board, an option granted under the 2000 Stock Option Plan is exercisable for a term of ten years (or for a shorter period up to ten years). An option granted to an individual whose holdings exceed 10% of the voting power is exercisable for a term of 5 years. The 2000 Stock Option Plan is administered by the board of directors, which has discretion to determine optionees, the number of shares to be covered by each option, the vesting and exercise schedule, and any other terms of the options. The purchase price and number of shares of each option may be adjusted in certain cases, including stock splits, recapitalizations and reorganizations. The 2000 Stock Option Plan may be amended, suspended or terminated by our board of directors, but no action may impair rights under a previously granted option. Options under the 2000 Stock Option Plan can not be assigned except in the case of death and may be exercised only while an optionee is employed by us, or in certain cases, within a specified period after employment ends. As of December 31, 2000, 901,000 options to acquire shares of common stock were granted under the 2000 Plan.


OPTIONS  GRANTED  IN  THE  CURRENT  YEAR
(through  September  30,  2000)


                      NUMBER OF SHARES       % OF TOTAL                       MARKET
                       OF COMMON STOCK    OPTIONS GRANTED      EXERCISE        PRICE
                     UNDERLYING OPTIONS     TO EMPLOYEES     OR BASE PRICE    ON DATE     EXPIRATION
NAME(5)                GRANTED IN 2000       IN 2000(1)        ($/SHARE)     OF GRANT        DATE
-------------------  -------------------  ----------------  ---------------  ---------  --------------

Robert Heller . . .           150,000(2)             18.1%  $          1.00  $    2.50  May 1, 2005
                     -------------------  ----------------  ---------------  ---------  --------------
Shelley Montgomery(3)         150,000(2)             18.1%  $          1.00  $    2.50  May 1, 2005
                     -------------------  ----------------  ---------------  ---------  --------------
Trevor McConnell. .              48,000               5.8%  $          1.00  $   2.625  April 24, 2010
                     -------------------  ----------------  ---------------  ---------  --------------
Gary Heller(4). . .        150,000(2)(4)             18.1%  $          1.00  $    2.50  May 1, 2005
-------------------  -------------------  ----------------  ---------------  ---------  --------------

(1)     The  total  number  of  options  to purchase common shares granted to employees/consultants to
September 30, 2000 is 829,000.  Subsequent to September 30, 2000, there were options to acquire 72,000 shares  of  our  common  stock  granted  to  two  new  directors.  See  footnotes  (4)  and (5) below.

(2)     The  options were granted as part of the share exchange with Merlin Software Technologies Inc.
were  we  granted options in exchange for all outstanding options in Merlin Software Technologies Inc.
We  granted  these  options  on  the  same  terms  and  conditions  as were granted by Merlin Software
Technologies  Inc.

(3)     Shelley  Montgomery  resigned  as  a  director  and officer of Merlin and our subsidiary as of
January  18,  2001,  at  which  time  100,000  options  had vested and 50,000 unvested options expired immediately.

(4)     Gary  Heller  resigned  as  a  director and officer of Merlin and our subsidiary as of July 7,
2000,  at  which  time  75,000  options  had  vested  and 75,000 unvested options expired immediately.

(5)     Webb  Green  was  appointed  to  the Board of Directors of Merlin on October 4, 2000.  Also on
October  4,  2000, Mr. Green was granted 36,000 options to purchase common shares at an exercise price of  $1.75,  expiring on October 4, 2010.  The options vest as to 3,000 per month.  The market price at the  date  of  grant  was  $1.25.


(5)     Hank  Barber  was  appointed to the Board of Directors of Merlin on October 25, 2000.  Also on
October 25, 2000, Mr. Barber was granted 36,000 options to purchase common shares at an exercise price of  $1.75, expiring on October 25, 2010.  The options vest as to 3,000 per month.  The market price at the date of grant was $1.25.

(5)     Kevin  O'Reilly  was  appointed  as  an officer of Merlin on January 4, 2001 and  was  granted
120,000  options  to  purchase  common shares at an exercise price of $0.21 (as to 20,000 options) and
$0.35 (as to 100,000 options), expiring on January 4,  2006.  The options vest as to 20,000 options on
January  4,  2001 and as to 100,000 options on January 4, 2002.  The market price at the date of grant was  $0.34.

(5)     James  Baglot  was  appointed  as  an  officer  of Merlin on January 4, 2001 and  was  granted
100,000 options to purchase common shares at an exercise price of $0.35, expiring on January 4, 2006.
The options vest as to 20,000 options on January 4, 2001 and as to 80,000 options on January 4, 2002.
The market price at  the  date  of  grant  was  $0.34.







VALUE  OF  THE  OPTIONS  GRANTED  IN  THE  CURRENT  YEAR  (through  September  30,  2000)


                                                           NUMBER OF SHARES
                                                           OF COMMON STOCK              VALUE OF
                                                              UNDERLYING              UNEXERCISED
                                                          UNEXERCISED OPTIONS        IN-THE-MONEY
                            SHARES             VALUE      AT SEPT. 30, 2000           OPTIONS AT
                         ACQUIRED ON         REALIZED       EXERCISABLE/       SEPT. 30, 2000 EXERCISABLE/
NAME                     EXERCISE (#)           ($)         UNEXERCISABLE          UNEXERCISABLE(1)
-------------------  --------------------  -------------  -----------------  -----------------------------

Robert Heller . . .  nil                   nil              75,000 / 75,000         $     28,125 / $28,125
                     --------------------  -------------  -----------------  -----------------------------
Shelley
Montgomery(2)        nil                   nil             100,000 / 50,000         $     37,500 / $18,750
                     --------------------  -------------  -----------------  -----------------------------
Trevor McConnell. .  nil                   nil              16,000 / 32,000         $      6,000 / $12,000
                     --------------------  -------------  -----------------  -----------------------------
Gary Heller(3). . .  nil                   nil                   75,000 / 0         $          28,125 / $0
-------------------  --------------------  -------------  -----------------  -----------------------------

(1)     The value of the unexercised in-the-money option is based on a per share price of $1.375 as quoted on  the  OTC  Bulletin  Board  on  September  29,  2000.

(2)     Shelley  Montgomery  resigned as of January 18, 2001, at which time 100,000 options had vested and
50,000 unvested options immediately expired.

(3)     Gary  Heller  resigned  as  of  July  7,  2000,  at  which time 75,000 options had vested.  He has indicated  an interest to exercise all of the options but has yet to provide the necessary option exercise



Directors  Compensation

     Merlin reimburses its directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 1999.

     We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Merlin other than services ordinarily required of a director. Other than indicated below, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The General Corporate Law of Nevada empowers a company incorporated in Nevada, such as Merlin, to indemnify its directors and officers under certain circumstances.

     Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Merlin or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of Merlin or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Merlin. The By-Laws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Merlin under Nevada law or otherwise, Merlin has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Principal  Stockholders



     The following table sets forth, as of February 1, 2001, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.


                                                    AMOUNT AND NATURE         PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP(1)(10)  OF CLASS(1)
-------------------------------------------  ------------------------------  -----------

Gary Heller
1409 North Cove Blvd.
Longwood, Florida  32750. . . . . . . . . .  2,575,000 common shares(2)            19.7%
                                             ------------------------------  -----------
Robert Heller
1912 Ironwood Court
Port Moody, BC  V3H 4C3 . . . . . . . . . .  2,425,000 common shares(3)            18.6%
                                             ------------------------------  -----------


Shelley Montgomery
1302 - 9708 East Via Linda
Scottsdale, Arizona  85258. . . . . . . . .  1,140,000 common shares(4)             8.7%
                                             ------------------------------  -----------
Trevor McConnell
4636 - 220th Street
Langley, BC  V3A 8J3. . . . . . . . . . . .  24,000 common shares(5)                0.2%
                                             ------------------------------  -----------
Webb Green
5932 California Avenue S.W.
Seattle, WA  98163. . . . . . . . . . . . .  21,000 common shares(6)                0.2%
                                             ------------------------------  -----------
Hank Barber
9202 27th Avenue N.W.
Seatlle, WA 98117 . . . . . . . . . . . . .  38,000 common shares(7)                0.3%
                                             ------------------------------  -----------
Kevin O'Reilly
1212, 10th Avenue, Suite 101
San Francisco, CA 94122 . . . . . . . . . .  20,000 common shares (8)               0.2%
                                             ------------------------------  -----------
James Baglot
1514 10th Avenue
New Westminster, BC . . . . . . . . . . . .  20,000 common shares (9)               0.2%
                                             ------------------------------  -----------
Directors and Executive Officers as a Group  2,548,000 common shares(10)           19.6%
===========================================  ==============================  ===========

(1)     Based  on  12,986,928  shares  of  common  stock  issued  and  outstanding as of
February  1,  2001.  Except  as  otherwise  indicated,  we  believe  that the beneficial owners  of the common stock listed above, based on information furnished by such owners, have  sole investment and voting power with respect to such shares, subject to community property  laws  where applicable.  Beneficial ownership is determined in accordance with the  rules  of the SEC and generally includes voting or investment power with respect to securities.  Shares  of  common  stock  subject  to  options  or  warrants  currently exercisable,  or  exercisable  within  60  days,  are deemed outstanding for purposes of computing  the  percentage  ownership of the person holding such option or warrants, but are  not  deemed  outstanding  for purposes of computing the percentage ownership of any other  person.

(2)     Includes  75,000  options  exercisable  within  sixty  days.

(3)     Includes  75,000  options  exercisable  within  sixty  days.

(4)     Includes  100,000  options  exercisable  within  sixty  days.

(5)     Includes  24,000  options  exercisable  within  sixty  days.

(6)     Webb Green was appointed to our Board of Directors on October 4, 2000.  Includes
21,000  options  exercisable  within  sixty  days.

(7)     Hank  Barber  was  appointed  to  our  Board  of  Directors on October 25, 2000.
Includes  18,000  options  exercisable  within  sixty  days.

(8)     Kevin  O'Reilly was appointed as an officer on January 4, 2001.  Includes 20,000 options exercisable within 60 days.

(9)     James  Baglot  was  appointed as an officer on January 4, 2001.  Includes 20,000 options exercisable within sixty days.


(10)    Includes  178,000  options  exercisable  within  sixty  days.

(10)    Two  holders  of  the  convertible notes, Narragansett Offshore, Ltd. and Pequot
Scout  Fund  L.P.,  may  become  beneficial  owners  of more than 5% of our common stock depending  on  the  current  conversion  price upon which the convertible notes could be converted into shares of our common stock.




Changes  in  Control

     The Company is unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

     On January 14, 2000, we entered into a letter agreement with Merlin Software Technologies Inc. and its principal shareholders whereby we agreed to acquire all of the issued and outstanding shares, options and warrants of Merlin Software Technologies Inc. in exchange for issuing an equal number of our shares, options and warrants. We agreed to issue these shares, options and warrants on the same terms as had been issued by Merlin Software Technologies Inc. On April 26, 2000, as a result of a share exchange agreement, we issued 7,986,665 shares of our common stock, warrants to purchase up to 86,665 shares of our common stock and options to purchase up to 781,000 shares of our common stock in exchange for all the issued and outstanding shares, warrants and options of Merlin Software Technologies Inc. The stock exchange resulted in Merlin Software Technologies Inc. becoming our wholly owned subsidiary. Prior to the share exchange, we were an inactive shell called Austin Land & Development Inc. The shell corporation did not generate any revenue but did incur administrative expenses. Administrative expenses were $14,210 and $897 for the years ended December 31, 1999 and 1998 respectively. Immediately before the share exchange we had 4,450,025 shares of our common stock outstanding and immediately after the share exchange we had 12,436,690 shares of our common stock outstanding.

     At the time the transaction closed, Robert Heller, Shelley Montgomery and Gary Heller were officers or directors of both Merlin and Merlin Software Technologies Inc. As a result of the share exchange (i) the former shareholders of the subsidiary became 64% shareholders of Merlin and Merlin Software Technologies Inc. became a wholly-owned subsidiary of Merlin; and (ii) Robert Heller, Shelley Montgomery and Gary Heller continued as the officers and directors of both Merlin and the subsidiary.

     On July 13, 1999, Robert Heller entered into a Letter Agreement with the subsidiary whereby he transferred all of his rights to HotWireFax (now Communicado Fax) and certain accounting and management software intended for use by internet service providers to our subsidiary in exchange for 1,600,000 shares of common stock of our subsidiary, which shares were exchanged for 1,600,000 shares of our common stock in connection with our acquisition of Merlin Software Technologies Inc.

     In July, 1999, our subsidiary applied for trademark protection for three designs: a penguin wizard design, a penguin roman design and a penguin bogey design, which applications are still pending. In May, 2000, our subsidiary assigned to Merlinesque, a Nevada corporation, the rights in the trademark applications for the penguin bogey design and the penguin roman design in consideration of $10. At the time of this assignment, Robert Heller, Shelley Montgomery and Gary Heller were directors of Merlinesque. We retained the trademark for the penguin wizard design which we use in the promotion of our software programs and our corporate image. We assigned the trademarks to Merlinesque because we saw no value in those trademarks in connection with our business of a software development company, as these trademarks were intended to be used in connection with the manufacture and sale of stuffed toys.

     Pursuant to a license agreement, dated August 8, 2000, we make use of these three graphical designs in the promotion of our product and corporate image. The ownership of the copyrights for these three designs and trademarks of the penguin roman design and penguin bogey design belongs to Merlinesque whose current directors include Robert Heller. We license the three designs for an annual license fee of $1.00 for an indefinite term.

     Pursuant to a license agreement, dated August 8, 2000, our subsidiary granted to Merlinesque the right to use the trademark for the penguin wizard design in relation to Merlinesque's business of the manufacture and sale of children's toys, games, clothing, furniture, books, puzzles, computer games, animation film or videos, television programs and radio programs. The license is for an indefinite term for a fee of $1.00 per year.

     Pursuant to a domain name assignment agreement, dated August 14, 2000, we obtained for no consideration the ownership rights to 13 domain names from Boss Systems Inc., a British Columbia corporation. The directors of Boss Systems Inc. include Robert Heller and Susan Heller . We use several of these domain names in the operation of our business.

     On July 13, 1999, Shelley Montgomery entered into a Letter Agreement with the subsidiary whereby she transferred all her rights to BDI Virage (an internet based business directory software program) to the subsidiary in exchange for 800,000 shares of common stock of the subsidiary which shares were exchanged for 800,000 shares of our common stock in connection with our acquisition of Merlin Software Technologies Inc.

     On July 13, 1999, Gary Heller entered into a Letter Agreement with the subsidiary whereby he transferred all his rights to PerfectBACKUP+ and FleetPro II to the subsidiary in exchange for 1,600,000 shares of common stock of the subsidiary which shares were exchanged for 1,600,000 shares of our common stock in connection with our acquisition of Merlin Software Technologies Inc.

On October 16, 2000, we entered into a consulting agreement with Rocket Builders LP whereby we agreed to pay Rocket Builders $75,000 (approximately $50,000) and issue 75,000 shares of our common stock in return for certain consulting services to be provided by Rocket Builders. One of our new officers, James Baglot, was a partner of Rocket Builders, but ceased that relationship on January 4, 2001.


                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     (c) an exchange distribution in accordance with the rules of the exchange;

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     (e)     privately  negotiated  transactions;

     (f) market sales (both long and short to the extent permitted under the federal securities laws); and

     (g)     a  combination  of  any  aforementioned  methods  of  sale.

     In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

     We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

     All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

     Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer  Agent  and  Registrar

     The transfer agent and registrar for our common stock is Alpha Tech Stock Transfer (929 East Spiers Lane, Drepa, UT 84020).



               SELLING STOCKHOLDERS - AS AT FEBRUARY 1, 2001

     All of the shares of common stock issued or to be issued upon conversion of certain outstanding Series A 10% Senior Secured Convertible Notes, through the exercise of outstanding Series A Warrants and from a previous private placement are being offered by the selling stockholders listed in the table below. We issued the Series A 10% Senior Secured Convertible Notes and the Series A Warrants in a private placement transaction exempt from registration under the Securities Act of 1933.

     The selling stockholders may offer and sell, from time to time, any or all of their common stock issued upon conversion of certain outstanding Series A 10% Senior Secured Convertible Notes, through the exercise of outstanding Series A Warrants and acquired in a previous private placement. Because the selling stockholders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

FOR A DESCRIPTION OF THE SERIES A 10% SENIOR SECURED CONVERTIBLE NOTES AND SERIES A WARRANTS - SEE THE SECTION BELOW ENTITLED "SERIES A 10% SENIOR SECURED CONVERTIBLE NOTES AND SERIES A WARRANTS".



     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of February 1, 2001, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders, including shares that may be acquired upon the exercise of the Series A 10% Senior Secured Convertible Notes, the Series A Warrants or other rights to acquire shares.




                        NUMBER OF
                         SHARES
NAME OF SELLING         OWNED BY     NUMBER OF                                                     NUMBER OF SHARES OWNED
STOCKHOLDER AND          SELLING       SHARES            NUMBER OF                                 BY SELLING STOCKHOLDER
POSITION, OFFICE OR    STOCKHOLDER   UNDERLYING           SHARES                                   AFTER OFFERING(1) AND
MATERIAL RELATIONSHIP    BEFORE     CONVERTIBLE         UNDERLYING              TOTAL SHARES       PERCENT OF TOTAL ISSUED
WITH MERLIN             OFFERING      NOTES(2)           WARRANTS                REGISTERED            AND OUTSTANDING
---------------------  -----------  ------------  -----------------------  ----------------------  -----------------------
                                                                                                      # OF SHARES / % OF CLASS
                       -----------  ------------
Narragansett I, L.P    Nil          2,148,000(4)         310,950(4)              2,458,950                  0     /    0%
purchaser and holder
of Convertible Notes
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Narragansett
Offshore, Ltd.         Nil          2,854,000(5)         413,150(5)               3,267,150                 0    /     0%
purchaser and holder
of Convertible Notes
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Pequot Scout Fund,
L.P.                   Nil          4,009,000(6)         580,350(6)               4,859,350                 0    /     0%
purchaser and holder
of Convertible Notes
                       -----------  ------------  -----------------------  ----------------------  -----------------------
SDS Merchant Fund,
L.P.                   Nil          1,489,000(7)         215,550(7)               1,704,550                 0    /     0%
purchaser and holder
of Convertible Notes
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Anita Chan. . . . . .       40,000  N/A                              N/A                  40,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Jean Chao . . . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Wayne J. Cooper . . .       20,000  N/A                              N/A                   20,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Kwok Fong . . . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Patrick Fung. . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Ranjit Gill . . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------


Yann J. Hsiao . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Allan Johnson . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Shayda Kassam . . . .       20,000  N/A                              N/A                   20,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Austin Kay. . . . . .       20,000  N/A                              N/A                   20,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Janet Lin . . . . . .       20,000  N/A                              N/A                   20,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
William Negus . . . .        4,000  N/A                              N/A                    4,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Paolo Rubino. . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Rory Stowell. . . . .       30,000  N/A                              N/A                   30,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Chih-Cheng Tai. . . .       30,000  N/A                              N/A                   30,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Keith J. Tapp . . . .      100,000  N/A                              N/A                  100,000        100,000 /   0.8%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Chester Thorton . . .       50,000  N/A                              N/A                   50,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Malek Virani. . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Tasneem Virani. . . .       36,000  N/A                              N/A                   36,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Wade Wills. . . . . .       40,000  N/A                              N/A                   40,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
Chen Tao Wu . . . . .       10,000  N/A                              N/A                   10,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
E.B. Coxe & Co. LLC        300,000  N/A                              N/A                  300,000           0    /     0%
                       -----------  ------------  -----------------------  ----------------------  -----------------------
TOTAL . . . . . . . .      800,000   10,500,000                1,520,000               12,820,000
---------------------  -----------  ------------  -----------------------  ----------------------

(1)     Assumes  all  of  the  shares  of  common  stock  offered  are  sold.

(2)     Pursuant  to  a  Registration  Rights Agreement, we agreed to register a minimum of 4,095,000 shares of our common stock issuable  upon conversion of the convertible notes and exercise of the warrants.  We have estimated that up to 10,500,000 shares of  common  stock  (at  a conversion price of $0.20 per share) will be issued upon conversion of the Notes.  Accordingly, we are registering a minimum of 10,500,000 shares of our common stock upon conversion of the notes and 1,520,000 shares of common stock issuable  on  exercise  of  the  warrants.  However,  the  actual  number  of shares of common stock issued or issuable upon the conversion of the convertible notes  or exercise of the warrants is subject to adjustment depending upon factors which cannot be predicted by us at this time, including,  among  others,  the future market prices of the common stock.  Accordingly, the number of  shares of common stock set forth for the selling stockholder may exceed the actual number of shares of common stock that the selling stockholders could own beneficially  at  any  given  time  through  its  ownership  of  the  notes  and  the  warrants.

     The convertible notes issued to such selling stockholder, among other things, prohibit the holder thereof from converting a principal  amount  of  such  convertible debentures to the extent that such conversion would result in the holder, together with other  members  of a "group", (as that term is defined in the Securities Exchange Act of 1934), that the holder is deemed a part of,  beneficially  owning  in  excess  of  9%  of  the  outstanding  common  shares  following  such  conversion.

(3)     Assumes  that  the  selling  stockholders  will  exercise  all  of  the  outstanding  warrants  held  by  them.




(4)     The  number  of  common  stock  listed as beneficially owned by such selling stockholder represents the number of common stock issuable to such selling shareholder, subject to the limitation set forth in the footnote (2) above upon (i) conversion of the  principal  amount of such selling shareholder's convertible notes, and (ii) exercise of the warrants issued to such selling shareholder  in  conjunction with the sale of the convertible notes.  The selling stockholder purchased convertible notes in the principal  amount  of  $225,000  and warrants to purchase 157,500 shares in the first tranche closing and has agreed to purchase notes in the principal amount of $204,600 and warrants to purchase 153,450 shares in the second tranche closing which will close seven  days  after this registration statement has been declared effective by the SEC.  The warrants are exercisable at any time after  August  18,  2001  until  August  18,  2007,  at  an  exercise  price  of  $1.75 per common share, subject to adjustment.
Narragansett  Asset Management, LLC, is the general partner of Narragansett I, L.P., and exercises dispositive and voting powers with  respect to the  shares  of  common  stock  that  Narragansett  I, L.P. would own on conversion of the Notes or exercise of the warrants.  Mr. Joseph L. Dowling, III, is the managing member of Narragansett Asset Management, LLC.

(5)     The  number  of  common  stock  listed as beneficially owned by such selling stockholder represents the number of common stock issuable to such selling shareholder, subject to the limitation set forth in the footnote (2) above upon (i) conversion of the  principal  amount of such selling shareholder's convertible notes, and (ii) exercise of the warrants issued to such selling shareholder  in  conjunction with the sale of the convertible notes.  The selling stockholder purchased convertible notes in the principal  amount  of  $299,000  and warrants to purchase 209,300 shares in the first tranche closing and has agreed to purchase notes in the principal amount of $271,800 and warrants to purchase 203,850 shares in the second tranche closing which will close seven  days  after this registration statement has been declared effective by the SEC.  The warrants are exercisable at any time after  August  18,  2001  until  August  18,  2007,  at  an  exercise  price  of  $1.75 per common share, subject to adjustment.
Leo  Holdings,  LLC, is the investment manager of Narragansett Offshore, Ltd., and exercises dispositive and voting powers  with respect  to  the shares of common stock that Narragansett Offshore, Ltd. would own on conversion of the Notes or exercise of the warrants.  Mr. Joseph L. Dowling III is the managing member of Leo Holdings, LLC.

(6)     The  number  of  common  stock  listed as beneficially owned by such selling stockholder represents the number of common stock issuable to such selling shareholder, subject to the limitation set forth in the footnote (2) above upon (i) conversion of the  principal  amount of such selling shareholder's convertible notes, and (ii) exercise of the warrants issued to such selling shareholder  in  conjunction with the sale of the convertible notes.  The selling stockholder purchased convertible notes in the principal  amount  of  $420,000  and warrants to purchase 294,000 shares in the first tranche closing and has agreed to purchase notes in the principal amount of $381,800 and warrants to purchase 286,350 shares in the second tranche closing which will close seven  days  after this registration statement has been declared effective by the SEC.  The warrants are exercisable at any time after  August  18,  2001  until  August  18,  2007,  at  an  exercise  price  of  $1.75 per common share, subject to adjustment.
Pequot  Capital  Management,  Inc.  is  the  investment manager of Pequot Scout Fund, L.P., and exercises voting and dispositive powers  with respect to the shares of common stock that Pequot Scout Fund, L.P. would own on conversion of the Notes or exercise of  the  warrants  held  by  Pequot  Scout  Fund, L.P.  Messrs. Arthur J. Samberg, Daniel C. Benton and Kevin E. O'Brien are the
directors  and  executive  officers  of  Pequot  Capital  Management,  Inc.,  and Messrs. Benton and Samberg are the controlling shareholders of Pequot Capital Management, Inc.

(7)     The  number  of  common  stock  listed as beneficially owned by such selling stockholder represents the number of common stock issuable to such selling shareholder, subject to the limitation set forth in the footnote (2) above upon (i) conversion of the  principal  amount of such selling shareholder's convertible notes, and (ii) exercise of the warrants issued to such selling shareholder  in  conjunction with the sale of the convertible notes.  The selling stockholder purchased convertible notes in the principal  amount  of  $156,000  and warrants to purchase 109,200 shares in the first tranche closing and has agreed to purchase notes in the principal amount of $141,800 and warrants to purchase 106,350 shares in the second tranche closing which will close seven  days  after this registration statement has been declared effective by the SEC.  The warrants are exercisable at any time after  August  18,  2001  until  August  18,  2007,  at  an  exercise  price  of  $1.75 per common share, subject to adjustment.
SDS  Capital  Partners,  LLC,  the  general  partner  of SDS Merchant Fund, L.P., exercises dispositive and voting  powers  with respect  to  the  shares  of  common  stock that SDS Merchant Fund, L.P. would own on conversion of the Notes or exercise of the warrants.  Mr. Steven Derby is the sole member of SDS Capital Partners, LLC.

(8)     Brint Coxe has voting or investment control over our common stock that the entity will own on conversion of the Notes of exercise of the warrants.




On August 18, 2000, we entered into a registration rights agreement with the initial purchasers of the Convertible Notes. That agreement requires that we make this prospectus available to the selling stockholders, subject to the exceptions described below, until the earliest of:

- the expiration of the period referred to in Rule 144(k) of the Securities Act of 1933 with respect to those securities held by persons that are not affiliates of Merlin;

-     the  time when all of the securities have been sold under this prospectus;
and

-     the  time  when  none  of  the  securities  remain  outstanding.

     We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will be permitted to suspend the use of this prospectus in connection with pending corporate developments, public filings with the SEC and similar events, for a period not to exceed an aggregate of 45 days whether or not consecutive, in any twelve month period.

     In  the  event  that:

- we fail to file this registration statement within 75 days of August 24, 2000;

- we fail to have this registration statement declared effective within 150 days of August 24, 2000;

- before the end of the effectiveness period, this prospectus is unavailable for periods in excess of those set forth in the preceding paragraph;

- we fail to file with the SEC a request for acceleration to have the registration statement declared effective within five days of receiving notice from the SEC that they have no further comments on this registration statement; or

- trading in our common stock is suspended for more than three days in total;

(each of these is deemed to be a registration default) then we will pay liquidated damages to the holders of the securities entitled to be sold under this prospectus that are affected by the registration default. For the period beginning from and including the date of the registration default to but excluding the date on which the registration default is cured, these liquidated damages will accrue in respect of the convertible notes, at a rate per month equal to 2% of the principal amount of the affected convertible notes.

     Persons purchasing securities in this offering will not be entitled to liquidated damages.

SERIES A 10% SENIOR SECURED CONVERTIBLE NOTES AND SERIES A WARRANTS

     The Series A 10% Senior Secured Convertible Notes and the Series A Warrants were issued in connection with a private placement where we sold an aggregate value of $2.1 million in Series A 10% Senior Secured Convertible Notes to four investors. The Convertible Notes mature on August 18, 2003. The purchase price of $2.1 million is payable in two tranches. We received $1.1 million on August 24, 2000 and will receive $1 million seven days after this registration statement is declared effective with the SEC.

Interest,  Maturity  And  Prepayment

     The Notes bear interest on the outstanding principal amount until the Notes are paid in full at an annual rate of 10%. Interest on the Notes is payable semi-annually in shares of our common stock computed based upon the conversion price at the time of such payment unless we default on the Notes, then the holders can demand that we pay the interest in cash.

     All  principal  and  interest on the Notes shall be due on August 24, 2003.

     We may not prepay the Notes without the written consent of 50% of the holders. We may however prepay all or part of the Notes with respect to which a holder sends a conversion notice at a rate of 105% of the principal amount of such Notes, together with interest thereon, at any time the conversion price is less than $1.00.

Conversion  Provisions,  Conversion  Price  and  Adjustments

     The holder, at his option, may convert, at any time until the close of business on the business day before the date of final maturity of the Notes, all or any portion of the principal amount of the Notes and the interest thereon into fully paid and non-assessable shares of our common stock at the conversion price in effect at the date of conversion. The holder is restricted from converting the Note, where such conversion would result in the holder together with other members of a "group" within the meaning of the Securities Exchange Act of 1934, as amended, that it is deemed a part of, becoming the beneficial owner of more than 9% of the outstanding shares of our common stock.

     We may require the holders to convert their Notes if (i) our common stock has a closing bid price of at least $4.00 for twenty (20) consecutive trading days, (ii) this registration statement has been in effect, without lapse, for the immediately preceding thirty (30) trading days; and (iii) the average daily trading volume of our common stock over the previous two month period exceeds 90,000 shares per day. We may exercise this right with respect to a maximum of $250,000 in any thirty (30) day period.

     The conversion price shall equal the lesser of a fixed conversion price of $1.60, subject to adjustment, and the adjustable conversion price. The adjustable conversion price is equal to 95% of the average of the two lowest intra-day trading prices of our common stock for the thirty day trading period ending on the trading day immediately preceding the conversion date.

     The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holders of the Notes converted the Notes at the stated conversion prices.




                                                    Number of Shares Issuable
Market Price of Our                                     on Conversion of      Percentage of Issued and
Common Stock(1)            Conversion Price(2)        Convertible Notes(3)        Outstanding(4)
---------------------  ---------------------------  -------------------------     --------------
1.00 . . . . . . . .  $                      0.95                  2,210,526               15.0%
                       ---------------------------  -------------------------     --------------
0.75 . . . . . . . .  $                    0.7125                  2,947,368               19.1%
                       ---------------------------  -------------------------     --------------
0.50 . . . . . . . .  $                     0.475                  4,421,052               26.1%
                       ---------------------------  -------------------------     --------------
0.35 . . . . . . . .  $                    0.3325                  6,315,789               33.5%
                       ---------------------------  -------------------------     --------------
0.25 . . . . . . . .  $                    0.2375                  8,842,105               41.4%
                       ---------------------------  -------------------------     --------------
0.20 . . . . . . . .  $                      0.19                 11,052,631               46.9%
                       ---------------------------  -------------------------     --------------
0.15 . . . . . . . .  $                    0.1425                 14,736,842               54.1%
                       ---------------------------  -------------------------     --------------
0.10 . . . . . . . .  $                     0.085                 22,105,263               63.8%
---------------------  ---------------------------  -------------------------     --------------

(1)     Represents  a  range of market prices taking into account the recent price history of our  common  stock.


(2)     Represents the conversion price, which is equal to a fixed conversion price of $1.60, subject  to adjustment, and the adjustable conversion price.  The adjustable conversion price is equal to 95% of the average of the two lowest intra-day trading prices of our common stock for  the  thirty  day  trading  period  ending  on  the trading day immediately preceding the conversion  date.

(3)     Represents  the  number  of shares issuable if all of the Notes were converted at the corresponding  conversion price, and assuming no other existing stock options or warrants are exercised.

(4)     Represents  the  percentage  of  the  total  outstanding common stock that the shares issuable  on  conversion  of the convertible notes without regard to any contractual or other restriction  on  the number of securities a particular selling security holder may own at any point  in  time.



     The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holders of the Notes converted the Notes at the current market price of $0.81, as of February 1, 2001, and upon a decline of 25%, 50% and 75% from the current market price:


                                                    Number of Shares Issuable
Market Price of Our                                     on Conversion of      Percentage of Issued and
Common Stock(1)            Conversion Price(2)        Convertible Notes(3)        Outstanding(4)
---------------------  ---------------------------  -------------------------     --------------
0.81                  $                    0.7695                  2,729,045               17.4%
                       ---------------------------  -------------------------     --------------
0.6075                $                  0.577125                  3,638,727               21.9%
                       ---------------------------  -------------------------     --------------
0.405                 $                   0.38475                  5,458,090               29.6%
                       ---------------------------  -------------------------     --------------
0.2025                $                  0.192375                 10,916,179               45.7%
---------------------  ---------------------------  -------------------------     --------------

(1)     Represents  a  range of market price on February 1, 2001 and a decline of 25%, 50% and
75%  of  that  market  price.

(2)     Represents the conversion price, which is equal to a fixed conversion price of $1.60, subject  to adjustment, and the adjustable conversion price.  The adjustable conversion price is equal to 95% of the average of the two lowest intra-day trading prices of our common stock for  the  thirty  day  trading  period  ending  on  the trading day immediately preceding the conversion  date.

(3)     Represents  the  number  of shares issuable if all of the Notes were converted at the corresponding  conversion price, and assuming no other existing stock options or warrants are exercised.

(4)     Represents  the  percentage  of  the  total  outstanding common stock that the shares issuable  on  conversion  of the convertible notes without regard to any contractual or other restriction  on  the number of securities a particular selling security holder may own at any point  in  time.



     The fixed conversion price of $1.60 will be adjusted on the occurrence of any one of the following events:

- we declare a dividend payable in, or other distribution of, additional shares of our common stock;

-     we  subdivide  or  combine  our  outstanding  shares  of  common  stock;

- we make a cash distribution (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends);

- we issue any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of common stock); and

- we issue any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of common stock).

     If any one of these events happens, then the conversion price shall be adjusted to equal (x) the current conversion price multiplied by the number of shares of common stock into which the Notes are convertible immediately prior to the adjustment divided by (y) the number of shares of common stock into which the Notes are convertible immediately after such adjustment.

The fixed conversion price will also be adjusted on the occurrence of any one of the following events:

- if we issue or sell any shares of common stock, other than any such sales pursuant to options or warrants that are outstanding the date hereof and sales of up to an additional 750,000 options to incoming management or current or future employees, having an exercise price of at least 80% of the fair market value of the common stock on the date hereof, for consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, then the conversion price for the Notes will be reduced to a price equal to the consideration per share paid for such common stock;

- if we issue or sell any warrants or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the current conversion price, then the conversion price for the Notes will be reduced to a price equal to the consideration per share paid for such common stock.

- if we issue or sell any shares of common stock, other than any such sales pursuant to options or warrants that are outstanding the date hereof and sales of up to an additional 750,000 options to incoming management or current or future employees, having an exercise price of at least 80% of the fair market value of the common stock on the date hereof, for consideration per share less than the current market price in effect immediately prior to the time of such issue or sale, then the conversion price for the notes will be reduced by the product of such conversion price multiplied by a percentage by which such issuance or sale is below the current market price;

- if we issue or sell, any warrants or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the current market price in effect immediately prior to the time of such issue or sale, then the current conversion price for the Notes will be reduced by the product of such conversion price multiplied by a percentage by which such issuance or sale is below the current market price; and

- in case at any time or from time to time we take any action in respect of our common stock and such action has a materially adverse effect upon the rights of the holder of the Notes, the number of shares of common stock or other stock into which the Notes are convertible exercisable and/or the conversion price thereof shall be adjusted in such manner as may be equitable in the circumstances.

     The holders of 50% or more of the principal amount of the Notes then outstanding may waive any of the adjustment provisions with respect to any issuance of securities.

Fundamental  Changes

     In the event that we are a party to (i) any recapitalization or reclassification of our common stock (other than a change in par value or as a result of a subdivision or combination of the common stock); (ii) any consolidation or merger with or into another corporation as a result of which holders of common stock are entitled to receive securities or other property or assets (including cash) with respect to or in exchange for their common stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock); (iii) any sale or transfer of all or substantially all of our assets; or (iv) any compulsory share exchange, pursuant to any of which holders of our common stock shall be entitled to receive other securities, cash or other property, then if this Note is not converted prior to such fundamental change, then the holder of each Note then outstanding shall may convert such security only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of our common stock issuable upon conversion of such Note immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, at the conversion price.

Events  of  Default

     We will be considered in default of the Notes if any of the following, among others, occurs:

- we fail to pay interest on any of the Notes on or before the date such payment is due or within 10 days after such date;

- we fail to pay principal on any of the Notes on or before the date such payment is due;

- we fail to convert the Notes, which failure continues for a period of 15 business days;

- a custodian, receiver, liquidator or trustee of our company, or of any of our property, is appointed or takes possession of our company or our property; or an order for relief is entered under the Federal Bankruptcy Code; or any of our property is sequestered by court order; or a petition or other proceeding is filed against us under any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction;

- we file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consent to the filing of any petition under any such law;

- we make an assignment for the benefit of our creditors, or generally fails to pay our obligations as they become due, or consent to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of our company of all or any material part of our property;

- one or more final judgments, orders or decrees is rendered against us and/or our subsidiary in an aggregate amount equal to or in excess of $100,000 which are not vacated, satisfied, discharged or execution thereof stayed within a period of 30 days from the entry thereof;

- we fail to comply with any law or regulation, whether with respect to the conduct of its business or otherwise, which failure has a material adverse effect;

- we suspend all or any part of our operations and such suspension would reasonably be expected to have a material adverse effect;

- we assign, pledge, hypothecate, transfer, exchange, grant or otherwise dispose or encumber of all or any part of the capital stock of our subsidiary; or

- we failure to have a registration statement registering the common stock underlying the Notes and Warrants declared effective within 150 days of August 24, 2000.

     If any one of the above defaults occurs, the holders of more than 50% of the principal amount of the Notes then outstanding may, among other actions:

- declare the principal of the Notes, plus accrued interest, to be immediately due and payable, and upon any such declaration such principal and accrued interest shall become due and payable immediately. Upon such declaration, the rate of interest on the unpaid principal shall be increased to 18% percent from the date of such declaration until such unpaid principal is repaid in full; and

- may protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Purchase Agreement or in any document or instrument delivered in connection with or pursuant to this Note, or to enforce the payment of the outstanding Notes or any other legal or equitable right or remedy.

Redemption

     The holders may require us to redeem an amount equal to the total principal amount remaining (plus any accumulated and unpaid interest thereon) on the Notes upon the occurrence of (i) a fundamental change or (ii) the acquisition by any person or group of the beneficial ownership of more than 30% of the combined voting power of our outstanding securities.

Security  Granted  in  Connection  with  Issuance  of  Convertible  Notes

     As collateral security for the payment and satisfaction of all of our obligations under the Series A 10% Convertible Notes, we and our subsidiary granted a continuing first priority security interest in and to all of our and our subsidiary's assets (which we now own or which we acquire in the future) to the holders of the Notes. The assets included all accounts, accounts receivable, contracts, notes, bills, inventory, machinery, equipment, supplies, furniture, furnishings, fixtures, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties and tax refund claims.

     As collateral security for the payment and satisfaction of all of our obligations under the Series A 10% Convertible Notes, we also pledged and collaterally assigned to the holders a first priority security interest in the shares of common stock of our subsidiary and in any and all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of such shares.

If  we default on the Notes, the holders of the Notes have the following rights:

- all of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law;

- the right to foreclose by any available judicial procedure or without judicial process;

- the right to enter into our premises through self-help and without judicial process, without first obtaining a final judgment or giving us notice, to remove any of our assets in order effectively to collect or liquidate such assets;

- the right to sell, assign, lease or to otherwise dispose of all or any our assets in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale or sales; and

- the right to sell, assign and deliver or collect the whole or any part of the pledged stock.

Series  A  Warrants

     In connection with the sale of Convertible Notes, we also sold an aggregate of 1,520,000 share purchase Series A Warrants to the initial purchasers of the Convertible Notes. The warrants will be issued in two tranches. We issued 770,000 warrants on August 24, 2000 and will issue a further 750,000 warrants seven days after this registration statement is declared effective with the SEC. The warrants entitle the holders to purchase an aggregate of 1,520,000 shares of our common stock at $1.75 per share, subject to adjustment, and are exercisable at any time after August 18, 2001 until August 18, 2007.

The exercise price of the warrants will be adjusted on the occurrence of any one of the following events:

- we declare a dividend payable in, or other distribution of, additional shares of our common stock;

-     we  subdivide  or  combine  our  outstanding  shares  of  common  stock;

- we make a cash distribution (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends;

- we issue any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of common stock); and

- we issue any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, convertible securities or additional shares of common stock).

     If any one of these events happens, then the exercise price shall be adjusted to equal (x) the current exercise price multiplied by the number of shares of common stock for which the warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares of common stock for which the warrant is exercisable immediately after such adjustment.

     The exercise price will also be adjusted on the occurrence of any one of the following events:

- if we issue or sell any shares of common stock, other than any such sales pursuant to options or warrants that are outstanding the date hereof and sales of up to an additional 750,000 options to incoming management or current or future employees, having an exercise price of at least 80% of the fair market value of the common stock on the date hereof, for consideration per share less than the exercise price in effect immediately prior to the time of such issue or sale, then the exercise price for which the warrant is exercisable shall be reduced to a price equal to the consideration per share paid for such common stock;

- if we issue or sell any warrants or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the current exercise price, then the exercise price for which the warrant is exercisable will be reduced to a price equal to the consideration per share paid for such common stock;

- if we issue or sell any shares of common stock, other than any such sales pursuant to options or warrants that are outstanding the date hereof and sales of up to an additional 750,000 options to incoming management or current or future employees, having an exercise price of at least 80% of the fair market value of the common stock on the date hereof, for consideration per share less than the current market price in effect immediately prior to the time of such issue or sale, then the exercise price for which the warrant is exercisable will be reduced by the product of such exercise price multiplied by a percentage by which such issuance or sale is below the current market price; and

- if we issue or sell, any warrants or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the current market price in effect immediately prior to the time of such issue or sale, then the current exercise price for which the warrant is exercisable will be reduced by the product of such exercise price multiplied by a percentage by which such issuance or sale is below the current market price.

Consequences of Adjustments in the Conversion Price of the Notes or Exercise Price of the Warrants

     Any adjustments to the fixed conversion price or any decreases in the market price which reduces the conversion price of the Notes will result in the holders of the Notes receiving more shares upon conversion of the Notes. If the holders of the Notes are entitled to receive a greater number of shares of our common stock due to adjustments to the conversion price or decreases in the market price, then:

- the other holders of common stock will experience substantial and increasing dilution;

- to the extent the holders of the Notes convert the Notes, exercise the Warrants and sell their shares of common stock, the price of our common stock may decrease and continue to decrease as these additional shares are sold in the market;

- the issuance of the shares and any decrease in the market price may make it more difficult for us to raise capital or sell equity securities in the future; and

- the issuance of a significant number of shares could result in a change of control of our company.

     Any adjustment which reduces the exercise price of the Warrants may also result in a decrease in the market price of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value. As of February 1, 2001, there were 12,986,928 shares of common stock issued and outstanding.

     Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

     Each stockholder is entitled to receive the dividends as may be declared by our Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Merlin, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

     Stockholders do not have preemptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock issued upon the exercise of the outstanding Series A 10% Senior Secured Convertible Notes and any warrants will be, upon issuance, fully paid and non-assessable.

Warrants

     In connection with the share exchange with our subsidiary and various financing transactions, we have issued the following warrants, all of which are exercisable into shares of common stock:




                       NUMBER OF                    EXERCISE PRICE
ISSUE DATE          SHARES COVERED     EXERCISABLE    PER SHARE       EXPIRATION DATE
------------------  ---------------  ---------------  ----------     -----------------

February 10, 2000.       850,000(1)  Any time         $     2.00     February 11, 2002
                    ---------------  ---------------  ----------     -----------------
April 26, 2000 . .        86,665(1)  Any time         $     2.00     March 31, 2002
                    ---------------  ---------------  ----------     -----------------
                                     Any time after
August 24, 2000. .    770,000(1)(2)  August 24, 2001  $     1.75     August 18, 2007
                    ---------------  ---------------  ----------     -----------------
September 23, 2000       200,000(1)  Any time         $     1.75     March 23, 2001
------------------  ---------------  ---------------  ----------     -----------------

(1)     Of  this  amount  no  warrants  have  been  exercised.


(2)     Pursuant  to  the Note and Warrant Purchase Agreement, we agreed to issue a

Options

     As of October 25, 2000, we have issued options to purchase 901,000 shares of common stock to 16 individuals. Of this amount options to purchase 107,000 shares have expired. All options are exercisable at $1.00 per share and are exercisable for up to ten years for all non-affiliates of Merlin and for five years for all affiliates of Merlin unless the option holder's association with us is terminated, in which case, the options must be exercised within 90 days of such termination and are cancelled thereafter.

                                LEGAL PROCEEDINGS

     We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

                                  LEGAL MATTERS

     The  validity  of  the  shares  of  common  stock  offered  by  the selling
stockholders  will  be  passed upon by the law firm of   Woodburn  and Wedge,
Reno, Nevada, United States.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On March 20, 2000, we engaged BDO Dunwoody LLP, Chartered Accountants, to audit its financial statements for the fiscal years ended December 31, 1999 and 1998. During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Barry Friedman P.C., CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. Mr. Friedman provided us with a letter, dated April 4, 2000, confirming that he agreed with our disclosure on Form 8-K in connection with the change of accountants. The decision to change accountants was based on the appointment of new directors to our board of directors.

     The Company did not consult BDO Dunwoody LLP, Chartered Accountants, regarding the application of accounting principles to any specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

                                     EXPERTS

     The financial statements of Merlin Software Technologies Inc. for the period from June 25, 1999 (incorporation) to December 31, 1999 included in this prospectus and registration statement have been audited by BDO Dunwoody LLP, independent chartered accountants, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding Merlin's ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Merlin, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                              FINANCIAL STATEMENTS

     The Company's financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

     The following Financial Statements pertaining to Merlin and its subsidiary are filed as part of this Prospectus:




                            NAME                                                                                             PAGES
Merlin Software Technologies International, Inc. (unaudited)

Unaudited Pro-forma Consolidated Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . F-1

Pro-forma Consolidated Statement of Operations for the nine-month period ended September 30, 2000 . .  . . . . . . . . . . .  F-2

Pro-forma Consolidated Statement of Operations for the period from June 25, 1999 (inception) to December 31, 1999  . . . . .  F-3

Note to the Pro-forma Consolidated Financial Statements . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .  F-4

Merlin Software Technologies International, Inc. (unaudited)

Consolidated Balance Sheets as at September 30, 2000 and December 31, 1999. . . . . . . . . .. . . . . . . . . . . . . . . .  F-7

Consolidated Statements of Changes in Stockholders' Equity for the period ended September 30, 2000.  . . . . . . . . . . . .  F-8

Consolidated Statement of Operations for the three-month periods ended September 30, 2000 and 1999 and for the  nine-month period ended September 30, 2000  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9

Consolidated Statements of Cash Flows for the nine-month period ended September 30, 2000 and for the period from June 25, 1999 (incorporation) to September 30, 1999 . . . . . . . . . . . .. . . . . . . . . . . . . . . . .  F-10

Notes to the Consolidated Financial Statements. . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-11

Merlin Software Technologies Inc. (audited)

Report of Independent Accountants, dated February 18, 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-21

Balance Sheet at December 31, 1999. . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-22

Statement of Changes in Capital Deficit for the period from June 25, 1999 (incorporation) to December 31, 1999.. . . . . . .  F-23

Statement of Operations for the period from June 25, 1999 (incorporation) to December 31, 1999. .. . . . . . . . . . . . . .  F-24

Statement of Cash Flows for the period from June 25, 1999 (incorporation) to December 31, 1999.  . . . . . . . . . . . . . .  F-25

Summary of Significant Accounting Policies. . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-19

Notes to the Financial Statements.. . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-26

Prior to the Acquisition, Merlin (the inactive public company) was not operating, and had earned no revenue from its inception in 1995 through 1999 and during that period incurred only $21,000 of cumulative general and administrative expenses. Due to the fact that the predecessor business is that of Merlin Software Technologies Inc. and the public company was inactive, separate financial statements of the inactive, public company have been excluded from this registration statement.

PAGE F-1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro-Forma Consolidated Financial Information reflects financial information which gives pro-forma effect to the acquisition of all the outstanding common shares of Merlin Software Technologies Inc. ("Merlin PrivateCo.") in exchange for the shares of common stock of Merlin Software Technologies International, Inc. ("International") on a one-for-one basis had it occurred on June 25, 1999.

The Pro-Forma Consolidated Statements of Operations included herein reflect use of the purchase method of accounting for the above transaction. The acquisition of Merlin PrivateCo. (which closed on April 26, 2000) was accounted for as a reverse acquisition as the former stockholders of Merlin PrivateCo. controlled the voting common shares of International immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in this SB-2 Registration Statement and in our 1999 10-KSB Annual Report.

The Pro-Forma Consolidated Statements of Operations give effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of International and Merlin PrivateCo. for the period from June 25, 1999 (incorporation of Merlin PrivateCo.) to December 31, 1999 and for the nine-month period ended September 30, 2000. International was inactive prior to the acquisition of Merlin PrivateCo.

The Pro-Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transaction had been consummated at the beginning of the period presented; nor does it purport to present the results of operations for future periods.

PAGE F-2



     MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
     (A  DEVELOPMENT  STAGE  COMPANY)
     Pro-Forma  Consolidated  Statement  of  Operations
     (Unaudited)


                                                                                                     Pro-forma
For The Nine-Month Period Ended September 30, 2000         Consolidated     Adjustments (1)            Balance

SALES                                                      $     21,301     $         -           $    21,301
COST OF SALES (excluding depreciation)                           15,678               -                15,678
                                                           -------------      ------------        ------------
                                                                  5,623               -                 5,623
                                                           -------------      ------------        ------------

EXPENSES
  General and administration. . . .                           1,250,381               -             1,250,381
  Professional fees . . . . . . . .                             119,815          17,677               137,492
  Promotion and advertising . . . .                             854,600               -               854,600
  Research and development` . . . .                             705,407               -               705,407
    Depreciation . . . . . . . . .                               34,477               -                34,477
                                                           ===================================================
                                                              2,964,680           17,677            2,982,357
                                                           -------------     ------------         ------------

LOSS FROM OPERATIONS. . . . . . . .                          (2,959,057)         (17,677)          (2,976,734)

INTEREST AND FINANCING COSTS. . . .                             (91,566)              -               (91,566)
                                                           -------------     ------------         ------------

NET LOSS FOR THE PERIOD . . . . . .                        $( 3,050,623)     $   (17,677)         $(3,068,300)
                                                           -------------     ------------         ------------

BASIC AND DILUTED LOSS PER SHARE. .                        $      (0.29)                          $     (0.25)
                                                           -------------                          ------------

WEIGHTED AVERAGE SHARES OUTSTANDING                          10,350,318                            12,408,418
                                                          -------------                           ------------




The accompanying note forms an integral part of these pro-forma consolidated financial statements.

PAGE F-3



     MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
     (A  DEVELOPMENT  STAGE  COMPANY)
     Pro-Forma  Consolidated  Statement  of  Operations
     (Unaudited)

                                      Merlin  Software
                                      Technologies
                                      International,  Inc.   Merlin
                                      (formerly  Austin      Software
FOR THE PERIOD FROM JUNE 25, 1999     Land  &  Development,  Technologies                 Pro-Forma
(INCORPORATION) TO DECEMBER 31, 1999  Inc.)                  Inc.         Adjustments(1)    Balance

EXPENSES
  Depreciation. . . . . . . . . . .  $        -              $    7,964   $         -      $  7,964
  General and administration. . . .           -                 268,042             -       268,042
  Professional fees . . . . . . . .      14,210                  64,907             -        79,117
  Promotion and advertising . . . .           -                 180,312             -       180,312
  Research and development. . . . .           -                  98,329             -        98,329
                                     ----------               -----------  -----------     ---------

                                         14,210                 619,554             -       633,764

INTEREST AND OTHER INCOME . . . . .           -                  (2,926)            -        (2,926)
                                     ----------               -----------  -----------     ---------

NET LOSS FOR THE PERIOD . . . . . .  $   14,210              $  616,628   $         -      $630,838
====================================================================================================

BASIC AND DILUTED LOSS PER SHARE. .  $     0.00              $     0.09                  $      0.04
                                     ----------               -----------                -----------

WEIGHTED AVERAGE SHARES OUTSTANDING   7,410,000               7,166,666                   14,576,666
                                     ----------               -----------                -----------


The accompanying note forms an integral part of these pro-forma consolidated financial statements.

PAGE F-4

     MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
     (A  DEVELOPMENT  STAGE  COMPANY)
     Note  to  the  Pro-forma  Consolidated  Financial  Statements
     (Unaudited)

SEPTEMBER  30,  2000  AND  DECEMBER  31,  1999
----------------------------------------------

1. To reflect operations of International for the period from January 1, 2000 to April 26, 2000 (the acquisition date). Because the acquisition was accounted for as a reverse acquisition (or a recapitalization) there was neither goodwill recognized nor any adjustments to the book value of the net assets of International which would also affect the pro-forma statements of operations.

PAGE F-5

MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  FINANCIAL  STATEMENTS
FOR  THE NINE-MONTH  PERIOD  ENDED SEPTEMBER 30,  2000
(UNAUDITED)

PAGE F-6

MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  FINANCIAL  STATEMENTS
FOR  THE NINE-MONTH  PERIOD  ENDED SEPTEMBER 30,  2000
(UNAUDITED)

                                                                        CONTENTS
                                                                        --------

CONSOLIDATED  FINANCIAL  STATEMENTS

     Balance  Sheets
     Statement  of  Changes  in  Stockholders'  Equity
     Statements  of  Operations
     Statement  of  Cash  Flows
     Notes  to  the  Financial  Statements

PAGE F-7


                                                     MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                                                                        (A DEVELOPMENT STAGE COMPANY)
                                                                          CONSOLIDATED BALANCE SHEETS

                                                                       September 30       December 31
                                                                               2000              1999
                                                                          (unaudited)
             ASSETS

             CURRENT
             Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    775,786   $ 717,195
             Receivables . . . . . . . . . . . . . . . . . . . . . . . . .        37,149      18,667
             Prepaid expenses and supplies . . . . . . . . . . . . . . . .        40,238       8,948
                                                                         ----------------------------
                                                                                 853,173     744,810

             DEFERRED FINANCING COSTS (Note 5) . . . . . . . . . . . . . .        64,713           -
             PROPERTY AND EQUIPMENT                                         $    106,591      86,564
                                                                          ---------------------------
                                                                            $  1,024,477   $ 831,374
                                                                          ===========================

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

             LIABILITIES

             CURRENT
             Accounts payable and accrued liabilities. . . . . . . . . . .  $    333,811   $ 136,980
             Demand loans payable, non-interest bearing. . . . . . . . . .        25,600     210,000
                                                                           --------------------------
                                                                                  359,411    346,980

             LOANS PAYABLE (Note 3). . . . . . . . . . . . . . . . . . . .              -    805,000
             CONVERTIBLE NOTES PAYABLE (Net of an unamortized
              discount of $1,013,000 and $Nil, Note 5) . . . . . . . . . .          87,000         -
                                                                          ---------------------------
                                                                                  446,411  1,151,980

             STOCKHOLDERS' EQUITY (DEFICIT)
             Share capital
               Authorized
               50,000,000 Common shares, par value $0.001

               Issued
                12,536,690 (1999 - 7,900,000) Common shares. . . . . . . .        12,537       7,900

             Additional paid-in capital. . . . . . . . . . . . . . . . . .     4,236,780     292,122
             Deficit accumulated during the development stage. . . . . . .    (3,667,251)   (616,628)
             Reduction for initial contribution of intellectual property .        (4,000)     (4,000)
                                                                          ---------------------------
                                                                                 578,066    (320,606)
                                                                          ---------------------------
                                                                             $ 1,024,477     831,374
                                                                          ===========================

The accompanying notes are an integral part of these consolidated interim financial statements.

PAGE F-8


                                                             MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
                                                                                    (A DEVELOPMENT STAGE COMPANY)
                                                        CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                                                                                      (UNAUDITED)

                                                                           Deficit       Reduction
                                                                         Accumulated     for Initial           Total
                                                         Additional       During the    Contribution of    Stockholders'
                                Common Stock              Paid-in        Development     Intellectual          Equity
                            Shares        Amount          Capital            Stage        Property            (Deficit)


Initial contribution
of intellectual
property in July 1999       4,000,000   $     4,000   $             -    $           -   $  (4,000)       $         -

Private placement
for cash in July 1999
at $0.01 per share          3,400,000         3,400           30,600                 -           -             34,000

Private placement
for cash in August
1999 at $0.50 per
share                         500,000           500          249,500                 -           -            250,000

Stock option
compensation                       -             -            12,022                 -           -             12,022

Net Loss for the
period                             -             -                -           (616,628)          -           (616,628)
                     -------------------------------------------------------------------------------------------------
Balance, December
31, 1999                    7,900,000         7,900          292,122          (616,628)     (4,000)          (320,606)

Private placement
of common stock
on April 3, 2000
at a price of $1.50
per share (Note 3)             86,665            87           129,913                -           -            130,000

Settlement of loans
payable on acquisition
(Note 3)                            -             -         1,275,000                 -           -          1,275,000

Adjustment for the
stockholders' deficit
of the Company at
the acquisition date        4,450,025         4,450           (37,127)                -           -            (32,677)

Stock option
compensation (Note 4) .             -             -         1,316,972                 -           -          1,316,972

Value of warrants and
beneficial conversion
feature on convertible
notes (Note 5)                     -              -         1,100,000                 -           -          1,100,000

Cash received on
private placement in
September 2000 at $1.60
per unit (Note 6)             100,000           100          159,900                  -           -            160,000

Net loss for the
period                             -             -                 -         (3,050,623)          -         (3,050,623)
-----------------------------------------------------------------------------------------------------------------------
BALANCE, September
30, 2000                    12,536,690  $     12,537  $      4,236,780   $   (3,667,251)  $  (4,000)       $   578,066
=======================================================================================================================

The accompanying notes are an integral part of these consolidated interim financial statements.

PAGE F-9



                                         MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                                                            (A DEVELOPMENT STAGE COMPANY)
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                              (UNAUDITED)

                                                                            PERIOD  FROM
                                                                                JUNE  25
                                                                                    1999
                                        THREE-MONTH        NINE-MONTH     (INCORPORATION)
                                      PERIODS  ENDED     PERIOD  ENDED   TO SEPTEMBER  30
                                       SEPTEMBER 30      SEPTEMBER  30               2000
                                      2000      1999              2000       (CUMULATIVE)

SALES . . . . . . . . . . . .  $     2,431   $        -   $    21,301        $    21,301
COST OF SALES
(excluding depreciation). . .        1,600            -        15,678             15,678
                               ------------  -----------  ------------       ------------

                                       831            -         5,623              5,623
                               ------------  -----------  ------------       ------------

EXPENSES (Note 4)
General and administration. .      468,804      114,435     1,250,381          1,518,423
Professional fees . . . . . .       41,822       14,903       119,815            184,722
Promotion and advertising . .       78,798       45,730       854,600          1,034,912
Research and development. . .       81,985       30,251       705,407            803,736
    Depreciation . . . . . . .      12,053        1,991        34,477             42,441
                               ==========================================================
                                   683,462      207,310     2,964,680          3,584,234
                               ------------  -----------  ------------       ------------

LOSS FROM OPERATIONS. . . . .     (682,631)    (207,310)   (2,959,057)        (3,578,611)

INTEREST AND FINANCING COSTS
  (Note 5). . . . . . . . . .      (97,801)          83       (91,566)           (88,640)
                               ------------  -----------  ------------       ------------

NET LOSS FOR THE PERIOD . . .  $  (780,432)  $ (207,227)  $(3,050,623)       $(3,667,251)
                               ==========================================================
LOSS PER SHARE - basic and
  diluted . . . . . . . . . .  $     (0.06)  $    (0.03)  $     (0.29)
                               =======================================

WEIGHTED AVERAGE SHARES
  OUTSTANDING . . . . . . . .   12,441,038    6,433,334    10,508,225
                               =======================================




The accompanying notes are an integral part of these consolidated interim financial statements.

PAGE F-10



                                                  MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
                                                                     (A DEVELOPMENT STAGE COMPANY)
                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                       (UNAUDITED)

                                                                                      PERIOD  FROM
                                                                PERIOD FROM               JUNE  25
                                                                JUNE 25                       1999
                                                  NINE-MONTH    1999               (INCORPORATION)
                                                  PERIOD  ENDED (INCORPORATION)   TO SEPTEMBER  30
                                                  SEPTEMBER  30 TO SEPTEMBER 30               2000
                                                  2000          1999                  (CUMULATIVE)


CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES
Net loss for the period . . . . . . . . . . . . .  $(3,050,623)  $(207,227)           $(3,667,251)
Adjustments to reconcile net loss to net
  cash used in operating activities
  Amortization of deferred financing costs. . . .        2,328           -                  2,328
Depreciation. . . . . . . . . . . . . . . . . . .       34,477       1,991                 42,441
Stock option compensation . . . . . . . . . . . .    1,316,972           -              1,328,994
Beneficial conversion feature on
  convertible notes and amortization
  of discount . . . . . . . . . . . . . . . . . .       87,000           -                 87,000
  Decrease (increase) in assets
  Receivables . . . . . . . . . . . . . . . . . .      (18,482)     (2,965)               (37,149)
Prepaid expenses and supplies . . . . . . . . . .      (31,290)     (7,933)               (40,238)
  Increase (decrease) in liabilities
Accounts payable and accrued liabilities. . . . .      164,154      23,747                301,134
                                                   ------------  ----------           ------------

                                                    (1,495,464)   (192,387)            (1,982,741)
                                                   ------------  ----------           ------------

FINANCING ACTIVITIES
Repayment of demand loans . . . . . . . . . . . .     (312,913)          -               (312,913)
Proceeds on demand loans. . . . . . . . . . . . .      128,513      20,000                338,513
Proceeds of loan payable. . . . . . . . . . . . .      600,000           -              1,275,000
Proceeds on issuance of common stock. . . . . . .      160,000     284,000                574,000
Proceeds on issuance of convertible
  notes, net of financing costs . . . . . . . . .    1,032,959           -              1,032,959
                                                   ------------  ----------           ------------

                                                     1,608,559     304,000              2,907,559
                                                   ------------  ----------           ------------

INVESTING ACTIVITY
Purchase of property and equipment. . . . . . . .      (54,504)    (35,416)              (149,032)
                                                   ------------  ----------           ------------

INCREASE IN CASH. . . . . . . . . . . . . . . . .       58,591      76,197                775,786

CASH, beginning of period . . . . . . . . . . . .      717,195           -                      -
                                                   ------------  ----------           ------------

CASH, end of period . . . . . . . . . . . . . . .  $   775,786   $  76,197            $   775,786
                                                  ================================================
SUPPLEMENTARY INFORMATION:
Non-cash investing and financing activities:


PAGE F-11

  Acquisition of business and settlement of debt
    in exchange for common stock in reverse
    acquisition (Note 2). . . . . . . . . . . . .  $ 1,242,323   $       -

  Issuance of common stock for proceeds
  advanced in 1999                                 $   130,000   $       -


The accompanying notes are an integral part of these consolidated interim financial statements.

PAGE F-12

1.     BASIS  OF  PRESENTATION  AND  CONTINUING  OPERATIONS

The consolidated interim financial statements for the nine-month period ended September 30, 2000 included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information, contained herein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the years ended December 31, 1999 and 1998 and the notes thereto included in the Company's Form 10-KSB Annual Report and financial statements of Merlin Software Technologies Inc. for the period from June 25, 1999 (incorporation) to December 31, 1999 included in an 8-K current report. The Company follows the same accounting policies in preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results. Merlin Software Technologies Inc. was incorporated on June 25,
1999 and was inactive until July 1999. Accordingly, comparative figures are only provided for the three months ended September 30, 1999.

The Company was organized on August 30, 1995, under the laws of the State of Nevada as Austin Land & Development, Inc. On January 7, 2000, the Company changed its legal name to Merlin Software Technologies International, Inc. in contemplation of closing a share exchange agreement with the principal stockholders of Merlin Software Technologies Inc., a Nevada company developing Linux-based software utilities and other business management software. The acquisition closed on April 26, 2000 (Note 2). At September 30, 2000, the Company is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2000, the Company has recognized minimal revenue and has accumulated operating losses of approximately $3.7 million since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing and achieving profitability. Management plans to raise additional equity capital to provide additional financing for operating and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $3.9 million within the upcoming year. Amounts raised will be used for further development of the Company's products, to provide financing for the marketing and promotion of its products, to secure products and for other working capital purposes including hardware and software upgrades. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Page F-13

2.     ACQUISITION  OF  MERLIN  SOFTWARE  TECHNOLOGIES  INC.

Effective April 26, 2000, the Company (then an inactive publicly-traded shell) closed a share exchange agreement to acquire all of the issued and outstanding shares of software developer Merlin Software Technologies Inc. ("Merlin Private Co.") in exchange for 7,986,665 shares of the Company's common stock. Merlin Private Co. is a Nevada company incorporated on June 25, 1999 for the purpose of the development of Linux-based software utilities and other business management software. At September 30, 2000, 7,969,999 Merlin Private Co. common shares had been exchanged leaving 16,666 still to be exchanged.

The transaction was accounted for as a recapitalization using accounting principles applicable to reverse acquisitions. Following reverse acquisition accounting, financial statements subsequent to the closing date are presented as a continuation of Merlin Private Co. The value assigned to common stock of the Company on acquisition based on the fair value of the net assets of the Company at the date of acquisition was $1,242,323. Net assets at the acquisition date included $1,275,000 raised by the Company in an equity private placement and loaned to Merlin Private Co. and settled in contemplation of closing the acquisition and accounts payable of $32,677.

Pro-forma information assuming the acquisition occurred on January 1, 2000 is as follows:

     Revenue                    $         21,301
     Loss  for  the  period     $     (3,068,300)
     Loss  per  share           $          (0.25)

Also, in connection with the acquisition, the Company was required to issue 86,665 share purchase warrants (Note 3) and 781,000 stock options (Note 4) to previous holders of warrants and options in Merlin Private Co. Options and warrants were to be exchanged on a 1:1 basis under the same terms and conditions as existed in Merlin Private Co. As a consequence of the exchange of stock options, additional compensation expense was booked at the date of exchange representing the difference in value of stock options between the date of exchange and the grant date (Note 4).

3.     LOANS  PAYABLE

a) Private placement proceeds in Merlin Private Co. in 1999 totalling $130,000 did not bear interest. On April 3, 2000, Merlin Private Co. issued 86,665 units of Merlin Private Co. whereby each unit consisted of one share of common stock of Merlin Private Co. and a warrant to purchase one share of Merlin Private Co. common stock at a price of $2 per share until expiry on March 31, 2002. Under the terms of the share exchange agreement, the common shares were exchanged for common shares of the Company. Warrants were exchanged for warrants of the Company on a 1:1 basis under similar terms as existed for warrants in Merlin Private Co.

PAGE F-14

b) In contemplation of closing the acquisition, the Company previously advanced $1,275,000 to Merlin Private Co. out of the proceeds of a $1,275,000 private placement received in December 1999 and January 2000. The amounts were advanced on an unsecured, non-interest bearing basis with no specific terms of repayment. The private placement resulted in the issuance of 850,000 units of the Company at $1.50 per unit with each unit consisting of one share of common stock and one warrant to purchase common stock until February 11, 2002 at $2 per share. All warrants remained outstanding at September 30, 2000.

     On consolidation, the intercompany loan was settled and reclassified as additional paid-in capital.

4.     STOCK  OPTIONS

On May 1, 2000, the Company's Board of Directors approved the Company's 2000 Stock Option Plan to be approved by the Company's stockholders at the Company's annual general meeting. The Plan provides for the granting of stock options to key employees and consultants to purchase up to 3,000,000 common shares of the Company. Under the Plan, the granting of incentive and non-qualified stock options, exercise prices and terms are determined by the Company's Board of Directors. For incentive options, the exercise price shall not be less than the fair market value of the Company's common stock on the grant date. (In the case of options issued to an employee who owns stock possessing more than 10% of the voting power of all classes of the Company's stock on the date of grant, the option price must not be less than 110% of the fair market value of common stock on the grant date.). Options granted are not to exceed terms beyond ten years (5 years in the case of an incentive stock option granted to a holder of 10 percent of the Company's common stock). Options granted in substitution for outstanding options of an acquired company may be issued with an exercise price equal to the exercise price of the substituted option in the acquired company. Unless otherwise specified by the Board of Directors, stock options shall vest at the rate of 25% per year starting one year following the granting of options.

Compensation expense of $1,316,972 during the nine months ended September 30, 2000 (1999 - $Nil) was recorded for options granted during the period including an amount representing the difference in value of options exchanged for options in Merlin Private Co. Details of options granted and cancelled during the period ended September 30, 2000 are as follows:

PAGE F-15

                                                                 Exercisable  on
                                         Exercise                  September  30
                              Number       Price      Expiry                2000
                            -----------    -----      ------                ----

Options granted to a
  consultant                  48,000       $1.00      April  2010         12,000
Options granted on
  share exchange (Note 2)    781,000       $1.00      May  2005          477,800
Options  cancelled          (123,800)      $1.00      May  2005                -
                           ------------                                 --------

Options  outstanding  at
  September  30,  2000      705,200                                      489,800
                            =======                                      =======



The Company granted an additional 72,000 stock options, vesting at 6,000 per month with exercise prices of $1.25 (as to 36,000 options) and $1.75 (as to 36,000 options) expiring in October 2010. In November, vested options totalling 75,000 expired and a further 75,000 options with an exercise price of $1 were exercised.

The Company follows the provisions of Accounting Principles Board ("APB") Opinion No. 25, including interpretations provided in Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", in recognizing and measuring compensation expense for options granted to employees. Generally, compensation expense is recorded for the difference between the market price of the underlying common stock and the exercise price of the stock options. Effective from the date of the modification, the Company regularly re-measures compensation expense for unvested options where there has been a substantive change or modification to such stock options such as the exchange of stock options described in Note 2.

The Company follows the provisions and related interpretations of Financial Accounting Standard No. 123 ("FAS 123") for options granted to non-employees. Compensation expense is recognized based upon the fair value based method prescribed using the Black-Scholes option pricing model. Compensation expense is re-measured on a quarterly basis for options still unvested.

Compensation expense is amortized over the length of the contract period (if one exists) or the period to which the options vest.

Compensation expense for the periods ended September 30, 2000 were recorded as follows:

                                 Three  months            Nine-months
                                     ended                  ended
Expense                        September 30, 2000     September 30, 2000
-------                       --------------------   -------------------

General  and  administration     $    48,995             $    542,109
Promotion  and  advertising           (2,418)                 431,443
Research  and  development             4,837                  343,420
                                 ------------           -------------

                                 $    51,414             $  1,316,972
                                 ====================================

PAGE F-16

Pro-forma information concerning Net Loss and Loss Per Share is required under SFAS No. 123, and has been determined as if the Company had accounted for all of its stock options under the fair value method of SFAS No. 123. The fair value of options granted in the nine-month period ended September 30, 2000 was $2.50. The fair value of these options was estimated at the date of grant (re-measured quarterly for unvested options) with the following weighted average assumptions: no dividends, a risk-free interest rate of 6%, volatility factors of the expected market price of the Company's common stock of 184% and an expected life of the options of 24 months. Net loss and loss per share on a pro-forma basis would be $3,129,535 and $0.30 for the nine-month period ended September 30, 2000.



5.     CONVERTIBLE  NOTES  PAYABLE

On August 18, 2000, the Company entered into an agreement to issue $2.1 million of Series A Senior Secured Convertible Notes due on August 18, 2003 and bearing interest at 10% per annum due semi-annually. The convertible notes are collateralized by all of the Company's assets and intellectual property.

The Company issued $1.1 million of convertible notes on August 24, 2000 with the remaining $1.0 million balance to be issued within seven days of a related registration statement being declared effective by the SEC. The notes are immediately convertible at the option of the holders into shares of common stock of the Company at the lesser of $1.60 or the price which is 95% of the lowest of the two lowest intra-day trading prices of the common stock for the 30 day period ending on the trading date immediately preceding the conversion date. As a result, a beneficial conversion feature of $53,000 (based on 95% of the two lowest intra-day trading prices of the common stock of $1.64) related to the issuance of $1.1 million of convertible notes payable was recorded as interest expense on the date of issuance. The beneficial conversion feature associated with additional convertible notes payable not yet issued will be recorded and measured on the date additional notes payable are issued. At September 30, 2000, none of the convertible notes payable have been converted.

The $1.1 million of convertible notes payable also contain 770,000 detachable warrants exercisable to purchase shares of the Company's common stock at any time after August 24, 2001 to expiry on August 18, 2007 at a price of $1.75 per share. An additional 750,000 detachable warrants with the same terms will be issued in connection with the unissued balance of the convertible notes payable. No warrants have been exercised at September 30, 2000. The value of the 770,000 warrants based on a Black-Scholes option pricing model was $1,047,000 using the following assumptions:

-     No  dividends;
-     Risk-free  interest  of  6.24%
-     Volatility  of expected market price of the Company's common stock of 182%
-     Expected  life  of  the  warrants  of  36  months

The discount was recorded as additional paid-in capital during the period and is being amortized as interest expense on a straight-line basis (not materially different from the effective interest rate method) over the term of the convertible notes payable. $34,000 was amortized during the period ended September 30, 2000.

The convertible notes contain provisions to adjust the conversion price for, among other matters, changes in the capital structure and situations where the Company issues common stock at a price of less than $1.60 per share. Among other matters, damages are payable to the noteholders at the rate of 2% per month should the Company's registration statement not be declared effective by the SEC within 150 days of issuance.

PAGE F-17

5.     CONVERTIBLE NOTES PAYABLE

The Company incurred direct costs in connection with the convertible notes payable of $67,041 which is being amortized to the Statement of Operations over the term of the notes payable. To September 30, 2000, $2,328 has been amortized leaving a net book value of the deferred asset of $64,713.

The accompanying notes are an integral part of these consolidated interim financial statements.

6.     SHARE  PURCHASE  WARRANTS

     Details of share purchase warrants issued during the period are as follows:

                                                                 Exercisable  on
                                          Exercise                 September  30
                                Number     Price       Expiry               2000
                               ---------   -----       ------               ----
Issued:
  On private placement (*)     200,000     $1.75     March  2001         200,000
  On private placement
     (Note  3)                 850,000     $2.00     February 2002       850,000
  On share exchange (Note 2)    86,665     $2.00     March 2002           86,665
  On  convertible  notes
     (Note 5)                  770,000     $1.75     August 2007               -
                             ---------                                 ---------
                             1,906,665                                 1,136,665
                             =========                                 =========

(*) In September 2000, the Company completed a private placement of 100,000 units at a price of $1.60 per unit for total proceeds of $160,000. Each unit comprised of one share of the Company's common stock plus two warrants exercisable at $1.75 each until expiry in March 2001.

7.     COMMITMENTS

a) On June 20, 2000, the Company entered into a consulting agreement for financial services. The contract expires on June 30, 2002 and provides for compensation should the Company receive financing from any investor introduced by the consultant. Compensation includes:

- payment of $100,000 and 300,000 shares of the Company's common stock in 2000;

-     payment  of  $230,000  in  2001;

- payment of 100,000 shares of the Company's common stock should the Company achieve a NASDAQ listing; and

- right of first refusal on additional financing in consideration for a commission of 5% of such capital in cash and 5% in stock.

Payments under (i) and (ii) are due to the consultant regardless of contract termination. The total committed cost of the contract of $744,000, including $414,000 being the value attributable to the common stock using the trading price of the common stock on the period end date, is being recognized on a straight-line basis over the term of the contract. During the period ended September 30, 2000, the Company recorded an expense of $121,125. 300,000 shares of common stock issuable under the terms of the contract ((i) above) have not yet been issued.

The accompanying notes are an integral part of these consolidated interim financial statements.

PAGE F-18

(b) In March 2000, the Company previously entered into agreements with three other officers. Amongst other matters, terms of these agreements require that the Company pay to the officers amounts aggregating $672,000 plus 1.9 million shares of common stock in the event of a change of control of the Company.
On July 7, 2000, one of the three officers resigned his position with the Company and, accordingly, his consulting agreement terminated, thus reducing the Company's obligation on potential change of control to $432,000 plus 1.2 million shares of common stock. The Company also entered into an agreement with an officer for services in April 2000 which provides for, among other matters, a payment of approximately $46,000 and 100,000 shares of common stock should a change of control occur.

c) The Company entered into an agreement with a consultant whereby the Company would issue 80,000 shares of common stock in exchange for corporate finance services for a period expiring in April 2001. The shares have yet to be issued, but the cost of services based upon the trading price of the underlying common stock on the period end date is being amortized on a straight-line basis over the term of the contract.

d) Subsequent to September 30, 2000, the Company entered into a consulting agreement with a company to obtain marketing and sales strategy services for a period of eight weeks. For these services, the Company agreed to pay the consultant $75,000 and issue 75,000 shares of our common stock. The cost of the portion of services obtained with common stock (currently unissued) will be based upon the trading value of the Company's common stock on the commitment date and will be charged to the Statement of Operations in the fourth quarter of the Company's 2000 fiscal year.


8.     REVENUE  RECOGNITION



Revenues from the sale of software products for which no technical support is provided is recognized upon shipment of the products, net of a reserve for estimated returns. A reserve for sales returns will be recognized for sales of software products to OEM distributors, who we expect to have a right of return, based on the Company's historical experience of sell-through to the end user by the distributor. To date, the Company has not recognized any significant revenue from customers with right-of-return privileges. The Company recognizes revenues from the sale of software products to new distributors of its software products based upon sell-through to the end user until the Company has sufficient historical experience with the distributor to allow the accurate estimation of sales returns.

The Company expects to provide certain telephone and e-mail technical support services for a period of one year from the date of registration of the software products for no additional fee. The Company also expects to provide to purchasers of its products with upgrade rights for a period of one year from the date of registration of the software products. In accordance with the provisions of Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition" as amended by SOP 98-4 and SOP 98-9, the Company will recognize any revenue from support and upgrade rights sold as a package with its software products in the period that the technical support and upgrade rights are provided. The Company does not expect to sell these technical support and upgrade rights separately and therefore will not have vendor specific objective evidence of the fair value of these services. For these packages, any revenues are expected to be recognized ratably over the term of the technical support agreement which is expected to be twelve months.



The accompanying notes are an integral part of these consolidated interim financial statements.

PAGE F-19

9.     NEW  ACCOUNTING  PRONOUNCEMENTS

a) In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of Accounting Principles Board Opinion No. 25. The Interpretation requires, among other matters, that stock options that have been modified to reduce the exercise price be accounted for as variable. This standard was adopted during the period ended September 30, 2000 but did not have a material effect on the Company's financial statements as the majority of options granted to date were to consultants.


b) In June 1998, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued. SFAS No. 133 required companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2001 to affect its financial statements.

c) In 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 dealing with revenue recognition which is effective in the fourth quarter of 2000. The Company does not expect its adoption to have a material effect on the Company's financial statements.

PAGE F-20

MERLIN  SOFTWARE  TECHNOLOGIES  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
FINANCIAL  STATEMENTS
FOR  THE  PERIOD  FROM  JUNE  25,  1999
(INCORPORATION)  TO  DECEMBER  31,  1999

PAGE F-21

     MERLIN  SOFTWARE  TECHNOLOGIES  INC.

     (A  DEVELOPMENT  STAGE  COMPANY)

     FINANCIAL  STATEMENTS
     FOR  THE  PERIOD  FROM  JUNE  25,  1999
     (INCORPORATION)  TO  DECEMBER  31,  1999

                                                                        CONTENTS
                                                                        --------

REPORT  OF  INDEPENDENT  ACCOUNTANTS

FINANCIAL  STATEMENTS

     Balance  Sheet

     Statement  of  Changes  in  Capital  Deficit

     Statement  of  Operations

     Statement  of  Cash  Flows

     Summary  of  Significant  Accounting  Policies

     Notes  to  the  Financial  Statements

PAGE F-22

                                               REPORT OF INDEPENDENT ACCOUNTANTS

TO  THE  DIRECTORS  AND  STOCKHOLDERS  OF
MERLIN  SOFTWARE  TECHNOLOGIES  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

We have audited the Balance Sheet of Merlin Software Technologies Inc. (a development stage company) as at December 31, 1999, the Statements of Changes in Capital Deficit, Operations and Cash Flows for the period from June 25, 1999
(incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Merlin Software Technologies Inc. (a development stage company) as at December 31, 1999 and the related statements of Changes in Capital Deficit, Operations and Cash Flows for the period from June 25, 1999 (incorporation) to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered  Accountants
Vancouver,  Canada
February  18,  2000

PAGE F-23

                                               MERLIN SOFTWARE TECHNOLOGIES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                   BALANCE SHEET
                                                              DECEMBER  31, 1999
                                                                    ------------
ASSETS

CURRENT
Cash                                                               $     717,195
Sales  taxes  recoverable                                                 18,667
Prepaid  expenses                                                          8,948
                                                                   -------------
                                                                         744,810
                                                                    ============

FIXED  ASSETS  (Note  3)                                                  86,564
                                                                   -------------
                                                                   $     831,374
                                                                   =============

LIABILITIES  AND  CAPITAL  DEFICIT

LIABILITIES

CURRENT
Accounts  payable  and  accrued  liabilities                       $     136,980
Demand  loans  payable  (Note  4)                                        210,000
                                                                   -------------
                                                                         346,980

DUE TO MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC. (Note 5)         675,000
LOANS  PAYABLE  (Note  6)                                                130,000
                                                                    ------------
                                                                       1,151,980

CAPITAL  DEFICIT
Share  capital
  Authorized
    1,000,000     Preferred  shares,  par  value  $0.01
   50,000,000     Common  shares,  par  value  $0.001

  Issued
    7,900,000     Common  shares                                           7,900

Additional  paid-in  capital                                             292,122
Deficit  accumulated  during  the development stage                    (616,628)
Reduction for initial contribution of intellectual property              (4,000)
                                                                   -------------
                                                                       (320,606)
                                                                   -------------
                                                                   $     831,374
                                                                   =============

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

PAGE F-24


                                                                                MERLIN  SOFTWARE  TECHNOLOGIES  INC.
                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                             STATEMENT OF CHANGES IN CAPITAL DEFICIT

FOR  THE  PERIOD  FROM  JUNE  25,  1999  (INCORPORATION)  TO  DECEMBER  31,  1999


                                                                            Reduction         Deficit
                                                                           for Initial      Accumulated
                                                            Additional    Contribution of    During the        Total
                                   Common Stock               Paid-in      Intellectual     Development      Capital
                              Shares          Amount          Capital       Property            Stage        Deficit

Initial contribution
of intellectual property
in July 1999. . . . . . .     4,000,000  $          4,000  $           -  $     (4,000)     $       -     $       -

Private placement
for cash in July 1999
at $0.01 per share. . . .     3,400,000             3,400         30,600             -              -        34,000

Private placement
for cash in August
1999 at $0.50 per
share . . . . . . . . . .       500,000               500        249,500             -              -       250,000

Stock option
compensation
(Note 7). . . . . . . . .             -                 -         12,022             -              -        12,022

Net loss for the
period. . . . . . . . . .             -                 -              -             -       (616,628)     (616,628)
--------------------------------------------------------------------------------------------------------------------
BALANCE, end of
period. . . . . . . . . .     7,900,000  $          7,900  $     292,122  $     (4,000)     $(616,628)    $(320,606)
====================================================================================================================

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

PAGE F-25


                                            MERLIN  SOFTWARE  TECHNOLOGIES  INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 25, 1999 (INCORPORATION) TO DECEMBER 31, 1999
EXPENSES
Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . .  $    7,964
General and administration . . . . . . . . . . . . . . . . . . .     268,042
Professional fees. . . . . . . . . . . . . . . . . . . . . . . .      64,907
Promotion and advertising. . . . . . . . . . . . . . . . . . . .     180,312
Research and development . . . . . . . . . . . . . . . . . . . .      98,329
                                                                 ------------
                                                                     619,554

INTEREST AND OTHER INCOME. . . . . . . . . . . . . . . . . . . .      (2,926)
                                                                 ------------
NET LOSS FOR THE PERIOD. . . . . . . . . . . . . . . . . . . . .  $  616,628
                                                                 ============
LOSS PER SHARE - basic and diluted . . . . . . . . . . . . . . .  $     0.09
                                                                 ============
WEIGHTED AVERAGE SHARES OUTSTANDING. . . . . . . . . . . . . . .   7,166,666
                                                                 ============

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

PAGE F-26


                                            MERLIN  SOFTWARE  TECHNOLOGIES  INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 25, 1999 (INCORPORATION) TO DECEMBER 31, 1999

CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES
Net loss for the period . . . . . . . . . . . . . . . . . . . . .  $ (616,628)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities
Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . . .       7,964
  (Increase) decrease in assets
  Sales taxes recoverable . . . . . . . . . . . . . . . . . . . .     (18,667)
Prepaid expenses and deposits . . . . . . . . . . . . . . . . . .      (8,948)
  Increase (decrease) in liabilities
Accounts payable and accrued liabilities. . . . . . . . . . . . .     136,980
                                                                  ------------
                                                                     (487,277)
                                                                  ------------

FINANCING ACTIVITIES
Proceeds on demand loans. . . . . . . . . . . . . . . . . . . . .     210,000
Issuance of common stock. . . . . . . . . . . . . . . . . . . . .     284,000
Advances from Merlin Software Technologies International, Inc.. .     675,000
Proceeds on loans payable . . . . . . . . . . . . . . . . . . . .     130,000
                                                                   -----------
                                                                    1,299,000
                                                                   -----------

INVESTING ACTIVITY
Purchase of fixed assets. . . . . . . . . . . . . . . . . . . . .     (94,528)
                                                                 -------------
INCREASE IN CASH DURING THE PERIOD AND CASH, end of period. . . .  $  717,195
                                                                 =============

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

PAGE F-27

                                               MERLIN SOFTWARE TECHNOLOGIES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                             DECEMBER  31,  1999
                                                             -------------------


BASIS OF PRESENTATION     These financial statements are expressed in US dollars
and are prepared in accordance with accounting principles generally accepted in the United States.

     The  Company  has  selected  December  31  as  its  fiscal  year  end.

FIXED ASSETS Fixed assets are carried at cost less accumulated depreciation. Computers are depreciated using the straight-line method over their estimated useful life of three years. Furniture and fixtures and trademarks are depreciated over their estimated useful lives of five years. Acquired internal use software is capitalized and depreciated over its estimated useful life of one year.

     One  half  period's  depreciation  is  taken  in the period of acquisition.

IMPAIRMENT OF LONG-LIVED ASSETS The Company evaluates the recoverability of its fixed assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. No impairment was required to be recognized during the period from June 25, 1999 (inception) to December 31, 1999.

FINANCIAL INSTRUMENTS The Company's financial instruments consist of cash, sales taxes recoverable, accounts payable and accrued liabilities and loans payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash, sales taxes recoverable and accounts payable and accrued liabilities approximates their carrying value, unless otherwise noted, since they are short-term in nature or they are receivable or payable on demand.

     It is not practicable to determine the fair value of amounts advanced by Merlin Software Technologies International, Inc. and other long-term loans.

PAGE F-28

                                               MERLIN SOFTWARE TECHNOLOGIES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                             DECEMBER  31,  1999
                                                             -------------------

INCOME TAXES The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

FOREIGN CURRENCY TRANSACTIONS Transactions undertaken in currencies other than the US dollar are translated to US dollars using the exchange rate in effect as of the transaction date. Monetary assets and liabilities denominated in foreign currencies are then translated to US dollars using the period end rate. Any exchange gains and losses are included in the Statement of Operations.

LOSS PER SHARE Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted earnings per share are the same for the periods presented.

     For the period from June 25, 1999 (incorporation) to December 31, 1999, total stock options of 761,000 were not included in the computation of diluted earnings per share because the effect was anti-dilutive.

STOCK BASED COMPENSATION The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for stock option plans. Under APB 25, compensation cost is recognized for stock options granted at prices below the market price of the underlying common stock on the date of grant.

     SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123.

PAGE F-29

                                               MERLIN SOFTWARE TECHNOLOGIES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                             DECEMBER  31,  1999
                                                             -------------------

SOFTWARE DEVELOPMENT COSTS In accordance with SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed", development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established. To December 31, 1999, the Company's software development is in progress and commercial feasibility had not yet been established. Accordingly, all software development costs (consisting of amounts paid or payable to consultants) have been charged to the accompanying statement of operations.



REVENUE RECOGNITION Revenues from the sale of software products for which no technical support is provided will be recognized upon shipment of the products, net of a reserve for estimated returns. A reserve for sales returns would be recognized for sales of software products to OEM distributors, who we expect to have a right of return, based on the Company's historical experience of sell-through to the end user by the distributor. The Company will recognize revenues from the sale of software products to new distributors of its software products based upon sell-through to the end user until the Company has sufficient historical experience with the distributor to allow the accurate estimation of sales returns.

     The Company expects to provide certain telephone and e-mail technical support services for a period of one year from the date of registration of the software products for no additional fee. The Company also expects to provide to purchasers of its products upgrade rights for a period of one year from the date of registration of the software products. To date, the Company has not recognized any revenues. In accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2") as amended by SOP 98-4 and SOP 98-9, the Company will recognize any revenue from support and upgrade rights sold as a package with its software products over the period that the technical support and upgrade rights are provided. The Company does not expect to sell these technical support and subscription services separately and therefore will not have vendor specific objective evidence of the fair value of these services. For these packages, any revenues are expected to be recognized ratably over the term of the technical support agreement, which is expected to be twelve months.

PAGE F-30

                                               MERLIN SOFTWARE TECHNOLOGIES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                             DECEMBER  31,  1999
                                                             -------------------

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

COMPREHENSIVE  INCOME     SFAS  No.  130,  "Reporting  Comprehensive  Income",
establishes  standards  for  reporting  and presentation of comprehensive income
(loss). This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. Comprehensive loss for the period from June 25, 1999 (incorporation) to December 31, 1999 equalled the net loss for the period.

NEW  ACCOUNTING
PRONOUNCEMENTS In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued. SFAS No. 133 required companies to recognize all derivatives contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2001 to affect its financial statements.

PAGE F-31

                                               MERLIN SOFTWARE TECHNOLOGIES INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                               NOTES TO THE FINANCIAL STATEMENTS
                                                             DECEMBER  31,  1999
                                                             -------------------


1.     NATURE  OF  BUSINESS  AND  CONTINUED  OPERATIONS

The Company was incorporated in the state of Nevada on June 25, 1999 for the purpose of the development of Linux-based software utilities and other business management software. In January 2000, the Company's principal stockholders entered into a letter of intent with Merlin Software Technologies International, Inc. ("Merlin Pubco", formerly Austin Land & Development, Inc.) (Note 2), an inactive Nevada company, which would result in the Company becoming a wholly-owned subsidiary of Merlin Pubco. The common stock of Merlin Pubco is traded on the National Association of Securities Dealers Over-the-Counter
Bulletin Board ("NASD OTC:BB") and was registered with the Securities and Exchange Commission in the United States.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at December 31, 1999, the Company has recognized no revenue and has accumulated operating losses of $616,628 since incorporation. The continuation of the Company is dependent upon the conclusion of the share exchange with Merlin Pubco and the continuing financial support of creditors and stockholders and obtaining long-term financing as well as the successful development of the Company's software and achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $25 million within the upcoming year. Amounts raised will be used to further development of the Company's product, to provide financing for the marketing and promotion of its products, to secure products and for other working capital purposes including hardware and software upgrades. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.     REVERSE  ACQUISITION  OF  MERLIN  PUBCO

On January 14, 2000, the Company's principal stockholders signed a letter of intent with Merlin Pubco, an inactive Nevada company whose common stock trades on the NASD OTC:BB. The letter of intent will form the basis for a share exchange agreement with the parties subject to the satisfaction of certain specified conditions. Terms of the agreement have Merlin Pubco acquiring all of the issued and outstanding shares of the Company at the closing date in exchange for an equal number of shares in Merlin Pubco. Merlin Pubco will also exchange stock options and warrants outstanding in the Company for commitments to issue its stock under similar terms to those existing in the Company.

PAGE F-32

2.     REVERSE  ACQUISITION  OF  MERLIN  PUBCO  -  CONTINUED

The transaction will be accounted for as a recapitalization of the Company using accounting principles applicable to reverse acquisitions. Following reverse acquisition accounting, financial statements subsequent to the closing date will be presented as a continuation of the Company. The net book value of the net assets of Merlin Pubco at December 31, 1999 was $Nil as Merlin Pubco has been inactive since its incorporation in 1995. Accordingly, the value assigned to common stock issued by Merlin Pubco for the acquisition of the Company is expected to be $Nil.



3.        FIXED ASSETS

                                         ACCUMULATED     NET BOOK
                               COST      DEPRECIATION     VALUE

Computer hardware. . .  $      46,567  $       3,880     $42,687
Furniture and fixtures         36,516          1,826      34,690
Computer software. . .          8,428          2,107       6,321
Trademarks . . . . . .          3,017            151       2,866
                        ----------------------------------------
                        $      94,528  $       7,964     $86,564


4.     DEMAND  LOANS  PAYABLE

To December 31, 1999, the Company received unsecured, non-interest bearing demand bridge loans totalling $210,000 from subscribers to a private placement in Merlin Pubco. On January 5, 2000, a further $80,000 was advanced to the Company by these subscribers. The demand loans were repaid later in January 2000.

5.     DUE  TO  MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.

In December 1999, the Company received $675,000 from Merlin Pubco out of the proceeds of a $1.275 million private placement expected to be completed in 2000. The amounts were advanced on an unsecured, non-interest bearing basis with no specific terms of repayment. The remaining $600,000 from this private placement was advanced to the Company by Merlin Pubco in January 2000 under similar terms.

PAGE F-33

6.     LOANS  PAYABLE

Additional amounts advanced to the Company were loaned on a non-interest bearing basis without security and with no specific terms of repayment. The Company has agreed with the lenders to settle the indebtedness with the issuance of 86,665 units of the Company. Each unit consists of one share of common stock and a warrant to purchase one share of common stock at a price of $2 per share until expiry in March 2002.

7.     STOCK  OPTIONS

On November 1, 1999, the Company's Board of Directors approved the Company's 1999 Stock Option Plan. The Plan provides for the granting of stock options to key employees and consultants to purchase up to 3,000,000 common shares of the Company. Under the Plan, the granting of incentive and non-qualified stock options, exercise prices and terms are determined by the Company's Board of Directors. For incentive options, the exercise price shall not be less than the fair market value of the Company's common stock on the grant date. (In the case of options issued to an employee who owns stock possessing more than 10% of the voting power of all classes of the Company's stock on the date of grant, the option price must not be less than 110% of the fair market value of common stock on the grant date.). Options granted are not to exceed terms beyond ten years (5 years in the case of an incentive stock option granted to a holder of 10 percent of the Company's common stock). Unless otherwise specified by the Board of Directors, stock-options shall vest at the rate of 25% per year starting one year following the granting of options.

In 1999, the Company's Board of Directors approved the granting of 931,000 stock options with an exercise price of $1 per share and expiring in 2001. At December 31, 1999, 761,000 stock options were granted and remained outstanding of which 387,800 were exercisable on that date. Subsequent to December 31, 1999, the Company granted a further 20,000 options under the same terms and entered into an employment agreement committing to grant 150,000 options under the same terms. The options granted vest over periods from the date of grant to 12 months subsequent to commencement of services.

Pro-forma information regarding Net Loss and Loss per Share is required under SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS No. 123. The fair value of options granted in the period ended December 31, 1999 was $0.08. The fair value of these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following assumptions: no dividends, a risk-free interest rate of 5.45%, volatility factor of the expected market price of the Company's common stock of 0.001 and a weighted average expected life of the options of 18 months.

Under the accounting provisions of SFAS No. 123, the Company recorded in general and administration expense for 1999 an amount of $12,022 representing the value of options granted to consultants during the period. Additionally, the
Company's Net Loss and Loss per Share on a pro-forma basis would be approximately $659,000 and $0.09 for the period from June 25, 1999 (incorporation) to December 31, 1999.

PAGE F-34

8.     INCOME  TAXES

The tax effects of temporary differences that give rise to the Company's deferred tax asset are as follows:
                                                                            1999

Tax  loss  carryforwards                                           $    210,000
Valuation allowance                                                    (210,000)
                                                                   -------------
                                                                   $     -

The provision for income taxes differs from the amount estimated using the federal statutory income tax rate as follows:

                                                                            1999

Provision  (benefit)  at  federal  statutory  rate               $     (210,000)
Increase  in  valuation  allowance                                      210,000
                                                                 ---------------
                                                                         $     -


The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

At December 31, 1999, the Company had losses available for income tax purposes of approximately $610,000 which will expire in 2019.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24          Indemnification  of  Directors  and  Officers.

     Nevada  corporation  law  provides  that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

-     by  our  stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

-     by  court  order.

     Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Merlin or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of Merlin or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Merlin. The By-Laws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Merlin under Nevada law or otherwise, Merlin has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by Merlin for expenses incurred or paid by a director, officer or controlling person of Merlin in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Merlin will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item  25          Other  Expenses  of  Issuance  and  Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.



SEC  registration  fees                               $2,783.48

Printing  and  engraving  expenses                    $2,000(1)

Accounting  fees  and  expenses                       $25,000(1)

Legal  fees  and  expenses                            $35,000(1)

Transfer  agent  and  registrar  fees                 $5,000(1)

Fees and expenses for qualification under state
securities  laws                                      $0

Miscellaneous                                         $1,000(1)


Total                                                 $70,783.48



(1)  We  have  estimated  these  amounts

Item  26          Recent  Sales  of  Unregistered Securities - Last Three Years.

     On February 10, 2000, we sold an aggregate of 850,000 units at a price of $1.50 per unit to three private investors residing outside of the United States for proceeds of $1,275,000 in an offshore transaction relying on Regulation S under the Securities Act of 1933. Each unit consisted of one common share and one share purchase warrant with each share purchase warrant entitling the holder to purchase one additional common share at the price of $2.00 per common share for a period of two (2) years. No commissions were paid.

     On January 14, 2000, we entered into a letter agreement with Merlin Software Technologies Inc. and its principal shareholders whereby we agreed to acquire all of the issued and outstanding shares, options and warrants of Merlin Software Technologies Inc. in exchange for issuing an equal number of our shares, options and warrants. We agreed to issue these shares, options and warrants on the same terms as had been issued by Merlin Software Technologies Inc. As part of the Share Exchange Agreement whereby Merlin Software Technologies Inc. became our wholly-owned subsidiary, on April 26, 2000, we issued an aggregate of 7,986,665 shares of common stock, share purchase warrants to purchase 86,665 shares of common stock and stock options to purchase 781,000 shares of common stock in exchange for all the outstanding shares, share purchase warrants and options of Merlin Software Technologies Inc. from all of the shareholders of Merlin Software Technologies Inc. The shares, share purchase warrants and options were issued to 46 persons residing outside of the United States in an "offshore transaction" relying on Regulation S of the Securities Act of 1933 and to 4 shareholders in the United States relying on
Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933. As of December 15, 2000 there was one shareholder of Merlin Software Technologies Inc. who had yet to tender an aggregate of 13,333 shares for exchange. No commissions were paid. See "Description of Business" for further details of the Share Exchange.

     On September 23, 2000, we sold an aggregate of 100,000 units at a price of $1.60 per unit to one accredited individual investor for proceeds of $160,000. Each unit consisted of one common shares and two share purchase warrants, with each share purchase warrant entitling the holder to purchase one additional common share at a price of $1.75 per share for a period of six months. The transaction was private in nature and we had reasonable grounds to believe that the individual was an accredited investor, capable of evaluating the merits and risks of his investment and bearing the economic risks of his investment, acquired the units for investment purposes. Accordingly, we issued the units relying on Rule 506 and Section 4(6) of the Securities Act of 1933.

     On August 18, 2000, Merlin sold Series A 10% Senior Secured Convertible Notes in the aggregate principal amount of $2,100,000 to four accredited investors. The purchase price of $2.1 million is payable in two tranches. We received $1.1 million on August 24, 2000 and will receive $1 million seven days after this registration statement is declared effective with the SEC. As part of the sale of the convertible notes we sold Series A Warrant to the initial purchasers of the notes to purchase 1,520,000 shares of our common stock at an exercise price of $1.75 per share. The warrants are issuable in two tranches. We issued 770,000 warrants on August 24, 2000 and will issue 750,000 warrants seven days after the registration statement is deemed effective with the SEC. The transaction was private in nature and we had reasonable grounds to believe that the investors were accredited investors, capable of evaluating the merits and risks of their investment, bearing the economic risks of their investment and acquired the note and warrants for investment purposes. Accordingly, the notes and share purchase warrants were issued relying on Rule 506 and Section 4(6) of the Securities Act of 1933.

     On June 28, 2000, we agreed to issue to E.B. Coxe & Co. L.L.C. a total of 300,000 shares of common stock upon execution of a Consulting Agreement between us and E.B. Coxe & Co. L.L.C. The shares are being issued in consideration of services to be provided under the Consulting Agreement. The transaction was private in nature and we had reasonable grounds to believe that E.B. Coxe & Co. L.L.C. was an accredited investor, capable of evaluating the merits and risks of its investment, bearing the economic risks of its investment and acquired the shares for investment purposes. On January 10, 2001, we issued the shares relying on Sections 4(2) and 4(6) and Rule 506 of Regulation D of the Securities Act of 1933.



On April 11, 2000, we agreed to issue to the Nostas Group a total of 80,000 shares of common stock upon execution of a Consulting Agreement between us and the Nostas Group. The shares are being issued in consideration of services to be provided under the Consulting Agreement. The transaction was private in nature and we had reasonable grounds to believe that the Nostas Group was an accredited investor, capable of evaluating the merits and risks of its investment, bearing the economic risks of its investment and acquired the shares for investment purposes. On January 31, 2001, we issued the shares relying on

Sections  4(2)  and  4(6)  and Rule 506 of Regulation D of the Securities Act of
1933.

     On October 7, 2000, we entered into a Consulting Agreement with Matt Daen, pursuant to which we agreed to pay him a fee, payable in shares of our common stock, for locating and assisting us in hiring a marketing professional. A fee of $29,250 became payable on January 16, 2001 and based upon the closing bid price of $0.35 on January 31, 2001, we agreed to issue him a total of 83,571 shares. The transaction was private in nature and we had reasonable grounds to believe that Matt Daen was an accredited investor, capable of evaluating the merits and risks of his investment, bearing the economic risks of the investment and acquired the shares for investment purposes. On January 31, 2001, we issued the shares relying on Sections 4(2) and 4(6) and Rule 506 of Regulation D of the Securities Act of 1933.



Item  27          Exhibits.

The  following  Exhibits  are  filed  with  this  Prospectus:

Exhibit
Number   Description

(2)      Plan  of  Acquisition,  Reorganization  etc.

2.1** Letter of Intent between Merlin, Merlin Software Technologies Inc., Robert Heller, Gary Heller and Shelley Montgomery, dated January 14, 2000

2.2** Share Exchange Agreement between Merlin, Merlin Software Technologies Inc., Robert Heller, Gary Heller and Shelley Montgomery, dated April 3, 2000

(3)      Articles  of  Incorporation/Bylaws

3.1*     Articles  of  Incorporation

3.2.*    Bylaws

3.3*     Certificate of Amendment to Articles of Incorporation, dated January 7,
         2000

3.4*     Corporate  Charter

(5)      Opinion  (legality)

5.1 Opinion of Clark, Wilson regarding the legality of the securities being registered (To be filed)

(10)     Material  Contracts

10.1** Management Agreement between Merlin and Shelley Montgomery, dated March 6, 2000

10.2**   Management Agreement between Merlin and Robert Heller, dated March 8,
         2000

10.3**   Management  Agreement  between Merlin and Trevor McConnell, dated May
         1,  2000

10.4**   Consulting Agreement between Merlin and Hank, Inc., dated February 5,
         2000

10.5**     Consulting  Agreement between Merlin and Douglas West, dated March 2,
           2000

10.6**     Consulting  Agreement  between Merlin and William Heller, dated March
           3,  2000

10.7** Consulting Agreement between Merlin and Negus Communications Inc., dated March 5, 2000

10.8** Stock Option Agreement between Merlin and Haide-Anne James, dated November 1, 1999

10.9** Stock Option Agreement between Merlin and Chang-Cheng Chao, dated November 1, 1999

10.10** Stock Option Agreement between Merlin and Shelley Montgomery, dated November 1, 1999

10.11** Stock Option Agreement between Merlin and Robert Heller, dated November 1, 1999

10.12** Stock Option Agreement between Merlin and Douglas West, dated November 1, 1999

10.13** Stock Option Agreement between Merlin and Patricia Negus, dated November 1, 1999

10.14** Stock Option Agreement between Merlin and William Negus, dated November 1, 1999

10.15** Stock Option Agreement between Merlin and Hank Inc., dated November 1, 1999

10.16** Stock Option Agreement between Merlin and Alireza Admadi, dated November 1, 1999

10.17**** 2000  Stock  Option  Plan,  effective  May  1,  2000

10.18 Note and Warrant Purchase Agreement between Merlin, Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.19 Registration Rights Agreement between Merlin, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.20 Security Agreement between Merlin, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.21 Subsidiary Security Agreement between Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 28, 2000

10.22 Intellectual Property Security Agreement between Merlin, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.23 Subsidiary Intellectual Property Security Agreement between Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.24 Subsidiary Guaranty Agreement between Merlin Software Technologies Inc., Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.25 Pledge Agreement between Merlin, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 18, 2000

10.26 Note Agreement between Merlin and Narrangansett I, L.P., dated August 18, 2000.

10.27 Note Agreement between Merlin and Narrangansett Offshore Ltd., dated August 18, 2000

10.28 Note Agreement between Merlin and Pequot Scout Fund, L.P., dated august 18, 2000

10.29 Note Agreement between Merlin and SDS Merchant Fund, L.P., dated August 18, 2000

10.30 Lock-up letter between Robert Heller, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 17, 2000

10.31 Lock-up letter between Shelley Montgomery, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 17, 2000

10.32 Lock-up letter between Trevor McConnell, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 17, 2000

10.33 Lock-up letter between Brint Coxe, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. and SDS Merchant Fund L.P., dated August 28, 2000

10.34 Escrow Agreement between Merlin, Narrangansett I, L.P., Narragansett Offshore Ltd., Pequot Scout Fund, L.P. SDS Merchant Fund L.P. and Kane Kessler P.C., dated August 18, 2000

10.35 OEM Agreement between Merlin and Caldera Systems, Inc., dated October 16, 2000

10.36 Consulting Agreement between Merlin and E.B. Coxe & Co. LLC, dated June 28, 2000

10.37     Consulting  Agreement  between  Merlin and Matt Daen, dated October 3,
          2000

10.38 Trademark and Copyright License between Merlinesque and Merlin Software Technologies Inc., dated August 8, 2000

10.39 Trade-mark License (North America) between Merlin Software Technologies Inc. and Merlinesque, dated August 8, 2000

10.40 Domain Name Assignment Agreement between Boss Systems Inc. and Merlin Software Technologies Inc., dated August 14, 2000

10.41 Offer to Sublease between Samsports.com and Merlin Software Technologies Inc., dated August 25, 2000

10.42 Letter of Intent between Merlin and Certain Shareholders of Merlin Software Technologies Inc., dated January 14, 2000

10.43     Consulting  Agreement  between Merlin and Webb Green, dated October 5,
          2000

10.44     Stock Option Agreement between Merlin and Webb Green, dated October 4,
          2000

10.45     Agreement  between  Merlin  and  Karen  Thomas,  dated  May  3,  2000

10.46     Consulting Agreement between Merlin and Hank Barber, dated October 25,
          2000

10.47 Stock Option Agreement between Merlin and Hank Barber, dated October 25, 2000

10.48 Management Agreement between Merlin and Kevin O'Reilly, dated January 4, 2001

10.49 Stock Option Agreement between Merlin and Kevin O'Reilly, dated January 4, 2001

10.50     Management Agreement between Merlin and James Baglot, dated January 4,
          2001

10.51 Stock Option Agreement between Merlin and James Baglot, dated January 4, 2001

10.52 Consulting Agreement between Merlin and Rocket Builders, dated October 16, 2000

10.53 Consulting Agreement between Merlin and The Nostas Group, dated April 11, 2000 (incorporated by reference from Merlin's Form 10-QSB Quarterly Report, filed with the SEC on November 20, 2000)



(16)      Letter  (change  in  certifying  accountant)

16.1***** Letter  from  Barry  Friedman,  P.C., C.P.A., dated April 12, 2000

(21)     Subsidiary

21.1     Merlin  Software  Technologies  Inc.

(23)     Consent  of  Experts  and  Counsel

23.1     Consent  of  Clark,  Wilson  (contained  in  Exhibit  5)



23.2     Consent  of  BDO  Dunwoody  LLP

* Previously filed with Merlin's Registration Statement on Form 10-SB filed on August 31, 1999

** Previously filed with Merlin's Annual Report on Form 10-KSB filed on April 14, 2000

*** Previously filed with Merlin's Quarterly Report on Form 10-QSB filed on May 11, 2000

**** Previously filed with Merlin's Registration Statement on Form S-8 filed on June 5, 2000

***** Previously filed with Merlin's Current Report on Form 8-K filed on April 13, 2000.



Item  28          Undertakings.

The  undersigned  Company  hereby  undertakes  that  it  will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

     (a)     any  prospectus required by Section 10(a)(3) of the Securities Act;

     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Merlin pursuant to the foregoing provisions, or otherwise, Merlin has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Merlin of expenses incurred or paid by a director, officer or controlling person of Merlin in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Merlin will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, Province of British Columbia on February 7, 2001.

MERLIN  SOFTWARE  TECHNOLOGIES  INTERNATIONAL,  INC.
a  Nevada  corporation

/s/ Robert Heller
By: Robert  Heller,  President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Robert Heller as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                                             DATE

/s/ Robert Heller
Robert  Heller,  President  and  Director              February 7, 2001

/s/ Trevor McConnell
Trevor  McConnell,  CFO,  Treasurer  and  Director     February 7, 2001

/s/ Webb Greem
Webb  Green,  Director                                 February 7, 2001

/s/ Hank Barber
Hank  Barber,  Director                                February 7, 2001